UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Marsh & McLennan Companies, Inc.
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MarshMcLennan

2025

Notice of Annual Meeting and Proxy Statement

Marsh GuyCarpenter Mercer OliverWyman

MARSH McLENNAN IS A GLOBAL PROFESSIONAL SERVICES FIRM WITH DEEP EXPERTISE ACROSS MARSH, GUY CARPENTER, MERCER AND OLIVER WYMAN.

Our unique capabilities help clients build the confidence to thrive through the power of perspective.

Our strengths unite us across disciplines and around the world:

Being committed partners

We work with curiosity, care and integrity to understand our clients' needs and enable their success.

Applying unique expertise

We bring a distinct combination of capabilities to clarify present and future risks and opportunities.

Delivering actionable solutions

We provide practical solutions to pressing challenges that help businesses and communities thrive.

Notice of Annual Meeting of Stockholders and Proxy Statement

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Marsh McLennan at:

Date Thursday, May 15, 2025	Time Online check-in begins: 9:45 a.m. Eastern Time	Location Meeting live via the Internet - please visit:
	Meeting begins: 10:00 a.m. Eastern Time	www.virtualshareholder meeting.com/MMC2025

This year’s annual meeting will be held virtually. Stockholders will be able to listen, vote, and submit questions remotely via the Internet. Information on how to participate in the virtual annual meeting is on page 95. There are five items of business for this year’s annual meeting:

Items of Business

1.	To elect eleven (11) persons named in the accompanying proxy statement to serve as directors for a one-year term;

2.	To approve, by nonbinding vote, the compensation of our named executive officers;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

4.	To approve the Marsh & McLennan Companies, Inc. Amended and Restated 2020 Incentive and Stock Award Plan; and

5.	To conduct any other business that may properly come before the meeting.

Your Vote is Very Important

If you were a stockholder at the close of business on March 17, 2025, you are eligible to vote at this year’s annual meeting. Whether or not you plan to participate in the annual meeting, your vote is very important. We urge you to participate in the election of our directors and in deciding the other items on the agenda for the annual meeting.

You may vote on the Internet or by telephone.

•	If you accessed this proxy statement through the Internet, instructions appear in the Notice of Internet Availability of Proxy Materials.

•	If you received this proxy statement by mail, you may also vote by mail and instructions appear on the enclosed proxy card.

Connor Kuratek

Deputy General Counsel & Corporate Secretary

March 28, 2025

Important Notice Regarding the Availability of Proxy Materials for the Marsh McLennan Annual Meeting of Stockholders to Be Held on May 15, 2025: This proxy statement and the Company’s 2024 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2024, are available at proxy.mmc.com

This notice and proxy statement is first being mailed or made available on the Internet to stockholders on or about March 28, 2025.

In these materials, we refer to Marsh & McLennan Companies, Inc. as “Marsh McLennan”, the “Company”, “we”, and “our”.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	1

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

Voting Matters	Page number for more information	Board’s recommendation

Election of Directors (Item 1) To elect eleven (11) persons named in the accompanying proxy statement to serve as directors for a one-year term	19	FOR

Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation (Item 2) To approve, by nonbinding vote, the compensation of our named executive officers	27	FOR

Ratification of Independent Auditor (Item 3) To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm	69	FOR

Approval of the Marsh & McLennan Companies, Inc. Amended and Restated 2020 Incentive and Stock Award Plan (Item 4) To approve the proposed Amended and Restated 2020 Incentive and Stock Award Plan to increase the number of shares authorized for issuance thereunder	72	FOR

2	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Proxy Summary (Continued)

Highlights of Our Business

Business

We are the world’s leading professional services firm in the areas of risk, strategy and people. We help clients build the confidence to thrive through the power of perspective of our four market-leading businesses: Marsh, Guy Carpenter, Mercer and Oliver Wyman Group. With annual revenue over $24 billion, we have more than 90,000 colleagues advising clients in over 130 countries:

Marsh provides insurance solutions and data-driven risk advisory services to commercial and consumer clients.

Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and identify and capitalize on emerging opportunities.

Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, shape retirement and investment outcomes, and unlock health and well-being for a changing workforce.

Oliver Wyman Group serves as a critical strategic, economic and brand advisor to private sector and governmental clients.

Key Governance Policies and Practices

Board of Directors

✓	Our newest director, Jan Siegmund, joined the Board in July 2024.

✓

In accordance with the mandatory retirement provisions in our Governance Guidelines, the Board has determined that Oscar Fanjul, who has served on the Board since 2001, will not stand for re-election at the May 2025 annual meeting.

✓	Our Chair of the Board is an independent director.

✓	All of our directors are elected annually.

✓	Our directors’ skills and areas of expertise are presented in a matrix on page 11.

✓

Our Governance Guidelines articulate the Board’s responsibility, alongside management, for setting the “tone at the top” and overseeing management’s strategy to promote a culture of integrity throughout the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	3

Proxy Summary (Continued)

Key Director Statistics

*Key Director Statistics are as of May 15, 2025

ANNUAL REVIEW of BOARD COMPOSITION including SKILLS AND CHARACTERISTICS to be sought in candidates	In the past 6 YEARS, we have appointed 6 INDEPENDENT DIRECTORS	As of our 2025 annual meeting, we expect 36% OF OUR BOARD TO BE WOMEN and 64% TO BE MEN

4	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Proxy Summary (Continued)

Stockholder Engagement

✓ We are committed to ongoing engagement with our stockholders and the major proxy advisory firms. In each of the past five years, we offered to engage with institutional stockholders holding approximately 36% to 64% of our outstanding common stock.

✓ In 2024, we extended engagement invitations to 30 institutional shareholders representing approximately 58% of the voting power of our stock. Shareholders representing about 30% of our stock accepted. The conversations we have with those stockholders included board composition and refreshment, our sustainability commitments and executive compensation.

✓ We also discussed the stockholder proposal for the right of stockholders to act by written consent that was included in the proxy statement for the 2024 annual meeting, which did not receive majority support. Most of the stockholders we spoke with agreed that implementation of the proposal is unnecessary in light of our existing stockholder rights, including the right for stockholders to call special meetings and stockholder proxy access.

✓ Feedback received during the engagement process was shared directly with senior executives, the Board and its committees, including the Directors and Governance Committee. We will continue to evaluate our governance structure and practices as part of our ongoing efforts to ensure alignment with stockholder interests.

Stockholder Rights

✓ Our bylaws provide for proxy access.

✓ Our bylaws allow holders of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting.

✓ Directors must receive a majority of the votes cast to be elected in uncontested elections.

✓ We do not have a stockholder rights plan, or poison pill, in place.

Compensation and Equity

✓ We have stock ownership guidelines for directors and senior executives.

✓ We prohibit hedging transactions by directors and colleagues, including senior executives.

✓ Directors and senior executives are prohibited from pledging Company securities as collateral for a loan or otherwise.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	5

Proxy Summary (Continued)

Key Executive Compensation Policies and Practices

Stockholder Aligned Executive Compensation Program

• Our senior executives have a high percentage of variable (“at risk”) pay.

• Long-term incentive compensation for our senior executives is delivered in stock options and performance stock unit (“PSU”) awards, the value of which depends on stock price appreciation or achievement of specific Company financial objectives and the Company’s relative total stockholder return (“TSR”) versus S&P 500 constituents.

• We generally mitigate the potential dilutive effect of equity-based awards through our share repurchase program.

• The Compensation Committee has engaged an independent compensation consultant.

Compensation Recovery Policies

• We maintain a compensation clawback policy for senior executives that provides for the recoupment of erroneously awarded compensation in the event of a financial restatement in accordance with Securities and Exchange Commission rules and New York Stock Exchange listing standards, which was filed as exhibit 97.1 to our annual report on Form 10-K for the year ended December 31, 2024. The Compensation Committee adopted an additional clawback policy for senior executives that provides recoupment of certain incentive compensation in the event a senior executive engages in specified detrimental conduct. The Compensation Committee has the discretion to determine the manner and amount of incentive compensation to be clawed back pursuant to the policy.

Insider Trading Policies

• We have adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of securities of the Company by our directors, executive officers and colleagues, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the NYSE Corporate Governance Standards.

• Our Trading Securities Policy as well as a copy of our Transactions in Marsh McLennan Securities by Directors and Executive Officers Policy are described under Item 10 and are filed as Exhibits 19.1 and 19.2, respectively, to our annual report on Form 10-K for the year ended December 31, 2024.

Severance and Change in Control

• Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and annual bonus, with a pro-rata bonus for the year of termination. Further, we are required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99x the executive’s base salary and three-year average annual bonus award.

• We provide “double-trigger” vesting of equity-based awards and payment of severance benefits following a change in control of the Company.

• We do not provide golden parachute excise tax gross-ups in connection with a change in control of the Company.

Say on Pay

• We hold an annual nonbinding advisory vote on named executive officer compensation.

• Stockholder support for our executive compensation program has generally been very strong. Our approval rate was 93% in 2024.

6	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Proxy Summary (Continued)

Highlights of Our 2024 Performance and Compensation

Financial Objectives

• In 2024, Marsh McLennan delivered another year of strong results, executing against our strategic objectives, achieving strong performance in a competitive market.

• Our GAAP EPS increased 9%. We delivered 10% growth in adjusted EPS.*

• We continued our best period of revenue growth in more than two decades, generating $24.5 billion of revenue, an increase of 8% on a GAAP basis compared with 2023. We achieved 7% growth in underlying revenue.

• Our GAAP operating income increased by 10%. We grew our adjusted operating income* by 11% and expanded adjusted margins for our 17th consecutive year.*

*  Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

Capital Management

• In 2024, we deployed approximately $11.8 billion of capital across dividends, acquisitions and share repurchases, including our $7.5 billion acquisition of McGriff Insurance Services.

• We raised our quarterly dividend by 15%, paying total dividends of $1.5 billion in 2024 ($3.05 per share). This marks our 15th consecutive year of dividend growth.

• We completed approximately $900 million of share repurchases.

Positioning Our Business for the Future

• We continued to execute on our strategy, working collaboratively to realize opportunities at the intersections of our businesses.

• We had our largest year of acquisitions in our history. Our acquisition of McGriff Insurance Services enhances MMA’s capabilities across insurance broking and risk management services in the commercial property and casualty, employee benefits, management liability and personal lines.

• We successfully completed our restructuring program, achieving the goals we set two years ago: accelerating client impact, reinvesting in our capabilities, boosting efficiency and increasing collaboration across the firm, resulting in estimated savings expected to be over $500 million, with over $450 million realized through December 31, 2024. The remaining savings are expected to be realized in 2025.

• We effectuated a seamless leadership transition in the role of President and Chief Executive Officer of Mercer.

Stock Performance

• Our 2024 total stockholder return (“TSR”) of 13.7% outperformed the S&P 500 Equal Weight Index (13.0%). Our TSR lagged the S&P 500 index TSR (25.0%) as a result of the extremely strong stock performance of certain large-capitalization technology companies.

• Our five-year annualized TSR of 15.5% outperformed both the S&P 500 Equal Weight Index (10.7%) and the S&P 500 index TSR (14.5%).

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	7

Proxy Summary (Continued)

Executive Compensation

• In February 2025, the Compensation Committee assessed management’s performance against our 2024 objectives. The Compensation Committee determined bonuses that were above target for all of our named executive officers commensurate with strong performance with respect to our financial and strategic objectives.

• We achieved three-year annualized adjusted EPS growth of 14.6%* for our 2022 PSUs. This was above our 8% target and 12% maximum for the awards, resulting in the maximum payout at 200% of target. In addition, our three-year TSR was at the 65th percentile versus S&P 500 constituents*, which resulted in a 1.15x relative TSR modifier; however, the modifier had no impact on the actual payout of awards since they were capped at the maximum 200% of target based on our adjusted EPS growth.

*  Please see “Definitions of Financial Performance Measures” on page 48 for information about the calculation of adjusted EPS growth and TSR for our PSU awards.

Senior Executive Changes

• Effective April 1, 2024, Patrick Tomlinson was appointed President and Chief Executive Officer of Mercer succeeding Martine Ferland upon her retirement on March 31, 2024. Mr. Tomlinson previously served as President of Mercer, as well as Chief Executive Officer of Marsh McLennan US and Canada, which responsibilities he has retained.

• On January 15, 2025, Paul Beswick’s role was expanded to Chief Information and Operations Officer of Marsh McLennan. Mr. Beswick has served as Chief Information Officer of Marsh McLennan since 2021.

8	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Proxy Summary (Continued)

Highlights of the Proposed Amended and Restated 2020 Incentive and Stock Award Plan

Approval of the Amended and Restated 2020 Plan

• Stockholders are being asked to approve the amended and restated 2020 plan to increase the number of shares reserved for issuance under the 2020 plan.

• Grants to non-employee directors will continue to be made under the directors’ stock compensation plan.

Shares Requested

• 9 million additional shares are requested for the proposed Amended and Restated 2020 Plan.

• The shares are estimated to allow for equity grants until the Amended and Restated 2020 Plan’s Expiration Date.

• Based on our outstanding equity awards and common shares outstanding as of the record date, our estimated total overhang would be 4.65% following approval of the Amended and Restated 2020 Plan.

Stockholder-Friendly Provisions

• The proposed Amended and Restated 2020 Plan includes the same stockholder-friendly provisions as our 2020 Plan, including:

• No liberal share counting, meaning no “recycling” of shares that are (1) withheld to satisfy tax withholding obligations or to pay exercise prices, (2) repurchased by the Company using option exercise proceeds or (3) not issued upon the “net settlement” of an award.

• No “Evergreen” provision, meaning there is a maximum number of shares authorized for issuance and there is not an annual or automatic increase in the number of shares authorized for awards.

• Restrictions on stock option/sar terms, meaning no awards of stock options and SARs with exercise/base prices below the grant date fair market value (except for substitute awards), or which remain exercisable more than ten years after the grant date.

• No dividends on unvested awards, meaning no dividends or dividend equivalents will be paid until awards are vested and earned.

• No “Liberal Change in Control” definition, meaning that corporate transactions are required to be consummated, rather than merely announced or approved by stockholders.

• One-year minimum vesting period, which applies to a minimum of 95% of awards.

• No repricing of options or SARs is permitted without stockholder approval.

• No “Reload” of awards, meaning awards that provide for the automatic substitution of a new award of the same kind and amount upon the exercise of the previously granted award are prohibited.

• Awards are subject to clawback and other company policies.

See “Item 4—Approval of the Amended and Restated 2020 Incentive and Stock Award Plan” on page 72 for additional stockholder-friendly provisions.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	9

Proxy Summary (Continued)

Our Business and Strategy Tie to Our Executive Compensation Program

As a professional services firm, our business relies on the expertise and capabilities of our colleagues to lead in ways that meet our clients’ needs and, in turn, promote the long-term interests of our stockholders. We have designed our executive compensation program to achieve our business objectives and attract, motivate and retain highly talented individuals.

We continued to evaluate performance in our executive compensation program against the following long-term financial and strategic objectives:

•	Deliver on financial objectives.

•	Generate top line growth through innovation and organic investments.

•	Focus on strategic priorities, including mergers and acquisitions, technology and innovation.

•	Execute a balanced capital management strategy.

•	Make Marsh McLennan a great place to work.

•	Promote a culture of integrity.

The financial performance measures used in our executive compensation program, which include Company and business net operating income, EPS growth and relative TSR, are defined in “Definitions of Financial Performance Measures” on page 48.

The strength of our financial performance and strategic accomplishments over the past five years is reflected in our TSR. The following graph compares the annual cumulative stockholder return for the five-year period ended December 31, 2024 of Marsh McLennan common stock with the S&P 500 Stock Index and the S&P 500 Financials Index, assuming an investment of $100 on December 31, 2019.

Comparison of Cumulative Total Stockholder Return

($100 invested 12/31/19 with dividends reinvested)

10	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Corporate Governance
We describe key features of the Company’s corporate governance environment below and in the next section of this proxy statement, captioned “Board of Directors and Committees.” Our key corporate governance materials are available online at
marshmclennan.com/about/corporate-governance.html
.
Overview
Our Board of Directors currently has twelve (12), including H. Edward Hanway, our Independent Chair, and John Q. Doyle, our President and Chief Executive Officer. In accordance with the mandatory retirement provisions in our Governance Guidelines, the Board has determined that Oscar Fanjul will not stand for re-election
at the May 2025 annual meeting. Mr. Doyle is the only member of management who serves as a director. As described in more detail under “Board of Directors and Committees,” our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, a Business Responsibility Committee and an Executive Committee.
Corporate Governance Practices
The Company is committed to best practices in corporate governance. Highlights of our corporate governance practices are described below.
Board Structure

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chair. The Company maintains separate roles of chief executive officer and Board chair as a matter of policy. An independent director acts as Board chair.
Election of Directors

•	Annual Election of Directors. The Company’s charter provides for the annual election of directors.

•
Majority Voting in Director Elections.
The Company’s bylaws provide that, in uncontested elections, director candidates must be elected by a majority of the votes cast. Each director candidate has previously tendered an irrevocable resignation that will be effective upon his or her failure to receive the requisite votes and the Board’s acceptance of such resignation.

Proxy Access

•
Proxy Access.
The Company’s bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws.

Right of Stockholders to Call Special Meetings

•	Stockholder Right to Call Special Meetings. The Company’s bylaws allow holders of record of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting.
Stockholder Rights Plan

•	No Poison Pill. The Company does not have a stockholder rights plan in place.
Compensation Practices

•
Compensation Structure for Independent Directors.
The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair
committee membership.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	1

Corporate Governance
(Continued)

•
Cap on Executive Severance Payments.
The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99x the executive’s base salary and three-year average annual bonus award. Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and bonus, as described in “Severance Arrangements” on page
50.

•
“Double-Trigger” Condition for Vesting of Equity-Based Awards following a Change in Control.
Our equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated.

•
“Clawback” Policies
. We maintain a compensation clawback policy for senior executives that provides for the mandatory recoupment of erroneously awarded compensation in the event of a financial restatement in accordance with Securities and Exchange Commission rules and New York Stock Exchange listing standards, which is filed as Exhibit 97.1 to our annual report on
10-K
for the year ended December 31, 2024. The Compensation Committee adopted an additional clawback policy for senior executives which provides for the recoupment of certain incentive compensation in the event of detrimental conduct by such senior executive. The Committee has the discretion to determine the manner and amount of incentive compensation to be clawed back pursuant to the policy.

Equity Ownership, Holding Requirements and Insider Trading

•
Senior Executive Equity Ownership and Holding Requirements.
The Company requires senior executives to hold shares or stock units of our common stock (excluding performance stock units) with a value equal to a multiple of base salary. The multiple for our Chief Executive Officer is six, and the multiple for our other senior executives is three. Senior executives are required to hold shares of the Company’s common stock acquired in connection with equity-based awards until they reach their ownership multiple and may not sell any shares of the Company’s common stock unless they maintain their ownership multiple. Stock options (whether vested or unvested) are not counted in the ownership calculation. Additionally, outstanding performance stock units, which have a variable payout based on performance, are excluded from the calculation of ownership needed to satisfy the guidelines.

•
Director Equity Ownership and Holding Requirements.
Directors are required to acquire over time, and thereafter hold (directly or indirectly), shares or stock units of our common stock with a value equal to at least 5x the Board’s basic annual retainer. Directors may not sell shares of the Company’s common stock until this ownership threshold is attained.

•
Insider Trading Policies.
We have adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of securities of the Company by our directors, executive officers and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the NYSE Corporate Governance Standards. Our Trading Securities Policy as well as a copy of our Transactions in Marsh McLennan Securities by Directors and Executive Officers Policy are described under Item 10 and are filed as Exhibits 19.1 and 19.2, respectively, to our annual report on
10-K
for the year ended December 31, 2024.

Guidelines for Corporate Governance
The Company and the Board of Directors formally express many of our governance policies through our Guidelines for Corporate Governance (our “Governance Guidelines”). The Governance Guidelines are posted on our website at
marshmclennan.com/about/corporate-governance.html.
The Governance Guidelines summarize certain policies and practices designed to assist the Board in fulfilling its fiduciary obligations to the Company’s stockholders, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

•	The Board’s responsibility, alongside management, for setting the “tone at the top” and overseeing management’s strategy to promote a culture of integrity throughout the Company. (Section A)

2	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Corporate Governance (Continued)

•	Specific Board functions (Section B), such as:

Corporate Focus

•	reviewing, monitoring and, where appropriate, approving the Company’s strategic and operating plans, fundamental financial objectives and major corporate actions;

•	assessing major risks facing the Company and reviewing enterprise risk management (“ERM”) programs and processes;

•	overseeing the integrity of the Company’s financial statements and financial reporting processes;

•	reviewing processes to maintain the Company’s compliance with legal and ethical standards; and

•	reviewing and monitoring the effectiveness of the Company’s corporate governance practices.

Management Focus

•	selecting the CEO and planning for succession;

•	regularly evaluating the performance of, and determining the compensation paid to, the CEO; and

•	providing oversight and guidance regarding the selection, evaluation, development, succession and compensation of other senior executives.

•	Succession planning and management development. (Section C)

•	Director qualification standards and director independence. (Sections D.2 and D.3)

•	Board service limits of four public company boards for independent directors, and two public company boards for directors who also serve as a named executive officer of a public company. (Section D.5)

•	Majority voting in director elections. (Section E.3)

•	Resignation and retirement requirements for independent directors. (Section E.5)

•	Separation of chairman and CEO roles. (Section F.2)

•	Executive sessions of independent directors at every in-person meeting of the Board. (Section H.3)

•	Annual Board review of the Company’s long-term strategic plan and the strategic plans of the Company’s businesses. (H.4)

•	Board access to management and professional advisors. (Section I)

•	Director stock ownership requirements. (Section K.2)

•	Prohibition on directors’ hedging and pledging Company securities. (Section K.3)

•	Annual Board and committee evaluations. (Section L)

•	Policy on interested stockholder transactions. (Section O)

Stockholder Engagement

We have a longstanding commitment to stockholder engagement. In each of the past five years, we offered to engage with institutional stockholders holding approximately 36% to 64% of our outstanding common stock. In 2024, we extended engagement invitations to 30 institutional shareholders representing approximately 58% of the voting power of our stock, and shareholders representing about 30% of our stock accepted. The conversations we had with stockholders included board composition and refreshment, our sustainability commitments and executive compensation.

We also discussed the stockholder proposal for the right of stockholders to act by written consent that was included in the proxy statement for the 2024 annual meeting, which did not receive majority support. Most of the stockholders we spoke with agreed that implementation of the proposal is unnecessary in light of our existing stockholder rights, including the right for stockholders to call special meetings and stockholder proxy access.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	3

Corporate Governance (Continued)

Feedback received during the engagement process was shared with senior executives, the Board and its committees, including the Directors and Governance Committee. We are committed to ongoing engagement with our stockholders and the major proxy advisory firms, and we intend to continue these outreach efforts.

Risk Oversight

It is the responsibility of the Company’s senior management to assess and manage our exposure to risk and to bring to the Board’s attention the most material risks facing the Company. Our annual enterprise risk management review process consists of a bottom-up review of all risks facing Marsh McLennan, with business risk committees ultimately escalating risks to the Marsh McLennan Risk Committee and a top-down review of all risks facing the company through Board and Executive Committee risk assessments. The Board oversees risk management directly and through its committees. The Board believes its approach to risk oversight allows it to appropriately allocate oversight responsibilities among and between the full Board and its committees.

Annually, the Board reviews management’s assessment of the Company’s key enterprise risks. Senior management then briefs the Board on its strategy with respect to each risk and provides a mid-year status update and a report at year-end. The Board receives updates from management on specific risks throughout the year, including geopolitical and macroeconomic, cybersecurity, regulatory and human capital management.

The Audit Committee regularly reviews the Company’s policies and practices with respect to risk assessment and risk management, including cybersecurity risk. The Directors and Governance Committee considers risks related to CEO succession planning, the Compensation Committee considers risks relating to the design of executive compensation programs and arrangements and the Business Responsibility Committee considers risks related to business responsibility initiatives, including the evolving regulatory environment for sustainability matters. See the discussion under “Committees” on page 13 for additional information about the Board’s committees.

Business Responsibility Oversight and Activities

The Company has a Management Business Responsibility Committee that supports the Marsh McLennan Board and senior executives in identifying, aligning and prioritizing new and existing business responsibility objectives across Marsh McLennan. Our 2024 Business Responsibility Report is available on our website at marshmclennan.com/about/business-responsibility.html and discloses against aspects of the Task Force on Climate-related Financial Disclosures (TCFD), Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) standards. Our Business Responsibility Report and our website are not deemed part of this proxy statement and are not incorporated by reference.

The Board oversees the Company’s business responsibility initiatives and strategies primarily through its committees.

Business Responsibility Committee. The Business Responsibility Committee oversees the Company’s (1) approach to environmental stewardship and sustainability, (2) strategies to foster a vibrant and inclusive culture and (3) responsible business practices, including government relations and public affairs initiatives. It is comprised of members who have been selected based upon their tenure, skills and expertise. The Business Responsibility Committee receives reports at least annually on environmental stewardship and sustainability matters from the Chair of the Company’s Management Business Responsibility Committee and the Senior Director of Sustainability, on topics impacting our company culture from the Company’s Chief People Officer, and on governmental relations and public affairs initiatives from the Chief Public Affairs Officer. The Business Responsibility Committee coordinates with the Directors and Governance Committee and the Compensation Committee on areas of oversight covered by both committees.

Compensation Committee. The Compensation Committee has responsibility to review certain key human resource strategic activities, including those relating to talent management, succession planning, training and recruitment. The Compensation Committee receives annual reports on relevant topics from the Company’s Chief People Officer.

Directors and Governance Committee. The Directors and Governance Committee takes a leadership role in shaping the Company’s corporate governance principles and practices. It receives regular updates on governance practices and developments from the Company’s General Counsel.

4	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Corporate Governance (Continued)

Audit Committee. The Audit Committee has responsibility for the Company’s policies, systems and controls designed to promote ethical behavior and compliance with applicable legal and regulatory requirements. It receives regular updates from the Company’s Chief Compliance Officer, Head of Internal Audit and Global Controller.

Following each committee meeting, the respective committee chair reports on the meeting to the full Board. See the discussion under “Committees” on page 13 for additional information about the Board’s committees.

Management Business Responsibility Committee. An internal committee with members drawn from across the Company’s senior management helps coordinate the Company’s business responsibility. Members are drawn from senior management across our four global businesses and corporate departments, with our Deputy General Counsel, Chief Compliance Officer and Corporate Secretary serving as Chair.

Codes of Conduct

Our reputation is fundamental to our business. The Company’s directors, senior executives and colleagues are expected to act ethically at all times. The Company’s codes of conduct and ethics are posted on the Company’s website at marshmclennan.com and copies are available to any stockholder upon request.

The Greater Good

Our Code of Conduct, The Greater Good, is the cornerstone of our culture of integrity. Available in 13 languages, it underpins our values, ethical commitments and standards of business integrity and professionalism. It provides guidance on many topics including anti-corruption, data handling, conflicts of interest, trade sanctions and anti-money laundering and is aligned around three key pillars: (1) Win With Integrity, (2) You Are Never Alone, and (3) Speak Up.

The Greater Good applies to all of our directors, officers and other colleagues and requires the Company’s agents, subcontractors and suppliers to comply with relevant aspects of our compliance policies. Each year, the Company’s directors and senior executives certify their commitment to The Greater Good.

The Greater Good supports colleagues in making decisions in situations where it may not be clear — or easy. Our colleagues are provided with comprehensive training and communication of The Greater Good, including through our digital integrity hub. We have also deployed a one-click desktop shortcut on every company computer and mobile device to allow colleagues to seamlessly engage with our Code of Conduct.

Code of Ethics for the CEO and Senior Financial Officers

The Company has also adopted an additional Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. We will disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website at marshmclennan.com within four business days.

CEO Succession Planning and Succession Planning for Senior Executives

The Board believes that planning for CEO succession is one of its most important responsibilities. CEO succession planning is regularly discussed at Board meetings and in executive sessions. In addition, every year our CEO and Chief People Officer review with the Board potential internal candidates, including their qualifications, experience and development. At least annually, independent directors meet with the CEO to discuss potential successor candidates and their qualifications, experience and preparedness. The Board, taking into account the recommendations of the Directors and Governance Committee, approves and maintains a succession plan for the CEO. A confidential procedure is also maintained for the timely and efficient transfer of the CEO’s responsibilities in the event of an emergency or his sudden incapacitation or departure.

The Board also believes that planning for succession below the CEO level is a key responsibility. The CEO periodically reviews with the independent directors the performance of senior executives and their qualifications, experience and development. The Compensation Committee has responsibility for reviewing the Company’s executive talent review process for senior executives. Every year, our Chief People Officer and CEO review with the Compensation Committee and full Board succession plans for direct reports to the CEO and other key executive positions.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	5

Corporate Governance (Continued)

Directors engage with senior executives and others at Board, committee and preparatory meetings. Directors also interact with senior executives and others in less formal settings to allow directors to personally assess potential candidates for CEO and senior executive roles.

Director Recruitment, Nomination and Succession Planning

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at the Company’s annual meeting of stockholders.

Director Recruitment

The Board has delegated to the Directors and Governance Committee the authority to identify, consider and recommend to the Board potential new director candidates. An overview of the Board’s director recruitment process is provided below.

Overview of Director Recruitment Process

Evaluate Board Composition

• The Directors and Governance Committee reviews Board composition at least annually

• The Committee reviews with the Board periodically the skills and characteristics to be sought in director candidates

Identify Pool of Candidates	• Candidates may be recommended by search firms engaged by the Committee, other directors and stockholders

Assess Potential Candidates

• Potential candidates are evaluated against the “Director Qualifications” on page 10 and the skills and experiences shown in the “Director Skills and Experience” matrix on page 11, as well as for independence and potential conflicts

• Members of the Directors and Governance Committee and other directors meet with potential candidates

Recommend Candidates for Approval	• The Directors and Governance Committee recommends candidates to the Board for approval • Stockholders vote on director nominees at the annual meeting of stockholders

Director Nomination Planning

As part of the process for nominating director candidates, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our business and represent stockholder interests. In deciding whether to nominate an incumbent director for re-election, the Board considers many factors, including the criteria described under “Director Qualifications” on page 10, as well as his or her length of service and performance on the Board.

Director Succession Planning

The Board is committed to effective succession planning. The Directors and Governance Committee has responsibility to review the composition and structure of the Board as a whole, taking into account such factors as the Board’s current mix and diversity of skills, backgrounds and experiences, and to make recommendations to the Board as appropriate. In its review of Board composition, the Directors and Governance Committee considers succession planning in light of factors such as skills needed and upcoming retirements and other potential departures.

6	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Corporate Governance (Continued)

Changes in Directors Since the Last Annual Meeting of Stockholders

Jan Siegmund joined the Board in July 2024. He was identified and recommended to the Directors and Governance Committee by a search firm retained by the Committee. In addition to identifying and providing information on a number of potential director candidates during the process, the search firm reviewed and provided information about Mr. Siegmund for review by the Committee and the Board.

Additionally, in accordance with the mandatory retirement provisions in our Governance Guidelines, the Board has determined that Oscar Fanjul will not stand for re-election at the May 2025 annual meeting.

Director Orientation and Continuing Education

New directors participate in an orientation program throughout their first year on the Board to familiarize them with the Company’s business, strategy, finances, policies, corporate governance practices and culture. The orientation program includes one-on-one meetings with the Company’s senior executives and comprehensive background materials including our code of conduct, The Greater Good. Directors certify their commitment to The Greater Good when they join the Board and every year thereafter. Orientation sessions with key advisors are provided for incoming Audit and Compensation Committee members. Orientation sessions are also tailored upon request to meet directors’ needs and interests.

Directors are also encouraged to participate in continuing education programs. Continuing education programs may be part of regular Board or committee meetings or third-party presentations. Additionally, the Company provides directors with access to third-party resources that provide updates on issues and programs relevant to public companies and their directors.

Director Independence

The Board has determined that all directors other than Mr. Doyle are independent under the New York Stock Exchange (“NYSE”) listed company rules and the standards set forth in the Governance Guidelines. Therefore, the Board has satisfied the objective, set forth in the Governance Guidelines, that a substantial majority of the Company’s directors be independent of management.

For a director to be considered independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The Board has established standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. The Company’s director independence standards are set forth as Annex A to our Governance Guidelines.

All members of the Audit, Compensation and Directors and Governance Committees must be independent directors under the NYSE listed company rules and the standards set forth in the Company’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (“SEC”) and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than compensation received in their capacity as members of the Board or any committee of the Board. The Board evaluated each member of the Audit Committee and determined that they meet the separate SEC and NYSE independence requirement. The Board also evaluated each member of the Compensation Committee under the additional NYSE compensation committee member independence standards and determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).

Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, the director must immediately notify the Independent Chair and the chair of the Directors and Governance Committee.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	7

Corporate Governance (Continued)

Review of Related Person Transactions

The Company maintains a written Policy Regarding Related Person Transactions, which sets forth standards and procedures for the review and approval of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary.

In determining whether to approve a related person transaction, the Directors and Governance Committee will review the facts and circumstances including: the commercial reasonableness of the transaction; the benefits of the transaction to the Company; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction and the potential impact of the transaction on the independence of any of the Company’s directors. The Directors and Governance Committee will approve a related person transaction only if the Committee determines that the related person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

If the Directors and Governance Committee determines not to approve a related person transaction, the transaction will not be entered into or continued. No member of the Directors and Governance Committee will participate in any review or determination if the Committee member or any of his or her immediate family members is the related person.

See the discussion under “Transactions with Management and Others” on page 93.

Stockholder Recommendations and Nominations for Director Candidates

Stockholders may recommend or nominate director candidates in writing to the Company’s Corporate Secretary. All stockholder recommendations for director candidates are considered, and they are evaluated in the same manner as other director candidates. Recommendations and notices of nomination should be delivered to the Company’s Corporate Secretary at our principal executive offices: Marsh McLennan, Attn: Directors and Governance Committee, c/o Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774.

Stockholder nominations for director elections must meet the requirements described in Article III of our bylaws. The notice of nomination also must meet bylaw requirements, including as the procedures and information required. See the discussion under “Submission of Stockholder Proposals and Other Items of Business for 2026 Annual Meeting” on page 98.

Director Election Voting Standard

The Company’s bylaws provide that, in an uncontested election of directors, such as this one, where the number of nominees does not exceed the number of directors to be elected, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board.

In connection with the Company’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

•

The Board shall nominate for election only director candidates who agree to tender to the Board an irrevocable resignation that will be effective upon (i) a director’s failure to receive the required number of votes for re-election at the next meeting of stockholders at which he or she faces re-election and (ii) the Board’s acceptance of such resignation.

•

Following a meeting of stockholders at which an incumbent director who was a nominee for re-election does not receive the required number of votes for election, the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board, taking into account the recommendation of the Directors and Governance Committee and any other factors and information it deems relevant, shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

•	If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resulting vacant Board seat or reduce the size of the Board.

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Corporate Governance (Continued)

•

If the Board rejects a director’s resignation, such director will, in accordance with Delaware law, continue in office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Communicating with Directors

Holders of the Company’s common stock and other interested parties may send communications to the Board of Directors, the Independent Chair, any of the directors or the independent directors as a group by mail (addressed to Corporate Secretary, at the address shown below), online at ethicscomplianceline.com or by telephone (local dialing instructions can be found at ethicscomplianceline.com). Items unrelated to the directors’ duties and responsibilities as Board members may be excluded by the Corporate Secretary, including solicitations and advertisements, product-related communications, surveys and job referral materials such as resumes.

Communicating Concerns Regarding Accounting Matters

The Audit Committee of the Board of Directors has established procedures to enable anyone who has a concern about the Company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing, by telephone or online as follows:

By mail to:

Marsh McLennan

Audit Committee of the Board of Directors

c/o Corporate Secretary

1166 Avenue of the Americas, Legal Department

New York, New York 10036-2774

By telephone or online:

Go to this website for dialing instructions or to raise a concern online:

ethicscomplianceline.com

Further details of the Company’s procedures for handling complaints and concerns of colleagues and other interested parties regarding accounting matters are posted on our website at marshmclennan.com/about/corporate-governance.html.

Company policy prohibits retaliation against anyone who raises a concern in good faith.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	9

Board of Directors and Committees

Board Composition, Leadership and Size

At the 2025 annual meeting, stockholders will vote on the election of eleven (11) directors. H. Edward Hanway currently serves as the Board’s Independent Chair. In accordance with the mandatory retirement provisions in our Governance Guidelines, the Board has determined that Oscar Fanjul will not stand for re-election at the May 2025 annual meeting.

The only member of management who serves on the Board is John Q. Doyle, the Company’s President and Chief Executive Officer. The position of Chair of the Board has been held by an independent director since 2005. The Board believes that this currently is the best leadership structure for the Company.

Key Director Statistics

*Key Director Statistics are as of May 15, 2025

Director Qualifications

As provided in our Governance Guidelines, all directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability and must be committed to representing all of the Company’s stockholders rather than any particular interest group. In addition to these characteristics, our Governance Guidelines provide that each director candidate be evaluated by the Board against the following criteria: (1) the candidate’s personal and professional reputation and background; (2) the candidate’s knowledge and experience with the company’s businesses and industries; (3) the candidate’s experience with businesses or other organizations comparable to the Company in terms of size or complexity; (4) the interplay of the candidate’s skills and experience with those of the incumbent directors; (5) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (6) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (7) relevant legal and regulatory requirements and evolving best practices in corporate governance; (8) the personal and professional experiences of each candidate and (9) any other criteria the Board deems appropriate.

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Board of Directors and Committees (Continued)

Director Skills and Experience

As a global professional services firm offering clients advice and solutions in risk, strategy and people, the eight areas of expertise described in the chart below support our business and strategy. While each director possesses other relevant skills and experience, the chart below identifies the eight principal skills that the Directors and Governance Committee considered for each director when evaluating that director’s experience and qualifications to serve as a director. Additional information about each director’s background, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company is provided under the heading “Item 1 — Election of Directors” beginning on page 19.

SKILLS AND EXPERIENCE

Leadership: Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer or other senior leadership role.	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Financial:

Background and experience in finance, accounting, banking, capital markets, financial reporting or economics, including from experience overseeing the preparation of audited financial statements.

	🌑	🌑	🌑	🌑	🌑			🌑	🌑	🌑	🌑

Industry: Experience in the Company’s businesses and industries, including insurance, insurance and reinsurance brokerage, consulting, investment or asset management and healthcare.	🌑	🌑	🌑					🌑

International: International background or experience with multinational or global firms, including in growth markets.		🌑	🌑	🌑		🌑	🌑	🌑	🌑	🌑

Technology and Cybersecurity: Experience in technology, innovation, data analytics or cybersecurity risks and solutions, particularly as a senior executive.					🌑	🌑	🌑	🌑

Business Responsibility: Experience with business responsibility matters, including climate risks, inclusion efforts and governance practices for large companies or institutions.	🌑			🌑	🌑	🌑			🌑		🌑

Government Relations & Regulatory:

Experience with government relations, political affairs, regulatory matters or regulated industries, particularly insurance, insurance and reinsurance brokerage and investment or asset management.

			🌑			🌑	🌑			🌑	🌑

Risk Management: Experience in risk management, risk mitigation or strategic planning.	🌑	🌑		🌑	🌑		🌑		🌑	🌑	🌑

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	11

Board of Directors and Committees (Continued)

Board Refreshment

The Board is committed to effective succession planning and refreshment. Six independent directors have joined in the last six years, enhancing the Board’s breadth and depth of experience. The average tenure of our directors standing for election is nine years. In deciding whether to nominate an incumbent director for re-election, the Board considers many factors, including tenure and an assessment of independence. The Board believes that term limits may arbitrarily deprive the Board of the contributions of directors who have valuable insight, developed over time, into the Company and its industries. The Board believes that a mix of director tenures provides fresh viewpoints, institutional knowledge and historical perspective.

Retirement

Our Governance Guidelines require our independent directors not to stand for re-election at the annual meeting of stockholders following their 75th birthday. Any director who is an employee of the Company will resign from the Board when his or her employment ends.

Attendance

The Board held eleven meetings during 2024. The average attendance by directors at meetings of the Board and its committees held during 2024 was approximately 96%. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board’s policy is to have all directors attend the annual meetings of stockholders. All directors attended the 2024 annual meeting of stockholders.

Executive Sessions

Our independent directors meet in executive session without management at regularly scheduled multi-day Board meetings. In 2024 they held six executive sessions, which were presided over by the Independent Chair. In addition, the members of the Audit, Compensation and Directors and Governance Committees meet in executive session without management at regularly scheduled committee meetings.

Board and Committee Evaluations

Our Governance Guidelines provide that the Directors and Governance Committee oversees an annual evaluation of the Board’s performance and effectiveness. In addition, the charters for the Audit, Compensation, Directors and Governance, Finance and Business Responsibility Committees provide that each committee evaluates its own performance annually.

Board Evaluations

The annual evaluation of the Board focuses on its contribution to the Company over the preceding year, including areas in which the Board or management believes the Board could enhance its future contributions. More generally, directors are encouraged to make suggestions at any time for improving the Board’s practices.

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Board of Directors and Committees (Continued)

An overview of the Board self-evaluation process is provided below.

Overview of Board Self-evaluation Process

Determine Form and Content of Self-Evaluation	• The Directors and Governance Committee determines the form and content of the evaluation each year, taking into account director and stockholder feedback and best practices.

Individual Director Interviews	• The Directors and Governance Committee conducts individual director interviews every other year as part of the evaluation process.

Discuss in Executive Session	• The self-evaluation takes place in executive session using a compilation of unattributed responses, which is provided to directors in advance of the meeting.

Respond to Feedback	• Based on director feedback, changes are considered and, as appropriate, implemented.

For the evaluation of 2024, the Directors and Governance Committee considered the form of the evaluation and determined to use a questionnaire soliciting qualitative commentary and quantitative ratings from each director and to conduct individual director interviews every other year as part of the self-evaluation process.

The questionnaire begins with open-ended discussion questions and also solicits the directors’ views on topics such as:

• the Board’s key priorities • the Board’s knowledge base • fulfillment of the Board’s and committees’ responsibilities	• the Board’s interaction with management • the Board’s structure, composition and committees • Board meetings and related processes

Committee Evaluations

The Audit, Compensation, Directors and Governance, Finance and Business Responsibility Committees evaluate their own performance annually pursuant to their respective charters. Material is provided in advance to assist the committee with assessing its performance of its responsibilities under its charter and our Governance Guidelines. These materials include questions for discussion, summaries of the committee’s activities and responsibilities and feedback from the Board self-evaluation regarding the committee. Committee self-evaluations are conducted in executive session.

Committees

Our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, a Business Responsibility Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair reports the highlights of the meeting to the full Board.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	13

Board of Directors and Committees (Continued)

Membership on each of the Audit, Compensation and Directors and Governance Committees is limited to independent directors as required by the Company, the listing standards of the NYSE and the SEC’s independence rules. The Business Responsibility and Finance Committees must consist of a majority of independent directors as required by the Company. Each of these committees is governed by a charter, which is available on our website at marshmclennan.com/about/corporate-governance.html.

The table below shows current committee assignments and the number of times each committee met in 2024:

Director	Audit	Compensation	Directors and Governance	Finance	Business Responsibility	Executive

Anthony K. Anderson	X(chair)				X

John Q. Doyle				X		X

Oscar Fanjul (1)		X		X

H. Edward Hanway		X	X	X	X	X(chair)

Judith Hartmann	X			X	X

Deborah C. Hopkins			X	X(chair)		X

Tamara Ingram		X			X

Jane H. Lute	X				X

Steven A. Mills		X(chair)	X			X

Morton O. Schapiro		X	X(chair)			X

Jan Siegmund	X

Lloyd M. Yates				X	X(chair)

2024 Meetings	11	6	6	5	5	0

(1)	In accordance with the mandatory retirement provisions in our Governance Guidelines the Board has determined that Mr. Fanjul will not standing for re-election at the May 2025 annual meeting.

Audit Committee

The Audit Committee is charged, among other things, with assisting the Board in fulfilling its oversight responsibilities with respect to:

•

our financial reporting processes and practices, and the integrity of the Company’s financial statements, including reviewing the adequacy and effectiveness of the Company’s internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•

the performance of the Company’s internal audit function, including reviewing issues identified in internal audits and management’s response, and discussing the annual internal audit plan and staffing;

•	the Company’s policies and implementation of systems and controls designed to promote ethical behavior;

•	compliance by the Company with legal and regulatory requirements;

•	the Company’s enterprise risk management programs and processes, including cyber risk management and risks related to information technology controls and security; and

•	the approval of the Audit Committee Report for our proxy statement.

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by our independent registered public accounting firm. Additionally, the Audit Committee assesses the scope, staffing, and fees for the annual audit and other audit services provided by our independent registered public accounting firm, as well as whether to appoint a new firm. The Company’s independent registered public accounting firm reports to the Audit Committee.

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Board of Directors and Committees (Continued)

Meeting Schedule. The Audit Committee met eleven times in 2024, including dedicated meetings to review quarterly earnings releases and financial filings with the SEC. The committee engages in regular communications with management to discuss material risk oversight matters. In addition, the Audit Committee regularly meets in separate executive sessions at which only Audit Committee members are present and in separate private sessions with each of management, internal auditors, and our independent registered public accounting firm.

Required Qualifications. The Board has determined that each of the Audit Committee members is independent within the meaning of applicable laws and listing standards. Additionally, all members of the Audit Committee are “financially literate,” as required by the NYSE and determined by the Board. The Board has determined that Anthony K. Anderson, Judith Hartmann and Jan Siegmund have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.”

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	evaluate the performance and determine the compensation of our chief executive officer;

•	review and approve the compensation of our other senior executives;

•	review from time to time the Company’s compensation strategy in light of the Company’s business objectives;

•	review certain key human resource strategic activities, including those relating to talent management, succession planning, training and recruitment; and

•	oversee and discharge its responsibilities for the Company’s incentive compensation plans for our senior executives and equity-based award plans, including the Company’s clawback policies.

Meeting Schedule. The Compensation Committee met six times in 2024, including a special meeting in February to complete its annual review of, and make decisions on, executive compensation. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full consideration of the implications and possible alternatives before a final decision is made. The Compensation Committee receives support from its independent compensation consultant and the Company’s management, including the Company’s human resources staff, as described below. At each of its meetings, the Compensation Committee meets in executive session and without management present. The independent compensation consultant attends portions of the executive sessions.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to the chair of the Compensation Committee or a subcommittee of the Compensation Committee. If necessary, the chair is authorized to take action on behalf of the Compensation Committee between its regularly scheduled meetings, within prescribed guidelines. If any such action is taken, the chair reports such action to the Compensation Committee at its next regularly scheduled meeting.

The Compensation Committee reports its discussions on a regular basis and, where appropriate, reviews its actions, including executive compensation determinations, with the full Board.

Independent Compensation Consultant. The Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant to support the Compensation Committee in performing its duties and to provide analysis and make recommendations to the Compensation Committee regarding our executive compensation program. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

•	participating in meetings and executive sessions of the Compensation Committee to advise the Compensation Committee on specific matters that arise;

•	offering objective advice regarding the compensation and policy recommendations presented to the Compensation Committee by the Company’s management, including human resources colleagues; and

•	providing data regarding the compensation practices of comparable companies.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	15

Board of Directors and Committees (Continued)

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2024. Except for the services provided to the Board, neither the individual compensation consultant nor Pay Governance LLC nor any of its affiliates provided any services to the Company or its affiliates in 2024.

The Compensation Committee assessed the work of Pay Governance LLC during 2024 pursuant to SEC rules and the listing standards of the NYSE and concluded that Pay Governance’s work did not raise any conflict of interest.

Company Management. The Company’s management, including senior human resources colleagues, supports the Compensation Committee by:

•	developing meeting agendas in consultation with the chair of the Compensation Committee and preparing background materials for Compensation Committee meetings;

•

making recommendations to the Compensation Committee on the Company’s compensation philosophy, governance initiatives and short-term and long-term incentive (“LTI”) compensation design, and by providing input regarding the individual performance component of annual bonus awards; and

•	responding to actions and initiatives proposed by the Compensation Committee.

In addition, our President and Chief Executive Officer provides recommendations with respect to the compensation of our other senior executives.

Our President and Chief Executive Officer, senior members of the Company’s human resources staff and internal legal counsel attended Compensation Committee meetings when invited but were not present for executive sessions or for any discussion of their own compensation.

Timing and Procedures of Equity-Based Compensation Awards. Annual equity-based awards under our LTI compensation program are approved at a prescheduled meeting of the Compensation Committee each February and, consistent with our historical practice, are granted on that same date. The timing of grants coincides with our calendar-year compensation and performance review cycle, thereby strengthening the link between pay and performance.

In addition, the Compensation Committee periodically grants restricted stock unit (“RSU”) awards to newly hired senior executives and to continuing senior executives for increased responsibilities that accompany changes in position and for retention purposes. These awards are approved at prescheduled meetings of the Compensation Committee. The Compensation Committee has also authorized our President and Chief Executive Officer to make such awards to individuals who are not senior executives, subject to prescribed parameters. These awards are granted on the first calendar day of the month following approval of the award by the Compensation Committee or our President and Chief Executive Officer, as applicable. In the event that an award is approved prior to an individual’s employment start date with the Company, the award will be granted on the first calendar day of the first month on or following the individual’s employment start date; however, if an award is approved contingent on the award recipient providing documentation supporting the forfeiture of compensation from a former employer and that documentation has not been provided as of the individual’s employment start date, the award will be granted on the first calendar day of the month following the provision of such documentation and acceptance by the Company.

Typically, equity-based awards are denominated as a dollar value and then converted into a number of PSUs, RSUs or stock options. The number of PSUs or RSUs is determined based on the fair market value of the Company’s common stock, which is defined as the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. The number of stock options is determined based on the grant date fair value of a stock option to purchase a share of the Company’s common stock. The grant date fair value of stock options, PSUs or RSUs is determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Stock options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. We believe that our equity-based compensation grant procedures effectively protect against the manipulation of grant timing for employee gain.

16	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Board of Directors and Committees (Continued)

The Company does not grant stock options or PSUs to our executive officers in anticipation of the release of significant earnings announcements or other material non-public information (“MNPI”) likely to result in changes to the price of our common shares. Similarly, we do not time the release of MNPI based on equity award grant dates. In the event MNPI becomes known to the Compensation Committee prior to granting an equity award, the Compensation Committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

During fiscal 2024, the Compensation Committee awarded stock options to our Named Executive Officers (“NEOs”) in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K that disclosed MNPI, and ending one business day after the filing or furnishing of such report (the “Designated Periods”). As required by Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information relating to stock options awarded to NEOs in the Designated Periods occurring during fiscal year 2024.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award ($)

Percentage Change in
the Closing Market
Price of the Securities
Underlying the Award
Between the Trading
Day Ending Immediately
Prior to the Disclosure
of Material Nonpublic
Information and the
Trading Day Beginning
Immediately Following
the Disclosure of
Material Nonpublic
Information

(%)

John Q. Doyle	February 22, 2024	138,063	$200.468	6,875,020	(.372)%

Mark C. McGivney	February 22, 2024	34,642	$200.468	1,725,042	(.372)%

Martin C. South	February 22, 2024	28,115	$200.468	1,400,022	(.372)%

Patrick Tomlinson	February 22, 2024	22,091	$200.468	1,000,049	(.372)%

Dean M. Klisura	February 22, 2024	18,074	$200.468	900,017	(.372)%

The Amended and Restated 2020 Plan changes the definition of fair market value of the Company’s common stock to the closing price of the Company’s common stock on the trading day immediately preceding the grant date, for purposes of all equity-based awards.

The Company’s human resources staff regularly monitors, and updates the Compensation Committee on, the use of shares of the Company’s common stock for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual LTI compensation, the Compensation Committee considers share use and equity run rate (as defined in “Item 4 – Approval of the Amended and Restated 2020 Incentive and Stock Award Plan” on page 72) so that annual LTI awards, and the extent to which shares of the Company’s common stock are used for those awards, are maintained at a reasonable level.

Directors and Governance Committee

The Directors and Governance Committee’s duties and responsibilities include, among other things:

•

assisting the Board by identifying, considering and recommending, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s annual meeting of stockholders;

•	recommending Board committee assignments;

•	overseeing the development and implementation of succession planning for the Company’s chief executive officer; and

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	17

Board of Directors and Committees (Continued)

•	taking a leadership role in shaping the Company’s corporate governance, including developing and recommending to the Board the Company’s Guidelines for Corporate Governance.

Finance Committee

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters, the Company’s capital structure, capital management and methods of corporate finance (including proposed issuances of securities or other financing transactions) and proposed acquisitions, divestitures or other strategic transactions.

Business Responsibility Committee

The Business Responsibility Committee’s purpose is to oversee the Company’s (1) approach to environmental stewardship and sustainability, (2) strategies to foster a vibrant and inclusive culture and (3) responsible business practices, including government relations and public affairs initiatives. The Business Responsibility Committee receives at least annual updates on business responsibility and reports to the Board on a regular basis. The Business Responsibility Committee also receives a comprehensive report and briefing on Government Relations activities, including lobbying and advocacy, at least annually.

Executive Committee

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or the Company’s bylaws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting.

18	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Election of Directors

Item 1:

Election of Directors

At the 2025 annual meeting, stockholders will vote on the election of the eleven (11) nominees listed on the following page for a one-year term. As described under “Director Recruitment, Nomination and Succession Planning” on page 6, Mr. Siegmund joined the Board in July 2024, and he will appear on the ballot for the first time. In accordance with the mandatory retirement provisions in our Governance Guidelines, the Board has determined that Oscar Fanjul will not stand for re-election at the May 2025 annual meeting.

The Board has nominated each of these individuals to serve until the 2026 annual meeting. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size. Each director holds office until his or her successor has been duly elected and qualified or his or her earlier resignation, death or removal.

In nominating the following slate of director candidates for election at the Company’s annual meeting of stockholders, the Board has evaluated each nominee by reference to the criteria described above on pages 10 and 11 under the headings “Director Qualifications” and “Director Skills and Experience.” In addition, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the nominees about their principal occupations, business experience and other matters, including their current committee assignments, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company.

The Board of Directors Recommend That You Vote For All of The Director Nominees.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	19

Election of Directors (Continued)

Name / Age	Director Since	Background	Independent	Other Public Company Boards	Committees

Anthony K. Anderson, 69	2016	Former Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP	Yes	2	Audit (Chair) Business Responsibility

John Q. Doyle, 61	2023	President and Chief Executive Officer of Marsh McLennan	No	—	Executive Finance

H. Edward Hanway, 73	2010	Former Chairman and Chief Executive Officer of CIGNA Corporation	Yes	—	Compensation Directors and Governance Executive (Chair) Finance Business Responsibility

Judith Hartmann, 55	2023	Operating Partner, Sandbrook Capital, and Former Deputy CEO and Chief Financial Officer of ENGIE S.A.	Yes	1	Audit Finance Business Responsibility

Deborah C. Hopkins, 70	2017	Former Chief Executive Officer of Citi Ventures, Former Chief Innovation Officer of Citigroup	Yes	2	Directors and Governance Executive Finance (Chair)

Tamara Ingram, 64	2019	Former Global Chairman, Wunderman Thompson	Yes	3	Compensation Business Responsibility

Jane H. Lute, 68	2020	Strategic Director, SICPA North America	Yes	2	Audit Business Responsibility

Steven A. Mills, 73	2011	Former Executive Vice President of Software & Systems of International Business Machines Corporation (IBM)	Yes	—	Compensation (Chair) Directors and Governance Executive

Morton O. Schapiro, 71	2002	Executive Vice President and Senior Advisor of TWG Global and President Emeritus, Northwestern University	Yes	—	Compensation Directors and Governance (Chair) Executive

Jan Siegmund, 60	2024	Former Chief Financial Officer of Cognizant Technology Solutions and Corporate Vice President and Chief Financial Officer of Automatic Data Processing (ADP)	Yes	1	Audit

Lloyd M. Yates, 64	2011	President and Chief Executive Officer of NiSource Inc.	Yes	1	Business Responsibility (Chair) Finance

20	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Election of Directors (Continued)

Anthony K. Anderson

Director Since: 2016 Age: 69 Other Public Company Boards: AAR Corp. Exelon Corporation Past Five Years: Avery Dennison Corporation	Committees: Audit (Chair) Business Responsibility Key Skills and Experience: Leadership Financial Industry Business Responsibility Risk Management

Business Experience: Mr. Anderson served as Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP from 2006 until his retirement in April 2012. He joined Ernst & Young in 1977 and held various management positions during his 35-year career. Mr. Anderson served on the Board of the Federal Reserve Bank of Chicago from 2008 to 2010. He is a member of the American, California and Illinois Institutes of Certified Public Accountants. Mr. Anderson is a former director of Avery Dennison Corporation, Exelon Corporation, AAR Corporation and First American Financial Corporation.

Qualifications: We believe Mr. Anderson’s qualifications to serve on our Board of Directors include his significant experience as an audit partner serving insurance and insurance brokerage entities, his corporate governance experience from serving as a director on other public company boards and his leadership and management experience with a global professional services organization.

John Q. Doyle

Director Since: 2023 Age: 61 Other Public Company Boards: N/A	Committees: Executive Finance Key Skills and Experience: Leadership Financial Industry International Risk Management

Business Experience: Mr. Doyle is President and CEO of Marsh McLennan. Previously, Mr. Doyle served as Group President and Chief Operating Officer, responsible for the strategy and operational objectives of Marsh McLennan’s four global businesses. He joined the firm in 2016 as President of Marsh, then led Marsh as President and CEO from 2017 to 2021. An industry veteran with more than 35 years of management experience, Mr. Doyle began his career at AIG, where he held several executive positions. He is a Trustee of the Inner-City Scholarship Fund, a member of the Board of Overseers of the Maurice R. Greenberg School of Risk Management, Insurance and Actuarial Science at St. John’s University and a member of the Board of the New York Police and Fire Widows’ and Children’s Benefit Fund. Mr. Doyle serves as the Chairman of the US Federal Advisory Committee on Insurance.

Qualifications: As the only member of the Company’s management team on the Board, Mr. Doyle’s presence on the Board provides directors with direct access to the Company’s chief executive officer and helps facilitate director contact with other members of the Company’s senior management.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	21

Election of Directors (Continued)

H. Edward Hanway

Director Since: 2010 Age: 73 Other Public Company Boards: N/A

Committees:

Compensation

Directors and Governance

Executive (Chair)

Finance

Business Responsibility

Key Skills and Experience:

Leadership

Financial

Industry

International

Government Relations & Regulatory

Business Experience: Mr. Hanway served as Chairman and Chief Executive Officer of CIGNA Corporation from 2000 until his retirement in 2009. From 1999 to 2000, he served as President and Chief Operating Officer of CIGNA. From 1996 to 1999, he was President of CIGNA HealthCare and from 1989 to 1996 was President of CIGNA International. Mr. Hanway is a former member of the Board of Directors of America’s Health Insurance Plans (AHIP). He is also a past Chairman of the Council on Affordable Quality Healthcare (CAQH) and has been active in a wide range of issues and initiatives associated with children’s health and education. He serves on the Board of Trustees of Drexel Neumann Academy and was the Chairman of the Faith in the Future Foundation committed to growth of Catholic education in the Archdiocese of Philadelphia.

Qualifications: We believe Mr. Hanway’s qualifications to chair our Board of Directors include his years of significant leadership experience, including as a chief executive officer in the insurance industry, together with his background in the health and benefits sector, which provide our Board with insight into important areas in which the Company conducts business.

Judith Hartmann

Director Since: 2023 Age: 55 Other Public Company Boards: Ørsted A/S (Expected April 2025) Past five years: Suez S.A. Unilever PLC	Committees: Audit Finance Business Responsibility Key Skills and Experience: Leadership Financial International Business Responsibility Risk Management

Business Experience: Judith Hartmann is an Operating Partner at Sandbrook Capital, a private investment firm focused on transforming energy infrastructure. From 2015 to 2022, Judith Hartmann was Deputy CEO and Group Chief Financial Officer of ENGIE S.A., a French multi-national utility company operating in the fields of electricity generation, energy transportation and distribution and energy services. She was the interim Co-CEO in 2020. She held P&L responsibility for the North American and UK/Ireland business units and oversaw Procurement and Corporate Social Responsibility (CSR). Prior to ENGIE, Ms. Hartmann served as Chief Financial Officer and member of the Executive Board of the international media and services corporation Bertelsmann SE & Co. KGaA from 2012 to 2015. Prior to that, she served in a number of financial and operational roles at General Electric since 2000 in the US, Latin America and Europe, including at Global Service, GE Healthcare Clinical Systems, GE Water Europe, Middle East & Africa, GE Healthcare Latin America and GE Germany. Before that, she held positions in The Walt Disney Company and Transport Canada. Ms. Hartmann is expected to serve on the Board of Directors of Ørsted A/S, effective as of April 3, 2025, and was a Non-Executive Director of Unilever, Suez, Electrabel, International Power, RTL Group, Penguin Random House and Gruner + Jahr. She holds a PhD in Economics (Hons) and an MBA from the WU University of Business Administration and Economics.

Qualifications: We believe Ms. Hartmann’s qualifications to serve on our Board of Directors include her expertise in international markets, her understanding of global business practices, her corporate governance experience from serving as a director on other boards and her significant experience in finance and leadership positions at multinational companies.

22	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Election of Directors (Continued)

Deborah C. Hopkins

Director Since: 2017 Age: 70 Other Public Company Boards: Union Pacific Corporation Bridge Investment Group Past Five Years: Compass Digital Acquisition Corp Virtusa Corporation	Committees: Directors and Governance Executive Finance (Chair) Key Skills and Experience: Leadership Financial Technology & Cybersecurity Business Responsibility Risk Management

Business Experience: Ms. Hopkins was the founder and Chief Executive Officer of Citi Ventures and served as Citigroup’s first Chief Innovation Officer. Previously at Citi she was Chief Operations and Technology Officer of the company, Chief Information Security Officer and Senior Advisor to the Corporate and Investment Bank. She retired at the end of 2016. Prior to joining Citigroup in 2003 as Head of Corporate Strategy and M&A, she was Chief Financial Officer of Lucent Technologies and The Boeing Company and held senior-level positions at General Motors in the U.S. and Zurich and at Unisys Corporation, after starting her career at Ford. Ms. Hopkins was twice named to Fortune’s 10 most powerful women in business and was on Institutional Investor’s Top 50 list every year from 2011 until she retired. She is a director of Union Pacific Corporation, Bridge Investment Group, Compass Digital Acquisition Corporation and privately-held cybersecurity company, Deep Instinct. She is a former director of Compass Digital Acquisition Corporation Virtusa Corporation, Qlik Technologies, E.I. DuPont de Nemours & Company and Dendrite International. Ms. Hopkins holds honorary doctorate degrees from Westminster College and Walsh College and a B.A. in Accounting from Walsh College.

Qualifications: We believe Ms. Hopkins’s qualifications to serve on our Board of Directors and chair our Finance Committee include her significant leadership positions in finance, technology, cybersecurity, innovation and strategic planning at various multinational and global companies.

Tamara Ingram

Director Since: 2019 Age: 64 Other Public Company Boards: Intertek plc Marks & Spencer plc Reckitt Benckiser Group plc Past Five Years: Serco Group plc	Committees: Compensation Business Responsibility Key Skills and Experience: Leadership International Technology & Cybersecurity Business Responsibility Government Relations & Regulatory

Business Experience: Ms. Ingram was Global Chairman of Wunderman Thompson, an international global advertising agency. Ms. Ingram held previous roles at WPP plc, a media conglomerate, including Global Chief Executive Officer of J. Walter Thompson, Grey UK’s Group Chief Executive Officer, Global Leader on their Procter & Gamble account, as well as roles at WPP’s wholly owned data investment division, Kantar. Prior to joining WPP plc, Ms. Ingram was Chief Executive Officer of McCann Worldgroup in London and Chief Executive Officer of Saatchi & Saatchi’s London office. Ms. Ingram previously served as a non-executive director of London Stock Exchange-listed companies Sage Group plc and Serco Group plc. She is a Trustee of Save the Children International (UK) and was awarded an OBE (Officer of the Most Excellent Order of the British Empire) for her services to tourism through her work as Chairman of Visit London. Ms. Ingram serves on the Board of Directors of Intertek plc, Marks & Spencer plc and Reckitt Benckiser Group plc.

Qualifications: We believe Ms. Ingram’s qualifications to serve on our Board of Directors include her significant leadership experience in leading client-focused, global businesses, particularly internationally, her experience with data analytics, and her corporate governance and sustainability experience from serving as a director on other public company boards.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	23

Election of Directors (Continued)

Jane H. Lute

Director Since: 2020 Age: 68 Other Public Company Boards: Union Pacific Corporation Shell plc Past Five Years: Atlas Air Worldwide	Committees: Audit Business Responsibility Key Skills and Experience: Leadership International Technology & Cybersecurity Government Relations & Regulatory Risk Management

Business Experience: Ms. Lute is the Former Deputy Secretary of Homeland Security. She serves as a Strategic Director for SICPA North America, a company that protects the integrity and value of products, processes, and documents, including most of the world’s banknotes. Ms. Lute also served as Special Advisor to the Secretary-General of the United Nations, where she has held several positions in peacekeeping, peace building and political affairs. Previously, Ms. Lute served as Chief Executive Officer of the Center for Internet Security, an operating not-for-profit organization providing cybersecurity services for state, local, tribal and territorial governments. She began her distinguished career in the United States Army serving in Europe, Desert Storm, as well as on the National Security Council staff under both Presidents George H.W. Bush and William Jefferson Clinton. Ms. Lute holds a Ph.D. in political science from Stanford University and a J.D. from Georgetown University. Ms. Lute serves on the Board of Directors of Union Pacific Corporation and Shell plc and previously served as Director of Atlas Worldwide Holding Corporation.

Qualifications: We believe Ms. Lute’s qualifications to serve on our Board of Directors include her broad expertise in cybersecurity risks and solutions, her vast international experience, her expertise in political affairs and her experience managing large, complex organizations.

Steven A. Mills

Director Since: 2011 Age: 73 Other Public Company Boards: N/A	Committees: Compensation (Chair) Directors and Governance Executive Key Skills and Experience: Leadership Financial Industry International Technology & Cybersecurity

Business Experience: Mr. Mills was a senior executive at International Business Machines Corporation (IBM) before his retirement at the end of December 2015. Mr. Mills joined IBM in 1973 and during the course of his 40-plus-year career held various executive leadership positions across the company. At the time of his retirement, Mr. Mills was the Executive Vice President of Software & Systems, with responsibility for directing IBM’s $40 billion product business, which included over 100,000 employees spanning development, manufacturing, sales, marketing and support professions. Mr. Mills sits on Boards of privately held Syniti, Inc. and Arcadian Networks, Inc.

Qualifications: We believe Mr. Mills’ qualifications to serve on our Board of Directors and chair our Compensation Committee include his significant executive leadership and management experience, his vast technology expertise, including as a senior executive overseeing a significant business, his extensive international experience at IBM and his overall knowledge of global markets.

24	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Election of Directors (Continued)

Morton O. Schapiro

Director Since: 2002 Age: 71 Other Public Company Boards: N/A	Committees: Compensation Directors and Governance (Chair) Executive Key Skills and Experience: Leadership Financial International Business Responsibility Risk Management

Business Experience: Mr. Schapiro is Executive Vice President and Senior Advisor of TWG Global and President Emeritus of Northwestern University. Prior to that, he was President and Professor of Economics at Northwestern University from 2009 to 2022. Previous positions include President and Professor at Williams College from 2000 to 2009, Dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s Vice President for planning from 1999 to 2000 and Chair of its Department of Economics from 1991 to 1994. Mr. Schapiro is among the nation’s leading authorities on the economics of higher education and has expertise in labor and development economics.

Qualifications: We believe Mr. Schapiro’s qualifications to serve on our Board of Directors and chair our Directors and Governance Committee include his more than 20 years of executive leadership, governance and strategic planning experience with large, complex, top-ranking academic institutions, which provides the Board with a diverse perspective, including insight into human capital and diversity strategies, as well as his more than 30 years of experience as a professor of economics.

Jan Siegmund

Director Since: 2024 Age: 60 Other Public Company Boards: Western Union	Committees: Audit Key Skills and Experience: Leadership Financial International Government Relations & Regulatory Risk Management

Business Experience: Mr. Siegmund served as Chief Financial Officer of Cognizant Technology Solutions, a professional services company, before retiring in early 2024. Prior to that, he was Corporate Vice President and Chief Financial Officer of Automatic Data Processing (ADP), a global provider of cloud-based human capital management solutions. He joined ADP in 1999 and worked in various roles of increasing responsibility at the company including President, Added Value Services, and Chief Strategy Officer from 2009 to 2012. Mr. Siegmund also serves on the Board of Directors of Western Union.

Qualifications: We believe Mr. Siegmund’s qualifications to serve on our Board of Directors include his extensive experience finance and leadership positions at multinational companies, overseeing the preparation of audited financial statements, his familiarity with internal financial controls and his corporate governance experience from serving on another public company board.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	25

Election of Directors (Continued)

Lloyd M. Yates

Director Since: 2011 Age: 64 Other Public Company Boards: NiSource Inc. Past Five Years: American Water Works Company Sonoco Products Company	Committees: Business Responsibility (Chair) Finance Key Skills and Experience: Leadership Financial Business Responsibility Government Relations & Regulatory Risk Management

Business Experience: Mr. Yates is the President and Chief Executive Officer of NiSource Inc., a position he has held since 2022. From 2012 until his retirement in 2019, Mr. Yates served in senior leadership roles with Duke Energy, including Executive Vice President and President of Duke Energy’s Carolinas Region and Executive Vice President of Customer Operations. Mr. Yates has more than 40 years of experience in the energy industry, including the areas of nuclear and fossil energy generation and delivery. Before the merger between Duke Energy and Progress Energy in July 2012, Mr. Yates served as President and Chief Executive Officer for Progress Energy Carolinas. Mr. Yates joined Progress Energy’s predecessor, Carolina Power & Light, in 1998. Before joining Progress Energy, he worked for PECO Energy for 16 years in several line operations and management positions.

Qualifications: We believe Mr. Yates’s qualifications to serve on our Board of Directors and chair our Business Responsibility Committee include the executive leadership and management experience he has acquired throughout his career in the energy industry, his extensive risk management experience with nuclear and fossil energy generation and delivery and his corporate governance and sustainability experience from serving as a director on other public company boards.

26	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation

Item 2:

Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation

Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve a nonbinding advisory resolution on the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, commonly known as a “say on pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements. We will conduct this advisory vote on an annual basis through our 2029 Annual Meeting of Stockholders, when the next nonbinding advisory vote on the frequency of future say on pay votes will occur.

We encourage our stockholders to read the Compensation Discussion and Analysis, which describes our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the 2024 Summary Compensation Table and the other compensation tables and accompanying narratives, which provide detailed information on the compensation of our named executive officers. For the reasons discussed in the Compensation Discussion and Analysis and addressed above, we believe that our compensation program is aligned with the interests of our stockholders and is designed to reward our executives in the event of strong Company performance.

Stockholders are Being Asked to Vote on the Following Resolution:

RESOLVED, that pursuant to Schedule 14A of the Exchange Act, the stockholders of Marsh McLennan approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the accompanying narratives.

The Board of Directors Recommends That You Vote For The Approval of Our Named Executive Officer Compensation on a Nonbinding Advisory Basis.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	27

Executive Compensation (Continued)

Compensation Discussion and Analysis

The following is a discussion and analysis of our compensation program for our senior executives, focusing on our key compensation principles, policies and practices.

This section describes the compensation decisions with respect to the individuals who served during 2024 as our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2024, as listed below. These individuals are included in the “2024 Summary Compensation Table” on page 55.

Name	Title

JOHN Q. DOYLE	President and Chief Executive Officer (“CEO”)

MARK C. MCGIVNEY	Senior Vice President and Chief Financial Officer

MARTIN C. SOUTH	President and Chief Executive Officer of Marsh Vice Chair, Marsh McLennan

PATRICK TOMLINSON	President and Chief Executive Officer of Mercer Vice Chair, Marsh McLennan

DEAN M. KLISURA	President and Chief Executive Officer of Guy Carpenter Vice Chair, Marsh McLennan

We refer to these individuals collectively in this Compensation Discussion and Analysis as our “named executive officers.” When we refer to our “senior executives” in this proxy statement, we mean our CEO, the chief executive officers of our four businesses and certain leaders of our corporate staff. Background information regarding our senior executives is provided on our website at marshmclennan.com/about/leadership.html.

As discussed herein, Mr. Tomlinson was promoted to President and Chief Executive Officer of Mercer, effective April 1, 2024, succeeding Martine Ferland upon her retirement on March 31, 2024.

28	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

2024 Highlights

Financial Objectives

• In 2024, Marsh McLennan delivered another year of strong results, executing against our strategic objectives, achieving strong performance in a competitive market.

• Our GAAP EPS increased 9%. We delivered 10% growth in adjusted EPS*.

• We continued our best period of revenue growth in more than two decades, generating $24.5 billion of revenue, an increase of 8% on a GAAP basis compared with 2023. We achieved 7% growth in underlying revenue.

• Our GAAP operating income increased by 10%. We grew our adjusted operating income* by 11% and expanded adjusted margin for our 17th consecutive year*.

*  Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

Capital Management

• In 2024, we deployed approximately $11.8 billion of capital across dividends, acquisitions and share repurchases, including our $7.5 billion acquisition of McGriff Insurance Services.

• We raised our quarterly dividend by 15% paying total dividends of approximately $1.5 billion in 2024. This marks the 15th consecutive year of dividend growth.

• We completed approximately $900 million of share repurchases.

Positioning Our Business For the Future

• We continued to execute on our strategy, working collaboratively to realize opportunities at the intersections of our businesses.

• We completed 17 acquisitions, making 2024 our largest year of acquisitions in our history. Our acquisition of McGriff Insurance Services enhances MMA’s capabilities across insurance broking and risk management services in the commercial property and casualty, employee benefits, management liability and personal lines.

• We successfully completed our restructuring program, achieving the goals we set two years ago: accelerating client impact, reinvesting in our capabilities, boosting efficiency and increasing collaboration across the firm, resulting in estimated savings expected to be over $500 million, with over $450 million realized through December 31, 2024. The remaining savings are expected to be realized in 2025.

• We effectuated a seamless leadership transition in the role of President and Chief Executive Officer of Mercer.

Stock Performance

• Our 2024 total stockholder return (“TSR”) of 13.7% outperformed the S&P 500 Equal Weight Index (13.0%). Our TSR lagged the S&P 500 index TSR (25.0%) as a result of the extremely strong stock performance of certain large-capitalization technology companies.

• Our five-year annualized TSR of 15.5% outperformed both the S&P 500 Equal Weight Index TSR (10.7%) and the S&P 500 index TSR (14.5%).

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	29

Executive Compensation (Continued)

Executive Compensation

• In February 2025, the Compensation Committee assessed management’s performance against our 2024 objectives. The Compensation Committee determined bonuses that were above target for all of our named executive officers commensurate with strong performance with respect to our financial and strategic objectives.

• We achieved three-year annualized adjusted EPS growth of 14.6%* for our 2022 performance stock unit (“PSU”) awards. This was above our 8% target and 12% maximum for the awards, resulting in the maximum payout at 200% of target. In addition, our three-year TSR was at the 65th percentile versus S&P 500 constituents*, which resulted in a 1.15x relative TSR modifier; however, the modifier had no impact on the actual payout of awards since it was capped at the maximum 200% of target based on our adjusted EPS growth.

*  Please see “Definitions of Financial Performance Measures” on page 48 for information about the calculation of adjusted EPS growth and TSR for our PSU awards.

Senior Executive Changes

• Effective April 1, 2024, Patrick Tomlinson was appointed President and Chief Executive Officer of Mercer succeeding Martine Ferland upon her retirement on March 31, 2024. Mr. Tomlinson previously served as President of Mercer, as well as Chief Executive Officer of Marsh McLennan US and Canada, which responsibilities he has retained.

• On January 15, 2025, Paul Beswick’s role was expanded to Senior Vice President, Chief Information & Operations Officer. Mr. Beswick has served as Chief Information Officer of Marsh McLennan since 2021.

30	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Executive Summary

2024 and 2025 Annual Total Direct Compensation of Named Executive Officers

The following table summarizes the decisions made by the Compensation Committee in February 2025 and February 2024 with respect to the annual total direct compensation of our named executive officers. Because this table shows compensation by decision date rather than by fiscal year, it includes our 2025 annual LTI awards, which are not shown in the “2024 Summary Compensation Table” on page 55. The compensation decisions reflected here, and the rationale for such decisions, are discussed in “Executive Compensation Determinations” beginning on page 37.

For Mr. Tomlinson, only February 2025 compensation decisions are shown because he was not a named executive officer for purposes of the 2024 or 2023 proxy statement.

Name	Decision Date	Base Salary	Annual Bonus Award	Annual Long-Term Incentive Award[1]	Total Direct Compensation

Mr. Doyle	2/18/2025	$1,500,000	$6,500,000	$16,750,000	$24,750,000
	2/22/2024	$1,500,000	$6,000,000	$13,750,000	$21,250,000
	Change	0%	+8%	+22%	+16%

Mr. McGivney	2/18/2025	$1,000,000	$3,300,000	$3,600,000	$7,900,000
	2/22/2024	$1,000,000	$3,000,000	$3,450,000	$7,450,000
	Change	0%	+10%	+4%	+6%

Mr. South	2/18/2025	$1,000,000	$4,250,000	$3,200,000	$8,450,000
	2/22/2024	$1,000,000	$3,925,000	$2,800,000	$7,725,000
	Change	0%	+8%	+14%	+9%
Mr. Tomlinson	2/18/2025	$900,000	$3,100,000	$2,300,000	$6,300,000

Mr. Klisura	2/18/2025	$900,000	$3,800,000	$2,000,000	$6,700,000
	2/22/2024	$800,000	$3,450,000	$1,800,000	$6,050,000
	Change	13%	+10%	+11%	+11%

(1)

Annual LTI awards as determined by the Compensation Committee are denominated in U.S. dollars and granted as a combination of stock options and PSUs. For stock options, 50% of the LTI value shown in the table is converted into a number of stock options based on the grant date fair value per share using the Black-Scholes option pricing model. For PSUs, 50% of the LTI value shown in the table is converted into a number of PSUs based on the fair market value of Company common stock, which is equal to the average of the high and low trading prices of shares of the Company common stock on the trading date immediately preceding the date of grant. The grant date fair value of the PSUs, as calculated in accordance with FASB ASC Topic 718, is determined using a Monte Carlo simulation model since payouts are based in part on a relative TSR modifier, which is a market condition. In addition, stock options and PSUs granted are rounded up to the nearest whole number.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	31

Executive Compensation (Continued)

2024 “Say on Pay” Vote and Stockholder Engagement

“Say on Pay” Vote

At our 2024 Annual Meeting of Stockholders, we held a nonbinding advisory vote with respect to the compensation of our named executive officers (commonly referred to as a “say on pay” vote). Approximately 93% of the votes cast on the say on pay proposal were voted in favor of our executive compensation philosophy, policies and practices.

Stockholder Engagement

Following our 2024 Annual Meeting of Stockholders, members of our management, at the direction of the Compensation Committee, discussed our executive compensation policies and practices with a number of our large institutional stockholders.

We extended invitations for calls to 30 institutional investors representing approximately 58% of the voting power of our stock and we spoke with stockholders representing about 30% of our stock. The stockholders we met with generally viewed our executive compensation program favorably, consistent with our 93% approval rate in 2024. All feedback was shared directly with the Compensation Committee.

The Compensation Committee is committed to ongoing engagement with our stockholders and the major proxy advisory firms and to undertaking these outreach efforts annually.

32	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Key Executive Compensation Policies and Practices

Stockholder-Aligned Executive Compensation Program

✓ Our senior executives have a high percentage of variable (“at risk”) pay. In 2024, at-risk pay represented approximately 93% of our CEO’s target total direct compensation and, on average, approximately 83% of our other NEOs’ target total direct compensation.

✓ Long-term incentive compensation for our senior executives is delivered in stock options and PSU awards, the value of which depends on stock price appreciation or achievement of specific Company financial objectives and the Company’s relative TSR versus S&P 500 constituents.

✓ We generally mitigate the potential dilutive effect of equity-based awards through our share repurchase program.

✓ The Compensation Committee has engaged an independent compensation consultant.

Compensation Recovery Policies

✓ We maintain a compensation clawback policy for senior executives that provides for the mandatory recoupment of erroneously awarded compensation in the event of a financial restatement in accordance with Securities and Exchange Commission rules and New York Stock Exchange listing standards, which is filed as Exhibit 97.1 to our annual report on Form 10-K for the year ended December 31, 2024.

✓ The Compensation Committee adopted an additional clawback policy for senior executives that provides recoupment of certain incentive compensation in the event a senior executive engages in specified detrimental conduct. The Compensation Committee has the discretion to determine the manner and amount of incentive compensation to be clawed back pursuant to the policy.

10b5-1 Trading Policies

✓ We have adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of securities of the Company by our directors, executive officers and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the NYSE Corporate Governance Standards.

✓ Our Trading Securities Policy as well as a copy of our Transactions in Marsh McLennan Securities by Directors and Executive Officers Policy are described under Item 10 and are filed as Exhibits 19.1 and 19.2, respectively, to our annual report on Form 10-K for the year ended December 31, 2024.

Severance and Change in Control

✓ Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and annual bonus, with a pro-rata bonus for the year of termination. Further, we are required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99x the executive’s base salary and three-year average annual bonus award.

✓ We provide “double-trigger” vesting of equity-based awards and payment of severance benefits following a change in control of the Company.

✓ We do not provide golden parachute excise tax payments, reimbursements or “gross-ups” in connection with a change in control of the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	33

Executive Compensation (Continued)

Say on Pay

✓ We hold an annual nonbinding advisory vote on named executive officer compensation.

✓ Stockholder support for our executive compensation program has generally been very strong. Our approval rate was 93% in 2024.

34	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Executive Compensation Design, Elements and Process

Our executive compensation program is governed by four principles:

Aligning with stockholder value creation with a focus on balancing risk and reward in compensation programs, policies and practices	Supporting a strong performance culture through short-term and long-term variable compensation, with the ability to differentiate among individuals based upon actual results	Setting target compensation at competitive levels in markets where we operate with flexibility to recognize different business models and markets for talent	Maximizing colleagues’ perceived value of our programs through transparent processes and communication

Elements of Compensation

The principal elements of our executive compensation program are base salary, annual bonuses and annual LTI awards. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain an executive compensation program that is competitive, performance-based and stockholder-focused.

Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. In addition, because a significant portion of variable compensation is delivered in the form of equity-based awards, the value ultimately realized by our senior executives from these awards depends on stockholder value creation as measured by the future performance of our stock price and also our TSR versus S&P 500 constituents, which operates as a modifier for payouts of our PSU awards.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	35

Executive Compensation (Continued)

Variable compensation represents approximately 93% of our CEO’s target total direct compensation and, on average, approximately 83% of the target total direct compensation for our other named executive officers, as shown in the following charts.

Element of Total Direct Compensation	Target Total Compensation Mix	Description

Base Salary		Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience, the competitive market for his or her position and internal equity considerations. A senior executive’s base salary is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate to reflect a change in these factors.

Annual Bonus

Our annual bonus is a variable pay program intended to link cash-based incentive compensation to the financial performance of our Company and our businesses and each senior executive’s achievement of pre-established individual strategic performance objectives. The Compensation Committee takes a holistic approach to assessing performance and determining the actual bonus award for each senior executive.

The Compensation Committee believes that annual bonus awards should be based on the achievement of objective, measurable financial results and how those results are achieved. In addition, the Compensation Committee believes it is important to measure individual executive performance against his or her achievement toward strategic objectives and other Company priorities. After the end of the year, each senior executive’s performance was assessed by our CEO and the Compensation Committee (and, in the case of our CEO’s performance, solely by the Compensation Committee).

A senior executive’s target annual bonus is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate or necessary to reflect a change in his or her duties and responsibilities, the competitive market for his or her position or internal equity considerations. The target annual bonuses for our named executive officers for 2024 are set forth in “Determination of 2024 Annual Bonuses” on page 43.

Annual LTI Award

Annual LTI compensation is a variable pay program intended to align the financial interests of our senior executives with maximizing the return to our stockholders.

Our LTI mix for senior executives is 50% PSU awards and 50% stock options. The payout of PSU awards is based on three-year annualized adjusted EPS growth and our three-year TSR versus S&P 500 constituents.

The Compensation Committee reviews the mix of equity-based awards each year.

*	Percentages may not add to 100% due to rounding.

36	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Executive Compensation Determinations

The Compensation Committee takes a total compensation approach in setting the pay of our senior executives and makes decisions regarding base salary, annual bonuses and annual LTI awards in February of each year. This approach enables the Compensation Committee to evaluate performance on a consistent basis each year and to consider the appropriate level of fixed and variable compensation within each senior executive’s total compensation package.

While the Compensation Committee recognizes that elements of compensation may be interrelated, it does not require or assume any fixed relationship among the various elements of compensation within the total direct compensation framework or between the compensation of our CEO and that of any other senior executive. In addition, accrued pension and amounts realized or realizable under previously granted equity-based awards did not influence the Compensation Committee’s decisions.

The Compensation Committee considers the recommendations of our CEO when determining the compensation of our other senior executives. No named executive officer participates in portions of any meetings during which decisions are made regarding his or her own compensation. The final salary adjustments and incentive awards to named executive officers are approved solely by the Compensation Committee.

Base Salary

Base salary is the only component in our executive compensation program that is not variable “at-risk” pay. In setting base salaries, the Compensation Committee reviews the senior executive’s skills and experience, the competitive market for his or her position and internal equity considerations.

Effective April 1, 2024, the Compensation Committee increased the base salaries of Mr. Doyle from $1,400,000 to $1,500,000 and Mr. McGivney from $800,000 to $1,000,000. The Compensation Committee determined that these increases were appropriate based on a review of the competitive market, an evaluation of their performance as Chief Executive Officer and Chief Financial Officer, respectively, and, for Mr. McGivney, the Committee considered that he has not received a salary increase since 2019. Also effective April 1, 2024, the Compensation Committee set Mr. Tomlinson’s base salary at $900,000 in connection with his appointment as President and Chief Executive Officer of Mercer.

The 2024 and 2025 base salaries of our named executive officers are shown in the “2024 and 2025 Annual Total Direct Compensation of Named Executive Officers” table on page 31.

Annual Bonus

The Compensation Committee determined the 2024 annual bonus awards for our named executive officers using the following framework:

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	37

Executive Compensation (Continued)

The Compensation Committee established the annual bonus framework and rigorous financial performance targets for the performance metrics in early 2024.

In 2024, the Compensation Committee made the following increases to target annual bonuses:

•	Mr. Doyle from $3,500,000 to $3,750,000;

•	Mr. McGivney from $1,600,000 to $1,750,000;

•	Mr. South from $2,250,000 to $2,300,000; and

•	Mr. Klisura from $1,750,000 to $1,900,000.

The Compensation Committee determined that these increases in target annual bonus opportunity were appropriate based on a review of the competitive market and their performance. The competition for talented executives in our industry remains intense. Further, our success has made our senior executives more appealing as candidates for employment with other companies, and we believe that these market conditions, together with their strong performance, require our targets to be set competitively.

In addition, the Compensation Committee set Mr. Tomlinson’s target annual bonus at $1,900,000 upon his appointment as President and Chief Executive Officer of Mercer.

In determining 2024 annual bonus awards, each senior executive’s target annual bonus was allocated between financial and strategic performance according to weightings associated with his or her position. The Compensation Committee then assessed financial performance and each senior executive’s strategic performance and determined a payout level for each portion of the senior executive’s target annual bonus.

The multiplier for Company financial performance as reflected by adjusted EPS growth (as modified for executive compensation purposes) versus target was determined and applied to the sum of the payout levels for financial and strategic performance for each senior executive.

Using this result, the Compensation Committee then conducted a qualitative assessment to determine the actual bonus award for each senior executive. The Compensation Committee believes that the use of judgment in the qualitative assessment helps reward performance appropriately, particularly on a year-to-year basis.

Actual bonus payments are capped at 200% of target, which the Committee believes limits the incentive for excessive risk-taking.

Financial and Strategic Performance Measures

The Compensation Committee selected the following measures and weightings for the 2024 annual bonus awards:

	Financial Performance		Strategic Performance

Senior Executive	Weighting	Measure	Weighting	Measure

Company CEO	80%	Company net operating income	20%	Individual objectives established for each senior executive
Other Corporate
Senior Executives	70%		30%
Business		Business net operating income
Chief Executive Officers	80%		20%

The financial performance measure used for Company and business net operating income in the 2024 annual bonus framework is defined in “Definitions of Financial Performance Measures” on page 48.

38	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

The financial performance factor for net operating income ranged from 0% to a maximum of 150% of the target level as indicated in the following table:

Performance Level	Performance as a % of Target	Financial Performance Factor

Maximum	≥110%	150%

Target	100%	100%

Threshold	90%	50%

Below Threshold	<90%	<50%

Note: Interpolation is used to determine the performance factor for performance as a percentage of target between threshold/target or target/maximum. In the event of performance below threshold, the Compensation Committee would exercise its discretion to determine a financial performance factor from 0% up to 50%.

2024 Financial Performance

For 2024, the financial performance measure for all senior executives was Company or business net operating income, as applicable, as modified for executive compensation purposes. The Compensation Committee set challenging targets for our named executive officers to align with our 2024 objective of driving strong income growth across the Company.

Performance targets for 2024 were set above our actual performance for 2023. Performance targets were based on threshold, target and maximum levels in dollars rather than growth rates. Target and actual results in the table below are expressed as a percentage of prior-year results.

Name	Measure	2024 Actual as % of Prior-Year Result	2024 Target as % of Prior-Year Result	2024 Actual as % of Target	2024 Financial Performance Factor

Mr. Doyle Mr. McGivney	Company net operating income	113.0%	108.0%	104.6%	123.2%

Mr. South	Marsh net operating income	114.4%	108.0%	106.0%	129.8%

Mr. Tomlinson	Mercer net operating income	110.8%	108.0%	102.6%	113.1%

Mr. Klisura	Guy Carpenter net operating income	111.4%	108.0%	103.2%	116.0%

2024 Strategic Performance

In early 2024, the Compensation Committee reviewed strategic objectives, relating to operational performance, growth initiatives, risk management and human capital established by each named executive officer. The bonus framework has a 0% to 150% payout scale for strategic performance.

At the beginning of 2025, the Compensation Committee reviewed the strategic accomplishments for each named executive officer for 2024. The Compensation Committee and Mr. Doyle (and, in the case of Mr. Doyle, solely the Compensation Committee) assessed each named executive officer’s strategic performance as above target for the year and determined a performance factor ranging up to a maximum of 150% for 2024 strategic performance.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	39

Executive Compensation (Continued)

The Compensation Committee considered the following in its assessment of each named executive officer’s performance:

Name	Strategic Accomplishments
Mr. Doyle	Financial
President and CEO	• Delivered strong financial performance across all regions notwithstanding moderating tailwinds such as inflation, insurance pricing and consulting demand trends.

• Achieved 7% underlying revenue growth, continuing the best period of growth in more than two decades, an increase of 8% on a GAAP basis; double-digit NOI growth of 10% on a GAAP basis; the fourth consecutive year of double-digit adjusted EPS growth, at 10%, equal to 9% on a GAAP basis.

• Reported margin expansion for the 17th consecutive year.

• Completed the restructuring initiatives with related estimated savings expected to be over $500 million, with over $450 million realized through December 31, 2024. The remaining savings are expected to be realized in 2025.

Growth

• Continued to make strategic investments in technology, including AI, positioning us well for future growth.

• Successfully delivered another year of our focused acquisition strategy, deploying over $9.4 billion of capital consideration, highlighted by the largest inorganic investment in the Company’s history, McGriff Insurance Services, in addition to 16 other meaningful acquisitions.

• Continued to refine our operations, divesting our UK Pensions Administration and US Health and Benefits Administration businesses.

• Made significant progress in advancing our Marsh McLennan strategy, enhancing collaboration across businesses, aligning our regions and introducing a shared purpose, commitment and colleague value proposition.

People

• Continued to make strategic investments in top leadership as a role to shape and carry forward the Marsh McLennan strategy, purpose, and commitments across the Company.

• Successfully transitioned Pat Tomlinson to the Mercer President and Chief Executive Officer role upon Martine Ferland’s retirement in 2024.

• Achieved over 80% favorability in core engagement score and improved colleague retention, achieving rolling twelve-month voluntary turnover of under 10%.

• Strengthened key talent development pipeline and ensured a robust and transparent succession planning for senior management roles, including development plans in support of strategy, leadership mindset qualities, building on existing strengths and addressing opportunity areas.

40	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Name	Strategic Accomplishments

Mr. McGivney Senior Vice President and Chief Financial Officer	• Contributed to our overall strong financial performance in 2024, when we generated 7% underlying revenue growth, 10% adjusted EPS growth and our 17th consecutive year of margin expansion.
• Executed our balanced capital management strategy, deploying $4.3 billion of capital across dividends, acquisitions and share repurchases, not including the McGriff transaction.

• Played an instrumental role in our milestone acquisition of McGriff, the largest transaction in our history in terms of transaction size.

• Successfully executed $8.25 billion of senior notes issuances, including the $7.25 billion raised to finance the McGriff acquisition.

• Over several years, effectively managed our capital structure and relationships with the rating agencies such that we were able to deploy $9.4 billion of capital to acquisitions during the year while maintaining our high-quality ratings.

Mr. South President and Chief Executive Officer of Marsh Vice Chair, Marsh McLennan	• Delivered strong and balanced performance in all geographies, including $12.9 billion in Marsh revenue, an increase of 7% on an underlying basis.

• Maintained our highly acquisitive strategic focus on the US middle market space in Marsh McLennan Agency and our International operations through the completion of 10 acquisitions in 2024, most notably McGriff, the world’s 17th largest broker with 3,500 recognized specialists, and the Horton Group, another top 100 global broker.

• Advanced Marsh’s continuously evolving journey to become the risk advisor of the future with differentiated innovations, including Blue [i] analytics and progressed on our operational excellence journey.

• In partnership with Oliver Wyman, launched Sentrisk, a proprietary AI-powered platform to help clients uncover and manage supply chain risks.

• Continued to foster a culture of inclusion and belonging at Marsh and increased our colleague engagement levels. Expanded our leadership bench and launched training programs to enhance our leadership development.

* Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	41

Executive Compensation (Continued)

Name	Strategic Accomplishments

Mr. Tomlinson President and Chief Executive Officer of Mercer Vice Chair, Marsh McLennan

• Executed solid results with $5.7 billion in Mercer revenue, an increase of 5% on an underlying basis, continuing the successful run of 15 consecutive quarters of at least 5% underlying growth. The growth was broad-based with all global practices contributing to underlying growth with Health growing 8%, Wealth 4%, and Career 4%.

• Achieved $617 billion in global assets under management, a 47% increase from 2023 driven by both organic growth and the acquisitions of Cardano in the UK and the Netherlands and Vanguard’s US OCIO business.

• Continued to invest in scalable growth areas of the business including executing and integrating several key acquisitions in the Career practice: hkp// group in Germany and The Talent Enterprise in the Middle East, and onboarding and integrating Kincentric’s global Engagement offering into Mercer’s global Employee Engagement practice.

• Prioritized organic growth, including senior hiring in the areas of Transformation in Europe and in Investments globally, as well as expanding our Digital Health capabilities and footprint globally; we are now live in 102 countries.

• Maintained strong colleague engagement levels, improving participation and achieving Mercer’s highest engagement scores in more than a decade.

Mr. Klisura President and Chief Executive Officer of Guy Carpenter Vice Chair, Marsh McLennan	• Delivered strong results across both North America and International regions, achieving 8% underlying revenue growth.
• Achieved record new business growth, supported by a win-rate above 50%.
• Launched Global Capital & Advisory and Global Life & Health practices to continue expansion into new and developing segments.

• Partnered with Marsh, Mercer and Oliver Wyman to help insurance company clients address key challenges including capital, volatility and growth.

• Established the Guy Carpenter Operating Committee to support the advancement of Guy Carpenter’s growth agenda, business and people strategies.

• Enhanced programs designed to increase colleague engagement, provide training and career development, and promote community/social impact initiatives.

* Please see Exhibit A for a reconciliation of Non-GAAP financial measures to GAAP financial measures and related disclosures.

42	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

2024 Multiplier for Company Financial Performance

The financial performance factor for the Company is measured by annual adjusted EPS growth, resulting in a 0.70x to 1.30x multiplier as indicated in the following table. For 2024, the target for adjusted EPS growth was 8%.

Performance Level	Adjusted EPS Growth versus Target	Multiplier

Maximum	Target plus 2 percentage points (or higher)	1.30x

Target	Target	1.00x

Minimum	Target minus 2 percentage points (or lower)	0.70x

Note: Interpolation is used to determine the multiplier for a percentile ranking between minimum/target or target/maximum.

The financial performance measure used for adjusted EPS growth in the 2024 annual bonus framework is defined in “Definitions of Financial Performance Measures” on page 48.

Using the framework described above, our annual adjusted EPS growth as modified for executive compensation purposes relating to the 2024 bonus framework was 10.6% (versus the 10% maximum), resulting in a multiplier of 1.30x.

2024 Qualitative Assessment

The Compensation Committee believes that the use of judgment in making final bonus award decisions helps reward performance appropriately on a year-to-year basis and also on an internal equity basis among our senior executives. In addition to performance as measured against the previously described financial and strategic objectives, the Compensation Committee also assessed how these objectives were achieved. For each senior executive, the Compensation Committee also considered his current-year performance and bonus award vis-à-vis his prior-year performance and bonus award, compensation relative to peers at direct competitors and his or her total direct compensation. The Compensation Committee also reviewed the Company’s strong financial performance, including our 17th consecutive year of adjusted margin expansion and relative financial performance. As noted previously, our 2024 TSR of 13.7% outperformed the S&P 500 Equal Weight Index (13.0%).

Determination of 2024 Annual Bonuses

Using its assessment of the 2024 financial and strategic performance factors and the Company’s financial performance factor as its basis, the Compensation Committee determined the 2024 bonus award for each named executive officer in the manner described above. The actual annual bonuses paid to our named executive officers for 2024 were as follows.

Mr. Tomlinson’s 2023 bonus award is not shown because he was not a named executive officer in the 2024 proxy statement.

Name	2024 Target Bonus Award	2024 Bonus as a % of Target	2023 Actual Bonus Award	2024 Actual Bonus Award	% Change

Mr. Doyle	$3,750,000	173%	$6,000,000	$6,500,000	+8%

Mr. McGivney	$1,750,000	189%	$3,000,000	$3,300,000	+10%

Mr. South	$2,300,000	185%	$3,925,000	$4,250,000	+8%

Mr. Tomlinson	$1,900,000	163%	NA	$3,100,000	NA

Mr. Klisura	$1,900,000	200%	$3,450,000	$3,800,000	+10%

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	43

Executive Compensation (Continued)

Annual LTI Awards

The Compensation Committee determined the 2025 annual LTI awards granted to our named executive officers as described in more detail in “Determination of 2025 Annual LTI Awards” on page 44, would comprise stock options and performance stock units (PSUs), as summarized in the following table:

Award Type	Performance Alignment

Stock Options (50%)	Rewards stock price appreciation and the creation of stockholder value

Performance Stock Units (50%)	Rewards the achievement of specific Company financial objectives and relative TSR versus S&P 500 constituents

The Compensation Committee selected S&P 500 constituents as the comparator group for the relative TSR modifier given that a broad index is commonly used by other companies that have relative TSR as a performance measure. In addition, we compete for “investment dollars” against other S&P 500 constituents rather than narrowly against our peer group for executive compensation, which is relatively small and subject to potentially significant change over time.

Determination of 2025 Annual LTI Awards

The annual equity-based awards granted to our senior executives are determined by the Compensation Committee as part of its annual total compensation review. In determining the awards, the Compensation Committee considers the senior executive’s performance and his or her expected future contributions to the Company’s performance along with external market competitiveness, internal equity comparisons and the target LTI award set forth in the senior executive’s employment letter. The CEO also provides LTI award recommendations for senior executives other than himself.

The annual LTI awards granted to our named executive officers in February 2025 are shown in the following table. They are not reflected in the “2024 Summary Compensation Table” on page 55 because the awards were made after the end of the 2024 fiscal year.

	Annual LTI Awards Granted in 2025[1]
Name	Stock Options ($)	Performance Stock Units ($)	Total ($)

Mr. Doyle	8,375,000	8,375,000	16,750,000

Mr. McGivney	1,800,000	1,800,000	3,600,000

Mr. South	1,600,000	1,600,000	3,200,000

Mr. Tomlinson	1,150,000	1,150,000	2,300,000

Mr. Klisura	1,000,000	1,000,000	2,000,000

(1)

Annual LTI awards as determined by the Compensation Committee are denominated in U.S. dollars and granted as a combination of stock options and PSUs. For stock options, the value shown in the table was converted into a number of stock options based on the grant date fair value per share using the Black-Scholes option pricing model. For PSUs, the value shown in the table was converted into a number of PSUs based on the fair market value of Company common stock, which was equal to the average of the high and low trading prices of shares of the Company common stock on the trading date immediately preceding the date of grant. The grant date fair value of the PSUs, as calculated in accordance with FASB ASC Topic 718, is determined using a Monte Carlo simulation model since payouts are based in part on a relative TSR modifier, which is a market condition. In addition, stock options and PSUs granted are rounded up to the nearest whole number.

The value ultimately realized from these awards is contingent on the named executive officer’s continued service, except in certain circumstances such as retirement. The value also depends on the future performance of our stock price and, for PSU awards, achieving specific Company financial objectives and the Company’s relative TSR versus S&P 500 constituents. The terms and conditions of these awards are described in the narrative following the “2024 Grants of Plan-Based Awards Table” on page 58.

44	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

PSU Awards

The performance measure for PSU awards, which represent 50% of the 2025 annual LTI compensation for our senior executives, is adjusted EPS growth as modified for executive compensation purposes and measured on a three-year annualized growth rate basis. The PSUs granted also include a modifier based on the Company’s three-year TSR versus S&P 500 constituents. Depending on our actual financial performance results, along with relative TSR performance for the PSUs, 0% to 200% of the number of PSUs granted is delivered in shares of our common stock. Our PSU awards are calibrated to reward our senior executives for strong performance while the 200% payout cap limits the incentive for excessive risk-taking. We believe that granting PSU awards annually, with each award focused on future performance, encourages our senior executives to focus on long-term stockholder value.

The following tables provide the payout (as a percentage of target) for maximum, target and threshold performance levels for the 2022 through 2025 awards. The Compensation Committee sets the performance levels after reviewing our financial strategy, the design of PSU awards at peer group companies, forward-looking strategic goals and historical EPS growth data for S&P 500 constituents. At the time of setting the target and determining the payouts at varying levels of performance for these awards, the Compensation Committee believed that achievement of the target for annualized adjusted EPS growth was a challenging goal.

The payout of the PSU awards is determined as follows.

The financial performance measures used in the PSU awards granted in 2022 to 2025 are defined in “Definitions of Financial Performance Measures” on page 48.

Performance and Payout Levels for Our 2022 to 2025 PSU Awards

The adjusted EPS growth measure for our PSU awards is shown in the following table. The three-year target for annualized adjusted EPS growth is 8% for our PSU awards granted in 2022 to 2025. As noted previously, the Compensation Committee aims to set rigorous performance levels taking into account our financial strategy, the design of PSU awards at peer group companies (including growth targets) and historical EPS growth data for S&P 500 constituents.

Performance Level	Annualized Adjusted EPS Growth	Performance Factor (as a % of target)

Maximum	Target plus 4 percentage points (or higher)	200%

Target	Target	100%

Threshold	Target minus 4 percentage points	50%

Below Threshold	Lower than target minus 4 percentage points	0%

Note: Interpolation is used to determine the adjusted EPS growth performance factor (as a percentage of target) for a performance result between threshold/target or target/maximum.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	45

Executive Compensation (Continued)

The relative TSR modifier for our PSU awards is provided in the following table.

Performance Level	Relative TSR (versus S&P 500 constituents)	Relative TSR Modifier (as a % of target)

Maximum	75th percentile	1.25x

Target	50th percentile	1.00x

Minimum	25th percentile	0.75x

Note: Interpolation is used to determine the relative TSR modifier (as a percentage of target) for a performance result between minimum/target or target/maximum.

Performance Results for Our 2022 PSU Awards

The following charts show three-year results for the 2022 PSU awards granted to our senior executives. Our 14.6% annualized adjusted EPS growth was above maximum and qualified for a 200% EPS performance factor. In addition, our 65th percentile relative TSR versus S&P 500 constituents was above target and corresponded to a 1.15x relative TSR modifier. The PSU payout for the 2022 PSU award was 200% of target, as discussed in the next section.

The Compensation Committee believes the financial performance targets for the 2022 PSU awards were rigorous. The achievement of a 200% EPS performance factor and 1.15x relative TSR Modifier represent significant Company achievement over the performance period, including the fourth consecutive year of double-digit adjusted EPS growth, and is aligned with the Company’s strategic objectives and stockholder expectations.

Three-Year
Adjusted EPS Growth versus 8% Target

16%
12%
8%
4%
0%
14.6%
Maximum
Target
Threshold

	Three-Year Adjusted EPS Growth*	Factor
Maximum	≥12%	200%
Target	8%	100%
Threshold	4%	50%
Below Threshold	>4%	0%

Note: EPS Growth between threshold/target or target/maximum will be interpolated in order to determine the performance factor.

Three-Year
Relative TSR versus S&P 500 Constituents

100
75
50
25
0
Percentile
65th Percentile
Maximum
Target
Minimum

	Three-Year Relative TSR*	Modifier
Maximum	75th Percentile or Higher	1.25x
Target	50th Percentile (Median)	1.00x
Minimum	25th Percentile or Lower	0.75x

Relative TSR is measured versus S&P 500 constituents. Capped at 1.00x if three-year TSR is negative.

Note: Relative TSR modifier between minimum/target or target/maximum will be interpolated in order to determine the modifier.

46	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Summary of PSU Awards Granted from 2022 through 2024

The table below summarizes the three-year performance periods for PSU awards granted from 2022 to 2024, including the payout at 200% of target for our 2022 PSU award based on 14.6% annualized adjusted EPS growth as modified for executive compensation purposes. The 14.6% annualized adjusted EPS growth represents a period of strong and sustained financial performance by the Company. As discussed previously, the PSU awards granted also include a modifier based on the Company’s three-year TSR versus S&P 500 constituents. For the 2022 PSU award, our three-year TSR was at the 65th percentile versus S&P 500 constituents, which resulted in a 1.15x relative TSR modifier; however, the modifier had no impact on the actual payout of awards since it was capped (by design) at the maximum 200% of target based on our adjusted EPS growth alone. This cap mitigates the potential for excessive risk-taking by our senior executives.

The adjusted EPS growth and relative TSR measures used in the PSU awards are defined in “Definitions of Financial Performance Measures” on page 48.

The actual payout for 2023 and 2024 PSU awards will depend on three-year performance, except under certain circumstances that may require earlier measurement of results, such as the death of a participant or a change in control of the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	47

Executive Compensation (Continued)

Definitions of Financial Performance Measures

The following table defines the financial performance measures used in our executive compensation program.

Used for	Measure	Definition

2024 Annual Bonus Framework-Financial Performance Measure	Company or business net operating income	Net operating income calculated in accordance with GAAP, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and further adjusted for the impact of currency exchange rate fluctuations and acquisitions and dispositions.

2024 Annual Bonus Framework-Multiplier for Company Financial Performance	Company earnings per share*

Adjusted EPS is defined as GAAP earnings per share, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and modified to exclude the impact of fluctuations in:

1. currency exchange rates;

2. other net benefit credit (cost) related to the Company’s pension plans;

3. investment income which is primarily from Marsh & McLennan Risk Capital Holdings, Ltd. (the legal entity through which the Company owns interests in private equity funds and other investments); and

4. the U.S. federal or U.K. statutory corporate tax rate, the U.S. federal tax rate on foreign earnings earned by foreign subsidiaries and the Company’s effective tax rate due to the implementation of the OECD global tax framework.

PSU awards granted in 2022 and 2023	Company earnings per share*

Adjusted EPS is defined as GAAP earnings per share, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and modified to exclude the impact of fluctuations in:

1. currency exchange rates;

2. other net benefit credit (cost) related to the Company’s pension plans;

3. investment income which is primarily from Marsh & McLennan Risk Capital Holdings, Ltd. (the legal entity through which the Company owns interests in private equity funds and other investments);

4. the costs related to the early extinguishment of debt; and

5. the U.S. federal or U.K. statutory corporate tax rate or the U.S. federal tax rate on foreign earnings earned by foreign subsidiaries

PSU awards granted in 2024	Company earnings per share*	Same definition as 2024 Annual Bonus Framework-Multiplier for Company Financial Performance, above.

48	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Used for	Measure	Definition

PSU awards granted in 2025	Company earnings per share*

Adjusted EPS is defined as GAAP earnings per share, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and modified to exclude the impact of fluctuations in:

1. currency exchange rates;

2. investment income which is primarily from Marsh & McLennan Risk Capital Holdings, Ltd. (the legal entity through which the Company owns interests in private equity funds and other investments); and

3. the U.S. federal or U.K. statutory corporate tax rate, the U.S. federal tax rate on foreign earnings earned by foreign subsidiaries and the Company’s effective tax rate due to the implementation of the OECD global tax framework.

PSU awards granted in 2022, 2023, 2024 and 2025	Total stockholder return	TSR is measured based on the three-year period starting on the December 31st prior to the grant date and ending on December 31st three years later with 20-day stock price averaging prior to the start and end of the measurement period.

*

Year-over-year changes are calculated based on adjusted EPS as modified for the above exclusions versus prior-year adjusted EPS without modification for such exclusions. The EPS performance factor for PSU awards is determined based on three-year adjusted EPS growth using three one-year growth rates (annualized).

Peer Group Companies and Surveys

Peer Group for Executive Compensation Purposes

In 2024, the Compensation Committee reviewed the executive compensation data disclosed in the publicly available filings of the companies that comprise our peer group for executive compensation purposes. The peer group is based on business lines, talent pool and company size, as reflected by revenue and market capitalization, and includes insurance, consulting and other business services companies, as listed in the table below. The Compensation Committee reviews the peer group periodically and makes adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes. The Compensation Committee has not made any changes to the peer group since September 2019.

2024 Peer Group for Executive Compensation

Insurance Brokers	Insurance Carriers	Consulting and Business Services

Aon plc (AON)	American International Group, Inc. (AIG)	Automatic Data Processing, Inc. (ADP)

Willis Towers Watson plc (WTW)	Chubb Limited (CB)	Accenture plc (ACN)

Arthur J. Gallagher & Co. (AJG)	The Travelers Companies, Inc. (TRV)	S&P Global Inc. (SPGI)

Financial Services and General Industry Surveys

The Compensation Committee also reviews executive compensation data drawn from two industry subsets (Financial Services and General Industry) of S&P 500 constituents that participated in an executive compensation survey conducted by an independent compensation consulting firm. Each subset was refined based on revenue and market capitalization. For a list of the companies comprising these subsets, please refer to Exhibit B. The business CEO comparisons were based on subsidiaries or divisions of all companies that participated in the executive compensation survey (instead of only S&P 500 constituents) in order to have a significant sample size for these particular comparisons.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	49

Executive Compensation (Continued)

Benefit Plans and Other Programs

Retirement and Deferred Compensation Plans

We offer retirement and deferred compensation plans, in which all of our senior executives are eligible to participate to maintain a competitive compensation program.

We maintain a defined contribution retirement program in the U.S. consisting of the Supplemental Savings & Investment Plan (“SSIP”), an unfunded nonqualified defined contribution retirement plan that is coordinated with our 401(k) Savings & Investment Plan. Additional information about the SSIP, including individual amounts deferred by our named executive officers, Company matching credits and earnings during 2024, as well as account balances as of the end of 2024, is presented in the “2024 Nonqualified Deferred Compensation Table” on page 63. Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered.

We discontinued future service accruals in our U.S. defined benefit retirement programs effective December 31, 2016. The features of our U.S. retirement programs, including the present value of the accumulated pension benefits for our named executive officers as of the end of 2024, are presented in further detail in “Defined Benefit Retirement Program” on page 61. We do not have individually-designed defined benefit arrangements for any named executive officer.

Severance Arrangements

Severance payments and benefits for our senior executives are provided under our Senior Executive Severance Pay Plan, which provides for severance payments in the event of an involuntary termination of employment without “cause” (as defined in the plan) in an amount equal to the sum of the senior executive’s then-current base salary and average annual bonus award over the three prior years, plus an amount equal to a pro-rata bonus for the year of termination calculated based on the senior executive’s target annual bonus for the calendar year in which the termination date occurs multiplied by a fraction, the numerator of which is the number of days that have elapsed in such calendar year through the termination date and the denominator of which is 365.

While compensation decisions regarding our senior executives affect the potential payments under these arrangements, the existence of these severance arrangements did not influence the Compensation Committee’s decisions with respect to other elements of compensation for our named executive officers because these severance arrangements are contingent in nature and may never be triggered.

The terms of the Senior Executive Severance Pay Plan are discussed more fully in “Termination of Employment” on page 67. The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last business day of 2024, is presented in “Potential Payments Upon Termination or Change in Control” beginning on page 67.

Change-in-Control Arrangements

Change-in-control payments and benefits are provided to our senior executives through our equity-based compensation plans and the Senior Executive Severance Pay Plan, as applicable. These arrangements are intended to retain our senior executives and provide continuity of management in the event of an actual or potential change in control of the Company. Consistent with this objective, the terms of our equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a subsequent specified termination of employment for vesting to be accelerated. The Senior Executive Severance Pay Plan also includes a “double-trigger” change-in-control provision rather than providing severance payments and benefits solely on the basis of a change in control of the Company. We believe that requiring a “double trigger,” rather than providing severance payments (and accelerated vesting of equity-based awards) solely on the basis of a change in control, is more consistent with the purpose of encouraging the continued employment of our senior executives following a change in control of the Company.

We do not provide any excise tax payments, reimbursements or “gross ups” in connection with a change in control of the Company to any of our senior executives under any plan or arrangement.

The amount of the estimated payments and benefits payable to our named executive officers, assuming a change in control of the Company and subsequent specified termination of employment as of the last business day of 2024, is presented in “Potential Payments Upon Termination or Change in Control” beginning on page 63.

50	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Other Benefits and Perquisites

Our senior executives are eligible to participate in our health and welfare benefit programs on the same basis as our other eligible employees. We also provide certain perquisites and other personal benefits to our senior executives. In general, the perquisites or other personal benefits provided to our senior executives include (i) the cost of financial counseling and certain income tax return preparation and (ii) from time to time, relocation or housing costs associated with hiring a newly recruited or promoted senior executive. The incremental cost of providing perquisites and other personal benefits during 2024 to our named executive officers is presented in the footnotes to the “All Other Compensation” column of the “2024 Summary Compensation Table” on page 55.

In addition to the above, in 2023 we commissioned a security study to analyze security risks to our President and Chief Executive Officer and developed a security policy. In accordance with the security policy, we continue to provide access to a Company car and a driver with security training credentials commensurate to what is recommended in the study, to Mr. Doyle.

In 2024, in an effort to make more efficient use of Company resources, a pool of cars was made available to Mr. Doyle in accordance with the security study, and to other senior executives for business use only. The Company believes the carpool increases both efficiency and provides the necessary security for Mr. Doyle and our other senior executives to travel safely and conduct business efficiently while in transit. The incremental cost to Mr. Doyle for his personal use is detailed in the footnotes to the “All Other Compensation” column of the “2024 Summary Compensation Table” on page 55.

We believe the scope and costs of these measures serve important business purposes and constitute reasonable, necessary and appropriate expenses for the benefit of the Company and its stockholders. Since the costs arise from the nature of our senior executives’ roles and employment responsibilities at the Company, we do not consider them to be personal benefits. However, in accordance with SEC rules, we have reported the incremental costs of such personal security measures for our Chief Executive Officer in the “All Other Compensation” column in the “2024 Summary Compensation Table”.

The Compensation Committee has also determined to provide to the President and Chief Executive Officer of the Company access to corporate aircraft, in which we maintain fractional interests, for business and personal travel.

In 2024, the Compensation Committee increased the limit on the amount of personal air travel for the President and CEO from an amount not to exceed $130,000 to $275,000 per calendar year, as determined based on the aggregate incremental cost of such travel to the Company. The increase was determined based on security considerations and a review of market practice.

The imputed income attributable to the President and CEO’s personal use of corporate aircraft and a portion of a car and driver is taxable income to him. The taxes associated with this income are not reimbursed or paid by the Company.

Risk and Reward Features of Executive Compensation Program

The Compensation Committee strives to maintain an appropriate balance between risk and reward in support of our overall business strategy. Our executive compensation principles, policies and practices are designed to encourage an appropriate level of risk-taking, but not to encourage our senior executives to take excessive or unnecessary risks. To achieve this balance, we maintain the following policies and practices:

Feature	Description

Balanced Total Compensation Approach	The mix of base salary, annual bonus awards and annual LTI awards appropriately balances the shorter-term and longer-term aspects of each senior executive’s responsibilities and performance, without undue emphasis on any single element of compensation.

Performance-Based Annual Bonus Program

Awards to senior executives are made based on both financial performance measures, relating to fiscal year performance, and strategic performance objectives, which may relate to longer-term and qualitative objectives. Each senior executive’s target annual bonus and payout range of 0% to 200% is set forth in his or her employment letter. The Compensation Committee determines the bonus for each of our senior executives. We do not guarantee annual bonuses for our senior executives, except in special situations such as the initial bonus award after a senior executive’s hire if the guarantee is deemed necessary to attract a candidate to join the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	51

Executive Compensation (Continued)

Feature	Description

Stockholder-Focused LTI Program

Equity-based awards for our senior executives are granted annually on a discretionary basis by the Compensation Committee taking into consideration each individual’s past performance and expected future contributions. Awards made in 2024 were in a combination of stock options and PSU awards to align the financial interests of our senior executives with maximizing our return to stockholders. PSU awards are earned based on our achievement against financial performance objectives and the Company’s TSR versus S&P 500 constituents over a three-year performance period, both as determined by the Compensation Committee. The payout of PSU awards is capped at 200% of PSUs granted.

All equity-based awards are subject to multi-year vesting requirements or performance periods with complete forfeiture of unvested awards upon a voluntary termination of employment by a senior executive (other than by reason of retirement) or termination of employment for cause. None of our equity-based awards are scheduled to begin vesting until at least one year following their grant. In addition, the terms of our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision in the event of a change in control of the Company. We do not provide any excise tax payments, reimbursements or “gross ups” in connection with a change in control of the Company to any of our senior executives under any plan or arrangement.

Executive Stock Ownership Guidelines

Our senior executives are required to acquire and hold shares or stock units (excluding PSUs) of our common stock with an aggregate value at least equal to a specified multiple of their base salary. Stock options (whether vested or unvested) are not counted in the ownership calculation. Our senior executives may not sell shares acquired in connection with the distribution of stock units or exercise of stock options until and unless the specified multiple of base salary is reached and maintained.

Our guidelines exclude the counting of outstanding PSUs, which have a variable payout based on performance, in the calculation of ownership needed to satisfy the guidelines.

Prohibition Against Speculative Activities, Hedging or Pledging of Company Stock

We prohibit our employees, including our senior executives and directors, from engaging in speculative or hedging activities (including short sales, purchases or sales of puts or calls and trading on a short-term basis) in our common stock. We prohibit our senior executives and directors from pledging our securities as collateral for a loan or for any other purpose. We also prohibit our senior executives and directors from holding our securities in a margin account.

Compensation Recovery Policies

In accordance with the requirements set forth in the New York Stock Exchange (NYSE) Clawback listing standard (and the SEC final Clawback Rule), the Company adopted the Marsh & McLennan Companies, Inc. Compensation Clawback Policy (the “Recoupment Policy”), which provides for the recoupment of erroneously awarded incentive compensation in the event that (i) such incentive compensation awarded to a current or former executive officer was calculated based on financial results that were required to be restated due to material noncompliance with financial reporting requirements and (ii) the noncompliance resulted in overpayment of incentive compensation paid or granted within the three- year period preceding the date the restatement was required. In addition, our 2011 and 2020 Incentive and Stock Award Plans gives us the ability to provide for a clawback of outstanding or already-settled equity-based awards. The Recoupment Policy is disclosed as an exhibit to the Company’s Annual Report on Form 10-K.

The Compensation Committee also approved a clawback policy that provides for the recoupment of certain incentive compensation in the event that the Compensation Committee determines that a senior executive engaged in specified detrimental conduct (the “Clawback Policy”). The Compensation Committee has the discretion to determine the manner and amount of incentive compensation to be clawed back pursuant to the Clawback Policy.

52	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Feature	Description

10b5-1 Trading Arrangements

We have adopted insider trading policies and procedures governing the purchase, sale and/or other dispositions of securities of the Company by our directors, executive officers and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the NYSE Corporate Governance Standards. In addition, our senior executives must receive approval through pre-clearance procedures in order to transact in securities of the Company. Our Trading Securities Policy as well as a copy of our Transactions in Marsh McLennan Securities by Directors and Executive Officers Policy are described under Item 10 and are filed as Exhibits 19.1 and 19.2, respectively, to our annual report on 10-K for the year ended December 31, 2024.

Severance Payments

Severance protections for our senior executives are set at a uniform level equal to his or her base salary and three-year average annual bonus award (a “1x multiple”). In addition, without stockholder approval, we will not enter into a severance agreement with a senior executive that provides for any cash severance payment that exceeds 2.99x the sum of his or her base salary and three-year average annual bonus award.

In light of the above and based on management’s annual review and analysis focused on the incentive compensation programs covering our general employee population, we believe our compensation policies and practices do not encourage excessive or inappropriate risk-taking and that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our senior executives that are intended to align the financial interests of our senior executives with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock. These guidelines are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of management’s commitment to long-term value creation. Our senior executives are required, over a five-year period, to acquire and hold shares or stock units (excluding PSUs) of our common stock with an aggregate value at least equal to a specified multiple of their base salary. Stock options (whether vested or unvested) are not counted in the ownership calculation. In January 2022, the Compensation Committee amended the guidelines to exclude PSUs from the ownership calculation and, in view of the significant impact of the change, adopted a transition guideline providing all of our senior executives five years to reach the required multiple of base salary.

The current multiples for all senior executives are as follows:

Named Executive Officer	Ownership Level (as a multiple of base salary)

CEO	6x

Other named executive officers	3x

As of February 28, 2025, all of our named executive officers, except Mr. Tomlinson, had an ownership interest that was above the required multiple of base salary. Mr. Tomlinson has until April 1, 2029 to acquire and hold shares or stock units (excluding PSUs) of our common stock to reach the minimum.

Additional information concerning our stock ownership guidelines is available on our website under: marshmclennan.com/about/corporate-governance.html.

Holding Requirement for Equity-Based Awards

Under our stock ownership guidelines, our senior executives are required to hold all shares of our common stock acquired in connection with the distribution of stock units or exercise of stock options (net of any tax withholding and, in the case of stock options, the exercise price) until the required multiple of base salary is reached. In addition,

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	53

Executive Compensation (Continued)

unless approved by the CEO, our senior executives (other than the CEO) may not sell any shares of our common stock, however acquired, unless their ownership interest after such sale is at or above the required multiple of base salary stipulated under our stock ownership guidelines. The CEO is similarly permitted if approved by the Chair of the Compensation Committee. Mr. Doyle has not requested such approval during his tenure as CEO.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a federal income tax deduction for compensation in excess of $1 million that is paid to certain former or current senior executives in any taxable year. The Compensation Committee reserves the right to award compensation that is not tax deductible.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code governing the provision of nonqualified deferred compensation to our service providers.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense relating to share-based payments (such as stock options, PSU awards and RSU awards) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based compensation element of our executive compensation program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. The Compensation Committee considers the potential impact of FASB ASC Topic 718 on any proposed change to the equity-based compensation element of our program.

Additional Considerations

This Compensation Discussion and Analysis includes statements regarding the use of various performance measures and related target levels in the limited context of our executive compensation program. These target levels are not intended to be statements of management’s expectations of our future financial results or other guidance. Investors should not apply these target levels in any other context.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables and related narratives. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 10, 2025.

Submitted by the Compensation Committee of the Company’s Board of Directors

Steven A. Mills (Chair) Oscar Fanjul H. Edward Hanway	Tamara Ingram Morton O. Schapiro

54	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Compensation of Executive Officers

2024 Summary Compensation Table

The following table provides information regarding the compensation of our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers who were executive officers as of December 31, 2024.

Name & Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(6)

John Q. Doyle	2024	1,475,000	—	7,546,615	6,875,020	6,500,000	—	410,904	22,807,539
President and CEO,	2023	1,400,000	—	5,775,090	5,550,012	6,000,000	—	329,854	19,054,956
Marsh McLennan	2022	1,200,000	—	2,995,331	2,000,008	5,300,000	—	103,700	11,599,039

Mark C. McGivney	2024	950,000	—	1,893,530	1,725,042	3,300,000	10,067	80,975	7,959,614
Chief Financial Officer,	2023	800,000	—	1,743,014	1,675,019	3,000,000	35,557	70,125	7,323,715
Marsh McLennan	2022	800,000	—	1,621,136	1,625,003	2,650,000	—	74,277	6,770,416

Martin C. South	2024	1,000,000	—	1,536,829	1,400,022	4,250,000	—	90,833	8,277,685
President and Chief	2023	1,000,000	—	1,404,830	1,350,035	3,925,000	—	108,942	7,788,807
Executive Officer, Marsh and	2022	1,000,000	—	1,247,109	1,250,029	3,500,000	—	123,287	7,120,425
Vice Chair, Marsh McLennan

Patrick Tomlinson	2024	875,000	—	2,207,679	1,100,049	3,100,000	687	72,644	7,356,059
President and Chief Executive Officer, Mercer and Vice Chair, Marsh McLennan

Dean M. Klisura	2024	800,000	—	988,025	900,017	3,800,000	32,622	70,475	6,591,139
President and Chief Executive Officer, Guy Carpenter and Vice Chair, Marsh McLennan	2023	800,000	—	910,535	875,009	3,450,000	72,017	68,600	6,176,161

(1)

Mr. Tomlinson was appointed President and Chief Executive Officer, Mercer and Vice Chair, Marsh McLennan on April 1, 2024. Mr. Tomlinson’s compensation is shown only for 2024 since he was not a named executive officer in either 2022 or 2023. Mr. Klisura’s compensation is shown for 2023 and 2024 since he was not a named executive officer in 2022.

(2)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the awards for the years ended December 31, 2024, December 31, 2023 and December 31, 2022, respectively, computed in accordance with FASB ASC Topic 718 and using Black-Scholes (excluding the effect of estimated forfeitures). The amounts reported in the “Stock Awards” column represent PSU awards for 2024, 2023 and 2022. The grant date fair value reported for the 2024 PSU awards is based on performance at the target level and, as calculated in accordance with FASB ASC Topic 718, is determined using a Monte Carlo simulation model since payouts are based in part on a relative total stockholder return (“TSR”) modifier, which is a market condition. As stated in the description of the PSU awards following the “2024 Grants of Plan-Based Awards Table” on page 58, the payout based on maximum performance is 200% of the target level, which, if achieved, would correspond to the values reported in the table below, holding constant the grant date fair value of the Company’s common stock. The assumptions used in calculating the amounts reported for awards granted in 2024 are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2025. The assumptions used in calculating the amounts reported for awards granted prior to 2024 are included in footnote 9 captioned “Stock Benefit Plans” to the Company’s audited financial statements for the relevant fiscal year, included in the Company’s Annual Reports on Form 10-K previously filed with the SEC. The amounts reported in these columns may differ slightly from the corresponding amounts shown in the “2024 Grants of Plan-Based Awards Table” on page 58 due to rounding to the nearest whole dollar as required by SEC rules. In addition, the amounts reported in these columns may differ slightly from the amounts disclosed in the “2024 and 2025 Annual Total Direct Compensation of Named Executive Officers” section on page 31 of the Compensation Discussion and Analysis due to rounding to the nearest whole share.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	55

Executive Compensation (Continued)

Name	Year	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Target Performance (100%) ($)	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Maximum Performance (200%) ($)

Mr. Doyle	2024	7,546,615	15,093,230

	2023	5,775,090	11,550,179
	2022	1,995,163	3,990,326

Mr. McGivney	2024	1,893,530	3,787,061

	2023	1,743,014	3,486,028
	2022	1,621,136	3,242,272

Mr. South	2024	1,536,829	3,073,658

	2023	1,404,830	2,809,660
	2022	1,247,109	2,494,218

Mr. Tomlinson	2024	1,207,634	2,415,269

	2023	156,111	312,222
	2022	124,726	249,452

Mr. Klisura	2024	988,025	1,976,049

	2023	910,535	1,821,070
	2022	748,205	1,496,410

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts received for annual bonus awards, as described in the “Annual Bonus” section beginning on page 37 of the Compensation Discussion and Analysis. The awards earned in respect of 2024 were determined by the Compensation Committee at its meeting on February 18, 2025 and were paid on February 28, 2025.

(4)

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase, if any, in the present value of the named executive officers’ benefits (both vested and unvested) under the tax-qualified Marsh & McLennan Companies Retirement Plan, the Company’s Benefit Equalization Plan and the Company’s Supplemental Retirement Plan. For 2024, the amount reported for each named executive officer reflects changes in age and service, the interest rate and the mortality assumption projecting longer life expectancies, and any change in base salary. The assumptions used in calculating the amounts reported are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2025. The Company’s retirement programs are described in further detail in “Defined Benefit Retirement Program” on page 61. No named executive officer received preferential or above-market earnings on deferred compensation. The Company discontinued future service accruals in the United States Defined Benefit Retirement Program effective December 31, 2016.

(5)	The following items are reported in the “All Other Compensation” column for the named executive officers in 2024:

All Other Compensation

Name	Company Contributions to Defined Contribution Plans ($)(a)	Employee Stock Purchase Plan Interest ($)(b)	Financial Planning and Income Tax Preparation ($)(c)	Personal Use of Corporate Aircraft ($)(d)	Personal Use of Company Car ($)(e)	Personal Security ($)(f)	Other ($)(g)	Total ($)

Mr. Doyle	103,250	0	14,475	266,860	7,409	18,910	0	410,904

Mr. McGivney	66,500	0	14,475	0	0	0	0	80,975

Mr. South	70,001	88	12,915	0	0	0	7,830	90,833

Mr. Tomlinson	61,250	0	11,394	0	0	0	0	72,644

Mr. Klisura	56,000	0	14,475	0	0	0	0	70,475

(a)

These amounts include the Company’s matching contributions under the Company’s 401(k) Savings & Investment Plan and Supplemental Savings and Investment Plan (SSIP) attributable to 2024. The Company’s 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in the “2024 Nonqualified Deferred Compensation Table” section on page 63.

(b)	This amount represents interest credited on the named executive officer’s account within the Company’s tax-qualified employee stock purchase plan.

(c)

These amounts represent the cost to the Company of offering personal financial planning and tax preparation services to the named executive officers. The imputed income attributable to these services was taxable income to the named executive officer. The taxes associated with this income were not reimbursed or paid by the Company.

(d)

This amount represents the incremental cost to the Company of Mr. Doyle’s personal use of corporate aircraft, in which the Company owns fractional interests, in accordance with his employment letter. The incremental cost has been calculated by adding the incremental variable costs associated with personal flights (including hourly charges, taxes, passenger fees, international fees, ground services and catering). The imputed income attributable to his personal use of corporate aircraft was taxable income to Mr. Doyle. The taxes associated with this income were not reimbursed or paid by the Company. In 2024, the Compensation Committee increased the limit on the amount of personal air travel for the President and CEO, not to exceed $275,000.

56	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

(e)

In an effort to make more efficient use of company resources, we moved from an individually assigned driver to a pool of cars and drivers available for use by Mr. Doyle for business and personal use, and to other senior executives for business purposes only. This amount represents the approximate cost to the Company of Mr. Doyle’s personal use of the carpool, in accordance with the recommendations of our security study. The imputed income attributable to this use was taxable income to Mr. Doyle. The taxes associated with this income were not reimbursed or paid by the Company.

(f)

This amount represents the cost to the Company of security for Mr. Doyle in connection with his role, which includes overtime costs allocable to Mr. Doyle’s personal usage of the Company’s security-trained carpool drivers. We believe the scope and costs of these measures serve important business purposes and constitute reasonable, necessary and appropriate expenses for the benefit of the Company and its stockholders. Since the costs arise from the nature of our President and Chief Executive Officer’s role and his employment responsibilities at the Company, we do not consider them to be personal benefits to our CEO. However, in accordance with SEC rules, we have reported them here.

(g)

For Mr. South, this amount represents the payments by the Company of the tax preparation fees including reimbursement of taxes in connection with Mr. South’s prior relocation from the U.K. to New York City.

(6)	The total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due rounding to the nearest whole dollar as required by SEC rules.

Employment Letters

During 2024, Mr. Doyle’s terms of employment as our President and Chief Executive Officer, as approved by the Compensation Committee, were as follows:

•	an annual base salary of $1,500,000;

•	an annual bonus with a target level of $3,750,000;

•	an annual long-term incentive (“LTI”) award with a target grant date fair value of $13,750,000;

•	continued participation in the Senior Executive Severance Pay Plan; and

•

access to a car and driver for business and personal use, including work/home travel, and to corporate aircraft in which we maintain fractional interests, for business and personal travel (with such personal air travel limited to an amount not to exceed $275,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company).

In consideration for his employment arrangements, Mr. Doyle entered into confidentiality, noncompetition and nonsolicitation covenants in favor of the Company for the duration of his employment and for 24 months following his termination of employment.

In February 2025, the Compensation Committee approved an increase in Mr. Doyle’s annual LTI award target to $16,750,000.

The Company also has employment letters with each of the other named executive officers that follow a common template, approved by the Compensation Committee, and include the following principal terms:

•

Base salary, target annual bonus and target annual LTI award, and applicable payment ranges. Actual annual bonus payments and annual LTI awards are based on factors described in the “Annual Bonus” section on page 37 and “Annual LTI Awards” section on page 44 of the Compensation Discussion and Analysis;

•

Participation in the Company’s Senior Executive Severance Pay Plan, as described in the “Severance Arrangements” section on page 50 of the Compensation Discussion and Analysis and the “Potential Payments Upon Termination or Change in Control” section on page 63; and

•	Confidentiality, noncompetition, and nonsolicitation covenants in favor of the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	57

Executive Compensation (Continued)

2024 Grants of Plan-Based Awards Table

The following table provides information on the grants of plan-based awards made to the named executive officers in 2024. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the target annual cash bonus opportunities in respect of 2024. The terms and conditions of these awards are described in the “Annual Bonus” section on page 37 of the Compensation Discussion and Analysis. The remaining columns relate to plan-based equity-based awards granted in 2024 under the 2020 Incentive and Stock Award Plan. The equity-based awards consist of PSU awards, RSU awards and stock options with respect to shares of the Company’s common stock. The terms and conditions of these awards are described in the narrative following this table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Closing Stock Price on Date of Grant ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
(a)	(b)(1)	(c)(1)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John Q. Doyle			0	3,750,000	7,500,000

	2/22/2024	2/22/2024				0	34,295	68,590					7,546,615

	2/22/2024	2/22/2024								138,063	200.468	204.260	6,875,020

Mark C. McGivney			0	1,750,000	3,500,000

	2/22/2024	2/22/2024				0	8,605	17,210					1,893,530

	2/22/2024	2/22/2024								34,642	200.468	204.260	1,725,042

Martin C. South			0	2,300,000	4,600,000

	2/22/2024	2/22/2024				0	6,984	13,968					1,536,829

	2/22/2024	2/22/2024								28,115	200.468	204.260	1,400,022

Patrick Tomlinson			0	1,900,000	3,800,000

	2/22/2024	2/22/2024				0	5,488	10,976					1,207,634

	2/22/2024	2/22/2024								22,091	200.468	204.260	1,100,049

	4/1/2024	1/10/2024							4,854				1,000,045

Dean M. Klisura			0	1,900,000	3,800,000

	2/22/2024	2/22/2024				0	4,490	8,980					988,025

	2/22/2024	2/22/2024								18,074	200.468	204.260	900,017

(1)

The equity-based awards granted on February 22, 2024 reported in this table were approved by the Compensation Committee at its meeting on the same date. The April 1, 2024 special RSU award granted to Mr. Tomlinson, which vests on April 15, 2027, was approved by the Compensation Committee at its meeting on January 10, 2024.

(2)	The actual annual cash bonuses awarded to the named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the “2024 Summary Compensation Table.”

(3)	The amounts reported in columns (g), (h) and (i) reflect PSU awards granted on February 22, 2024. The terms and conditions of these awards are described in the narrative following this table.

(4)	The amount reported in column (j) reflect the special RSU award granted on April 1, 2024. The terms and conditions of this award is described in the narrative following this table.

(5)	The amounts reported in column (k) reflect nonqualified stock options granted on February 22, 2024. The terms and conditions of these awards are described in the narrative following this table.

(6)

The stock options granted on February 22, 2024 have an exercise price of $200.468 per share, equal to the average of the high and low trading prices of shares of the Company’s common stock on February 21, 2024, the trading date immediately preceding the date of grant, determined using Black-Scholes. The closing market price of the Company’s common stock on the date of grant was $204.26 per share, which was higher than the stock option exercise price.

(7)

The aggregate grant date fair value reported for the PSU awards, as calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, may differ from the value of the PSUs calculated based on the fair market value of the Company’s common stock and is based on performance at the target level. The assumptions used in calculating the amounts reported for awards granted prior to 2024 are included in footnote 9 captioned “Stock Benefit Plans” to the Company’s audited financial statements for the relevant fiscal year, included in the Company’s Annual Reports on Form 10-K previously filed with the SEC.

58	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

Stock Options

Stock options represent the right to purchase a specified number of shares of the Company’s common stock at a specified exercise price for a specified period of time. Stock options are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting and a shortened exercisability period in the event of death, disability and specified terminations of employment. The stock options granted to the named executive officers on February 22, 2024 are scheduled to vest on February 22, 2025, 2026, 2027 and 2028 and will expire no later than February 21, 2034. The stock options have an exercise price equal to the average of the high and low trading prices of shares of the Company’s common stock on the trading date immediately preceding the date of grant.

Performance Stock Unit Awards

A PSU award represents a promise to deliver, as soon as practicable after the end of the performance period, a number of shares of the Company’s common stock ranging from 0% to 200% of the number of PSUs vested, based on performance as determined by the Compensation Committee. The performance measure for PSU awards is adjusted EPS growth as modified for executive compensation purposes and measured on a three-year annualized growth rate basis. PSU awards also include a modifier based on the Company’s three-year TSR versus S&P 500 constituents. Additional information about the EPS performance factor and relative TSR modifier is provided in the “Annual LTI Awards” section on page 44 of the Compensation Discussion and Analysis. The PSU awards granted to the named executive officers on February 22, 2024 are scheduled to vest on February 28, 2027, with full or pro-rata vesting in the event of death, disability and specified terminations of employment. PSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested PSU. Dividend equivalents that relate to PSU awards that do not vest or are forfeited also will be forfeited. Holders of PSU awards have no right to vote the shares of common stock subject to the award.

The treatment of these awards upon termination of employment or a change in control of the Company is described in further detail in “Potential Payments Upon Termination or Change in Control” on page 63.

Outstanding Restricted Stock Unit Awards

An RSU represents a promise to deliver a share of the Company’s common stock as soon as practicable after vesting. RSU awards vest on a full or pro-rata basis in the event of death, disability and specified terminations of employment. RSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested RSU. Dividend equivalents that relate to RSU awards that do not vest or are forfeited also will be forfeited. Holders of RSU awards have no right to vote the shares of common stock subject to the award.

The Company has not granted annual RSU awards to senior executives since 2019.

The special RSU award granted to Mr. Tomlinson on April 1, 2024 in connection with his appointment as President and Chief Executive Officer of Mercer is scheduled to vest on April 15, 2027.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	59

Executive Compensation (Continued)

2024 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides certain information concerning equity-based awards held by the named executive officers as of December 31, 2024. All outstanding equity awards are with respect to shares of the Company’s common stock.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

John Q. Doyle	5/1/2016	84,318	0	63.090	4/30/2026

	2/22/2017	66,623	0	73.195	2/21/2027

	2/21/2018	73,811	0	83.046	2/20/2028

	2/19/2019	78,519	0	90.785	2/18/2029

	2/19/2020	75,878	0	118.865	2/18/2030

	2/22/2021	57,307	19,103	117.530	2/21/2031

						1/1/2022	5,762	1,223,906

	2/23/2022	31,869	31,869	151.368	2/22/2032

						2/23/2022			26,426	5,613,147

	2/23/2023	33,096	99,291	164.145	2/22/2033

						2/23/2023			67,624	14,364,014

	2/22/2024	0	138,063	200.468	2/21/2034

						2/22/2024			68,590	14,569,202

Mark C. McGivney	2/22/2021	50,565	16,856	117.530	2/21/2031

	2/23/2022	25,893	25,894	151.368	2/22/2032

						2/23/2022			21,472	4,560,868

	2/23/2023	9,988	29,967	164.145	2/22/2033

						2/23/2023			20,410	4,335,288

	2/22/2024	0	34,642	200.468	2/21/2034

						2/22/2024			17,210	3,655,576

Martin C. South	2/19/2019	12,620	0	90.785	2/18/2029

	2/19/2020	11,856	0	118.865	2/18/2030

	2/22/2021	9,270	3,091	117.530	2/21/2031

	2/23/2022	19,918	19,919	151.368	2/22/2032

						2/23/2022			16,518	3,508,588

	2/23/2023	8,050	24,153	164.145	2/22/2033

						2/23/2023			16,450	3,494,145

	2/22/2024	0	28,115	200.468	2/21/2034

						2/22/2024			13,968	2,966,943

Patrick Tomlinson	2/21/2018	2,500	0	83.046	2/20/2028

	2/19/2019	5,609	0	90.785	2/18/2029

	2/19/2020	5,039	0	118.865	2/18/2030

	2/22/2021	4,214	1,405	117.530	2/21/2031

	2/23/2022	1,992	1,992	151.368	2/22/2032

						2/23/2022	551	117,038

						2/23/2022			1,652	350,901

	2/23/2023	894	2,685	164.145	2/22/2033

						2/23/2023	1,219	258,928

						2/23/2023			1,828	388,285

						3/1/2023	2,455	521,467

	2/22/2024	0	22,091	200.468	2/21/2034

						2/22/2024			10,976	2,331,412

						4/1/2024	4,854	1,031,038

Dean M. Klisura	2/21/2018	9,569	0	83.046	2/20/2028

	2/19/2019	10,516	0	90.785	2/18/2029

	2/19/2020	11,856	0	118.865	2/18/2030

	2/22/2021	8,427	2,810	117.530	2/21/2031

	2/23/2022	11,951	11,951	151.368	2/22/2032

						2/23/2022			9,910	2,104,983

	2/23/2023	5,218	15,654	164.145	2/22/2033

						2/23/2023			10,662	2,264,715

	2/22/2024	0	18,074	200.468	2/21/2034

						2/22/2024			8,980	1,907,442

(1)	Represents vested and unvested stock options. The unvested stock options ratably vest and become exercisable in 25% increments on the first four anniversaries of the grant date.

60	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

(2)	The following table provides the vesting schedule of the RSU awards that were not vested as of December 31, 2024.

Grant Date	Name of Executive	Vesting Schedule

4/1/2024	Mr. Tomlinson	100% vesting on April 15, 2027

3/1/2023	Mr. Tomlinson	50% vesting on each March 15, 2025 and 2026

2/23/2023	Mr. Tomlinson	50% vesting on each February 28, 2025 and 2026

2/23/2022	Mr. Tomlinson	100% vesting on February 28, 2025

1/1/2022	Mr. Doyle	100% vesting on January 15, 2025

(3)	Based on the closing price per share of the Company’s common stock on December 31, 2024 ($212.41), the last trading day of 2024.

(4)

Represents the number of shares to be received in respect of PSU awards assuming the achievement of maximum performance for the 2022, 2023 and 2024 PSU awards. The PSU awards granted in February 2022 vested on February 28, 2025, and PSU awards granted in February 2023 and February 2024 will vest on February 28, 2026 and February 28, 2027, respectively, and will be paid in a number of shares of the Company’s common stock determined based on actual performance over the applicable three-year performance period. Our adjusted EPS growth rates as modified for executive compensation purposes for 2022, 2023 and 2024 were determined by the Compensation Committee in the first quarter after the end of the year. As of December 31, 2024, performance was tracking above target payout level for the 2022, 2023 and 2024 PSU awards. If the Company does not attain the maximum performance for the 2022, 2023 and 2024 PSU awards over the applicable three-year performance period, the number of shares received by the named executive officers upon settlement will be lower. The number of deliverable shares will range from 0% to 200% of the number of PSUs vested. See the “Performance Results for Our 2022 PSU Awards” section on page 46 of the Compensation Discussion and Analysis and the narrative following the “2024 Grants of Plan-Based Awards Table” above with respect to the 2024 PSU awards granted to the named executive officers.

2024 Option Exercises and Stock Vested Table

The following table provides certain information concerning (i) stock options exercised by the named executive officers in 2024 and (ii) other stock awards held by the named executive officers that vested or were earned in 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

John Q. Doyle	0	0	28,930	5,872,356

Mark C. McGivney	66,393	7,072,591	25,526	5,181,395

Martin C. South	15,913	1,958,092	12,264	2,563,684

Patrick Tomlinson	4,126	516,773	5,225	1,066,793

Dean M. Klisura	9,994	1,317,259	11,699	2,448,997

(1)	Based on the difference between the market price of the underlying shares of the Company’s common stock on the date of exercise and the exercise price of the stock options.

(2)

Includes distribution of shares of the Company’s common stock in connection with 2021 PSU awards that vested in 2024 and paid out at 200% of target based on Company performance (Mr. Doyle—28,930 shares, Mr. McGivney—25,526 shares, Mr. South—4,680 shares, Mr. Tomlinson—2,128 shares and Mr. Klisura—4,256 shares).

(3)	Based on the average of the high and low trading prices of a share of the Company’s common stock on the trading date immediately preceding the award vesting date.

Defined Benefit Retirement Program

The Company discontinued future service accruals effective December 31, 2016 in the tax-qualified Marsh & McLennan Companies Retirement Plan, the nonqualified Benefit Equalization Plan and the nonqualified Supplemental Retirement Plan (collectively, the “United States Defined Benefit Retirement Program”). The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to employees who are not subject to such limitations. The Supplemental Retirement Plan provides for an enhanced benefit for a select group of highly compensated employees. Mr. McGivney, Mr. Tomlinson and Mr. Klisura participate in the United States Defined Benefit Retirement Program. Mr. Doyle and Mr. South are not eligible to participate in the United States Defined Benefit Retirement Program because they did not meet the eligibility requirements to join the retirement program prior to December 31, 2016.

For participants who are eligible for these plans, annual benefits payable at age 65 in the form of a single-life annuity are determined generally by the following formula:

•	2.0% of eligible salary for each of the first 25 years of eligible benefit service through December 31, 2016; plus

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	61

Executive Compensation (Continued)

•	1.6% of eligible salary for each of the next five years of eligible benefit service through December 31, 2016; plus

•	1.0% of eligible salary for each year of eligible benefit service over 30 years through December 31, 2016.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Participants who are at least age 65 are eligible for normal retirement benefits and participants who have attained five years of vesting service and are at least age 55 are eligible for early retirement benefits. Of the named executive officers, only Mr. McGivney and Mr. Klisura are eligible for early retirement benefits. Mr. Tomlinson is not eligible because he has not yet met the minimum age requirement for early retirement benefits. Benefits under the United States Defined Benefit Retirement Program vest upon the earliest of (i) a participant’s attainment of five years of vesting service, (ii) attainment of age 65 or (iii) a change in control of the Company. Mr. McGivney, Mr. Tomlinson and Mr. Klisura currently have a vested benefit under the United States Defined Benefit Retirement Program.

The present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2024, as well as other information about each of our defined benefit retirement plans, is reported in the table below. Assumptions used in the calculation of these amounts, other than retirement age, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2025. The assumed retirement age used for purposes of this table is 65 years for all named executive officers who participate in these plans. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. The Company’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. The Company is not required to, and does not, fund any of its obligations to the named executive officers who participate in these plans under any of its nonqualified defined benefit retirement plans.

Pension Benefits Table for 2024

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

John Q. Doyle	None

Mark C. McGivney(3)	Qualified Retirement Plan	9.7	276,895	0

	Benefit Equalization Plan	9.7	275,388	0

	Supplemental Retirement Plan	9.7	116,011	0

	Total		668,295	0

Martin C. South	None

Patrick Tomlinson	Qualified Retirement Plan	2.3	60,600	0

	Benefit Equalization Plan	2.3	10,988	0

	Supplemental Retirement Plan	2.3	8,259	0

	Total	2.3	79,848	0

Dean M. Klisura(3)	Qualified Retirement Plan	23.9	755,039	0

	Benefit Equalization Plan	23.9	413,029	0

	Supplemental Retirement Plan	23.9	206,380	0

	Total		1,374,447

(1)	Represents years of benefit accrual service as of December 31, 2016.

(2)

Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years for all of the named executive officers, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2025. The U.S. Retirement Program provides a survivor benefit, in the form of a monthly annuity, to a qualifying spouse or domestic partner upon the death of a vested participant. The present value of this survivor benefit in the event of death on December 31, 2024 was $589,141 for Mr. McGivney, $84,151 for Mr. Tomlinson and $943,975 for Mr. Klisura. The total amounts reported in this column may not equal the sum of amounts reflected due to rounding to the nearest whole dollar as required by SEC rules.

(3)

Mr. McGivney and Mr. Klisura are eligible for an early retirement benefit. Their early retirement benefits are separately quantified in the table included in the “Potential Payments Upon Termination or Change in Control” section on page 63.

62	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

2024 Nonqualified Deferred Compensation Table

The Company maintains the Supplemental Savings & Investment Plan (the “SSIP”), a nonqualified deferred compensation plan that coordinates with the Company’s 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan.

Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Company’s 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives. These alternatives consist of a variety of mutual funds and units of the Company’s common stock. Participants in the SSIP may change their investment elections at any time, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in units of the Company’s common stock, that amount cannot be reallocated to any other notional investment.

After a participant completes one year of service with the Company, the Company provides matching credits at the same rate as the Company’s 401(k) Savings & Investment Plan. Effective January 1, 2017, eligible participants who are employed by an eligible participating company and have completed one year of service receive a 4% fixed company credit with respect to their base salary over the Internal Revenue Service limit on compensation that may be considered under the Company’s 401(k) Savings & Investment Plan, whether or not they elect to make employee deferrals to the SSIP.

Participants are not permitted to make withdrawals from their accounts while they are employed by the Company. Participants are generally entitled to payment of their accounts after their employment ends, including upon retirement, death or disability in a lump sum or annual installments over 2 to 15 years.

All of the named executive officers were eligible to participate in the SSIP in 2024.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

John Q. Doyle	70,200	80,033	84,155	0	1,020,778

Mark C. McGivney	36,667	42,350	292,779	0	1,710,466

Martin C. South	69,500	46,784	37,929	0	501,241

Patrick Tomlinson	48,250	37,100	54,957	0	568,544

Dean M. Klisura	27,300	31,850	294,124	0	1,660,797

(1)	Amounts reported in this column are also reported in the “All Other Compensation” column in the “2024 Summary Compensation Table” on page 55.

(2)

Aggregate earnings are based upon the performance of a variety of mutual funds and shares of the Company’s common stock. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the “2024 Summary Compensation Table” on page 55.

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits to be provided to the named executive officers in the event of the specified terminations of employment, including following a change in control of the Company. In accordance with SEC rules, this table assumes that the relevant triggering event occurred on December 31, 2024, the last business day of the last completed fiscal year, and that the market price of the Company’s common stock was the closing stock price as of December 31, 2024 ($212.41 per share), the last trading day of 2024.

The employment letter for each named executive officer provides that he/she will participate in the Company’s Senior Executive Severance Pay Plan. In general, the Senior Executive Severance Pay Plan provides for cash severance in the event of an involuntary termination of employment without “cause” (as described in “Termination of Employment” below) or, within the two-year period following a change in control of the Company, either by the successor entity without cause or by the participant for a termination of employment for “good reason” (as described in “Termination of Employment” below). In addition, each such named executive officer is eligible for specified payments and benefits upon death or “disability” (as described in “Termination of Employment” below).

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	63

Executive Compensation (Continued)

Cash severance under the Senior Executive Severance Pay Plan is paid in a lump sum equal to:

•	one times annual base salary;

•	one times the average of the annual bonuses paid to the participant for each of the three prior calendar years; and

•	a pro-rata bonus for the year of termination.

The Senior Executive Severance Pay Plan also provides 12 months of outplacement services and continued medical and dental coverage for 12 months at active employee rates. Severance payments and benefits are conditioned on a participant having executed a waiver and release of claims in favor of the Company (including restrictive covenants). The cash severance amounts included in the following table reflect the employment arrangements in effect on December 31, 2024.

The terms and conditions of equity-based awards provide for full or pro-rata vesting in the event of death, disability and specified terminations of employment.

64	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

As of December 31, 2024, Mr. McGivney and Mr. Klisura were eligible to commence benefit payments under the Company’s United States Defined Benefit Retirement Program upon an early retirement.

Name	Termination Reason	Total Cash Payment ($)(1)	Unvested Stock Awards ($)(2)	Unvested Option Awards ($)(2)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($)(3)(4)(5)	Total ($)(6)

John Q. Doyle	Involuntary termination without cause	13,366,667	17,856,034	1,812,493	467,086	19,811	33,522,090

	Involuntary termination without cause or termination for good reason following a change in control	10,616,667	28,485,668	10,198,869	662,575	19,811	49,983,589

	Death	3,750,000	28,485,668	10,198,869	662,575	0	43,097,111

	Disability	3,750,000	30,015,445	10,198,869	679,428	0	44,643,741

	Retirement	0	16,648,483	1,812,493	467,086	0	18,928,062

Mark C. McGivney	Involuntary termination without cause	6,983,333	7,611,288	1,599,297	220,090	22,459	16,436,467

	Involuntary termination without cause or termination for good reason following a change in control	5,433,333	10,723,944	5,039,971	281,552	22,459	21,501,259

	Death	1,750,000	10,723,944	5,039,971	281,552	0	17,795,466

	Disability	1,750,000	11,107,981	5,039,971	285,780	0	18,183,732

	Retirement	0	7,611,288	1,599,297	220,090	0	9,430,675

Martin C. South	Involuntary termination without cause	8,358,333	5,979,554	293,274	171,934	5,122	14,808,218

	Involuntary termination without cause or termination for good reason following a change in control	6,408,333	8,486,204	3,010,664	221,235	5,122	18,131,558

	Death	2,300,000	8,486,204	3,010,664	221,235	0	14,018,103

	Disability	2,300,000	8,797,810	3,010,664	224,667	0	14,333,140

	Retirement	0	5,979,554	293,274	171,934	0	6,444,762

Patrick Tomlinson	Involuntary termination without cause	5,070,000	2,423,386	0	45,943	20,971	7,560,300

	Involuntary termination without cause or termination for good reason following a change in control	3,870,000	3,833,363	648,304	68,265	20,971	8,440,904

	Death	1,900,000	3,833,363	648,304	68,265	0	6,449,933

	Disability	1,900,000	4,078,272	648,304	70,962	0	6,697,539

Dean M. Klisura	Involuntary termination without cause	7,450,000	3,713,352	266,613	105,860	16,849	11,552,674

	Involuntary termination without cause or termination for good reason following a change in control	5,550,000	5,323,419	1,967,506	137,443	16,849	12,995,218

	Death	1,900,000	5,323,419	1,967,506	137,443	0	9,328,369

	Disability	1,900,000	5,523,722	1,967,506	139,650	0	9,530,878

	Retirement	0	3,713,352	266,613	105,860	0	4,085,825

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	65

Executive Compensation (Continued)

(1)

The following table sets forth the calculation of amounts shown in the “Total Cash Payment” column of the table above. For purposes of this calculation, because this table assumes that termination of employment occurs at year-end, the amount shown in the “Pro-Rata Bonus” column of the table below is equal to the individual’s actual or target bonus for the entire year.

Name	Termination Reason	Base Salary ($)	Average Bonus ($)	Total ($)	Severance Multiplier	Total Severance ($)(a)	Pro Rata Bonus ($)(b)	Total Cash Payment ($)(c)

Mr. Doyle	Involuntary termination without cause	1,500,000	5,366,667	6,866,667	1	6,866,667	6,500,000	13,366,667

	Involuntary termination without cause or termination for good reason following a change in control	1,500,000	5,366,667	6,866,667	1	6,866,667	3,750,000	10,616,667

	Death	N/A	N/A	N/A	0	0	3,750,000	3,750,000

	Disability	N/A	N/A	N/A	0	0	3,750,000	3,750,000

	Retirement	N/A	N/A	N/A	0	0	0	0

Mr. McGivney	Involuntary termination without cause	1,000,000	2,683,333	3,683,333	1	3,683,333	3,300,000	6,983,333

	Involuntary termination without cause or termination for good reason following a change in control	1,000,000	2,683,333	3,683,333	1	3,683,333	1,750,000	5,433,333

	Death	N/A	N/A	N/A	0	0	1,750,000	1,750,000

	Disability	N/A	N/A	N/A	0	0	1,750,000	1,750,000

	Retirement	N/A	N/A	N/A	0	0	0	0

Mr. South	Involuntary termination without cause	1,000,000	3,108,333	4,108,333	1	4,108,333	4,250,000	8,358,333

	Involuntary termination without cause or termination for good reason following a change in control	1,000,000	3,108,333	4,108,333	1	4,108,333	2,300,000	6,408,333

	Death	N/A	N/A	N/A	0	0	2,300,000	2,300,000

	Disability	N/A	N/A	N/A	0	0	2,300,000	2,300,000

	Retirement	N/A	N/A	N/A	0	0	0	0

Mr. Tomlinson	Involuntary termination without cause	900,000	1,070,000	1,970,000	1	1,970,000	3,100,000	5,070,000

	Involuntary termination without cause or termination for good reason following a change in control	900,000	1,070,000	1,970,000	1	1,970,000	1,900,000	3,870,000

	Death	N/A	N/A	N/A	0	0	1,900,000	1,900,000

	Disability	N/A	N/A	N/A	0	0	1,900,000	1,900,000

Mr. Klisura	Involuntary termination without cause	800,000	2,850,000	3,650,000	1	3,650,000	3,800,000	7,450,000

	Involuntary termination without cause or termination for good reason following a change in control	800,000	2,850,000	3,650,000	1	3,650,000	1,900,000	5,550,000

	Death	N/A	N/A	N/A	0	0	1,900,000	1,900,000

	Disability	N/A	N/A	N/A	0	0	1,900,000	1,900,000

	Retirement	N/A	N/A	N/A	0	0	0	0

a)

Reflects amounts payable by the Company in the form of a lump sum as soon as practicable following termination of employment, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.

b)

“Pro-Rata Bonus” amounts, if any, are payable by the Company at the same time annual bonuses for the applicable year are paid to the Company’s senior executives generally, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.

c)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

(2)

Reflects equity-based awards, with respect to the Company’s common stock, outstanding as of December 31, 2024. The values for 2022, 2023 and 2024 PSU awards depend on the termination reason. For certain events such as retirement (i.e., age and service vesting), the values are based on results as determined by the Compensation Committee and 8% EPS growth for the remaining years of the award period for each award. For events in which the vesting of equity-based awards accelerates, such as death, the values are based on performance for abbreviated award periods.

(3)

Each of the named executive officers is eligible to continue receiving Company-sponsored health insurance for 12 months following certain terminations of employment. To receive such benefits, a named executive officer is required to contribute at the same level as similarly situated active employees. Each of the named executive officers is eligible to receive outplacement services for a period of 12 months.

(4)

The amounts reported in this column, where applicable, include the Company’s 401(k) Savings & Investment Plan matching contributions made by the Company that would vest in the event of death or permanent disability (as defined the Company’s Long-Term Disability Plan).

66	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Executive Compensation (Continued)

(5)

Mr. McGivney and Mr. Klisura are eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section on page 61. If Mr. McGivney had retired from the Company effective December 31, 2024, the present value of his accumulated pension benefits would have been $717,422. If Mr. Klisura had retired from the Company effective December 31, 2024, the present value of his accumulated pension benefits would have been $1,587,134. In addition, Mr. McGivney and Mr. Klisura would have been entitled to payment of their account balances under the Company’s 401(k) Savings & Investment Plan and the SSIP. These amounts are not reflected in the total set forth in this column. Mr. Doyle and Mr. South are not eligible to participate in the United States Defined Benefit Retirement Program because they did not meet the eligibility requirements to join the retirement program prior to December 31, 2016.

(6)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

Termination of Employment

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment payments and benefits under the terms of the Company’s applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to eligible employees upon termination of employment, including:

•	base salary through the date of termination and accrued but unused vacation time;

•	post-employment group medical benefit continuation at the employee’s cost;

•	welfare benefits provided to eligible U.S. retirees;

•	distributions of defined benefit plan benefits, whether or not tax-qualified (our U.S. defined benefit retirement program is described in the “Defined Benefit Retirement Program” section, on page 61);

•

distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in the “2024 Nonqualified Deferred Compensation Table” section, on page 63); and

•	vested benefits.

The Senior Executive Severance Pay Plan defines “cause” as a participant’s: (i) willful failure to substantially perform the duties consistent with his or her position which is not remedied within 10 days after receipt of written notice from the Company specifying such failure; (ii) willful violation of any written Company policy, including, but not limited to, the Company’s Code of Business Conduct & Ethics; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs; (v) gross negligence or willful misconduct which results in, or could reasonably be expected to result in, a material loss to the Company or material damage to the reputation of the Company; or (vi) violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement or material breach of fiduciary duty against the Company.

The Senior Executive Severance Pay Plan defines “good reason” as: (i) a material reduction in the participant’s base salary; (ii) a material reduction in the participant’s annual incentive opportunity (including a material adverse change in the method of calculating the participant’s annual incentive); (iii) a material diminution of the participant’s duties, responsibilities or authority; or (iv) a relocation of more than 50 miles from the participant’s office location in effect immediately prior to the change in control of the Company. This definition of “good reason” only applies during the 24-month period following a change in control of the Company.

The employment letter for each named executive officer defines “permanent disability” as occurring when it is determined (by the Company’s disability carrier for the primary long-term disability plan or program applicable to the named executive officer because of his or her employment with the Company) that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Change in Control

As described in the “Change-in-Control Arrangements” section on page 67, the terms of our outstanding and unvested equity-based awards contain a “double-trigger” change-in-control vesting provision, which requires a change in control of the Company followed by a specified termination of employment for accelerated vesting to occur. Under the double-trigger provision, a change in control of the Company by itself would not cause an

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	67

Executive Compensation (Continued)

employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would continue pursuant to the award’s original vesting schedule unless, in addition to the change in control, the employee’s employment terminates without “cause” or for “good reason” during the 24 months following the change in control.

The change-in-control provisions included in our Senior Executive Severance Pay Plan also require both “double-trigger” events to occur for payments and benefits to be provided.

We do not provide change-in-control excise tax payments, reimbursements or “gross-ups” to any of our senior executives under any plan or arrangement.

Cash severance payments are not eligible for any tax reimbursement benefit.

We use the same definition of “change in control” in the equity incentive plans and the Senior Executive Severance Pay Plan.

The definitions of “cause” and “good reason” in equity-based awards for the named executive officers are similar to those described above in “Termination of Employment.”

Restrictive Covenants

Each of the named executive officers is subject to nonsolicitation covenants that prohibit the executive from:

•	soliciting any customer or client with respect to a competitive activity; and

•	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers is also subject to noncompetition covenants that prohibit the executive from engaging in a competitive activity.

For Mr. Doyle, the noncompetition and nonsolicitation period ends 24 months after the date of termination of employment. For the other named executive officers, this period ends 12 months after the date of termination of employment.

In addition, at all times prior to and following termination of employment, the named executive officers are subject to a perpetual confidentiality covenant.

68	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Audit

Item 3:

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee and the Board believe that the continued retention of Deloitte & Touche to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors based on the Audit Committee’s level of satisfaction with the quality of services provided by Deloitte & Touche and consideration of factors described below.

Appointment

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year, subject to stockholder ratification. Deloitte & Touche was first retained as the independent registered accounting firm of the Company in 1989.

Review and Approval: Compensation, Leadership, Composition and Organization

The Audit Committee is responsible for reviewing and approving the compensation of Deloitte & Touche in connection with the annual appointment process. As part of its regular process, the Audit Committee annually reviews and approves the leadership, composition and organization of the external audit team. The Audit Committee also periodically considers the rotation of the independent external audit firm and whether to commence an audit tender process, considering such factors as the tenure, fees, independence and capabilities of the external auditor. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and its chairman are directly involved in the review and approval of Deloitte & Touche’s lead audit partner.

2024 Audit and Other Services

Deloitte & Touche will audit our consolidated financial statements for fiscal year 2025 and perform other services. Deloitte & Touche acted as the Company’s independent registered public accounting firm for the year ended December 31, 2024. A Deloitte & Touche representative will be present at the 2025 annual meeting of stockholders and will have an opportunity to make a statement and to answer your questions.

Good Corporate Practice

Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different auditor at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.

The Board of Directors Recommends That You Vote For This Proposal.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	69

Audit (Continued)

Fees of Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2024 and 2023, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)

	2024	2023

Audit Fees	$25,581	$24,303

Includes audits of the effectiveness of the Company’s internal control over financial reporting at December 31, 2024 and 2023, audits of consolidated financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.

Audit-Related Fees	6,117	4,704

Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.

Tax Fees	213	298

Includes tax compliance and other services not related to the audit.

All Other Fees	11	54

Includes permissible advisory and consulting services, and subscription services.

Total	$31,922	$29,359

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to the Company’s commitment to auditor independence and compliance with relevant rules and regulations relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual services performed by Deloitte as approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee chair or, if he is not available, any other member of the Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. Any such approvals are reported to the Audit Committee at its next meeting. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The Committee reviews the suitability of the pre-approval policy at least annually.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of the four directors named below. Each member of the Committee is independent as required by the Company, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the Board of Directors.

70	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Audit (Continued)

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on our internal control over financial reporting as of the end of our fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

During 2024, the Audit Committee executed its oversight function through a series of meetings and teleconferences with management and Deloitte & Touche. The Audit Committee also reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements as of and for the year ended December 31, 2024, as well as matters related to internal control over financial reporting and the processes that support the Company’s reporting of financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s annual report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. The Committee has also selected Deloitte & Touche as the Company’s independent registered public accounting firm for 2025. The Board of Directors concurred with that selection and has recommended this selection to the Company’s stockholders for ratification.

Submitted by the Audit Committee of the Board of Directors

Anthony K. Anderson (Chair)	Jane H. Lute
Judith Hartmann	Jan Siegmund

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	71

Approval of the Amended and Restated 2020 Incentive and Stock Award Plan

Item 4:

Approval of the Amended and Restated 2020 Incentive and Stock Award Plan

Amended and Restated Equity Plan

• Stockholders are being asked to approve an Amended and Restated Equity Incentive Plan to increase the number of shares reserved for issuance under the 2020 Plan.

• Grants to non-employee directors will continue to be made under the separate Directors’ Stock Compensation Plan.

Shares Requested

• 9 million additional shares are requested for the proposed Amended and Restated 2020 Plan.

• The shares are estimated to allow for equity grants until the Amended and Restated 2020 Plan’s Expiration Date.

• Based on our outstanding of the equity awards and common shares outstanding as of the record date, our estimated total overhang would be 4.65% following the approval of the Amended and Restated 2020 Plan.

72	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

The Board of Directors recommends that you vote FOR the approval of the Amended and Restated 2020 Incentive and Stock Award Plan.

Overview

The Board of Directors has determined that it would be in the best interests of the Company and our stockholders to approve the Amended and Restated Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (the “Amended and Restated 2020 Plan”) to increase the number of shares of common stock reserved for issuance under the Marsh & McLennan Companies, Inc. 2020 Incentive and Stock Award Plan (the “2020 Plan”), as described in more detail below.

Background

The 2020 Plan, which was originally established by the Company effective as of March 12, 2020, is designed to attract and retain the services of talented colleagues and to align their interests with the long-term interests of the Company and our stockholders. On March 13, 2025, the Board of Directors, on the recommendation of the Compensation Committee, unanimously adopted the Amended and Restated 2020 Plan, subject to stockholder approval. The Compensation Committee believes that equity awards are a key component of a balanced compensation program that is competitive, performance-based and stockholder-focused.

The 2020 Plan is the sole Company equity compensation plan under which awards can be made to colleagues. Thus, the Board of Directors believes that the 2020 Plan serves an important role in the Company’s overall compensation program and its goal of attracting and retaining high-caliber colleagues. The following table sets forth, as of March 17, 2025, the total number of shares available for future awards under the 2020 Plan and shares that would be available after the requested increase in authorized shares, not including shares that may be forfeited, canceled, exchanged or surrendered without the delivery of shares under outstanding awards.

	Total Number of Shares Available for Future Awards	Percentage of Outstanding Shares

Shares available for future awards under the 2020 Plan	6,118,693	1.24%

Requested additional authorized shares under the 2020 Plan	9,000,000	1.83%

Shares available under the Amended and Restated 2020 Plan after approval of proposed amendment	15,118,693	3.07%

The adoption of the Amended and Restated 2020 Plan will allow the Company to continue to award equity, which we believe is critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success and the creation of stockholder value.

Material Changes to the 2020 Plan

The aggregate number of additional shares being requested for authorization under the Amended and Restated 2020 Plan is 9,000,000, bringing the total number of shares available for grant after the approval to approximately 29,000,000. The maximum number of shares that were available for issuance under the 2020 Plan upon its initial adoption was 20,000,000, with a sub-limit of 12,500,000 shares available for full-value awards. Based on our current grant practices, we expect that the proposed share reserve, and eliminating the full-value award limit will allow us to continue to grant equity awards until the Amended and Restated 2020 Plan’s expiration on March 12, 2030 (the “Expiration Date”). The actual number of years for which the share reserve will be sufficient may be influenced by various factors, including changes in our grant practices, business and market conditions, stock price, and tax, legal and regulatory developments.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	73

Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

If our stockholders do not approve the proposed amendment and restatement of the 2020 Plan at the Annual Meeting, the shares that remain available for issuance under the 2020 Plan at the date of the Annual Meeting will remain available for future grants and we will continue to use the 2020 Plan in accordance with its terms until all shares have been depleted or until its expiration on March 12, 2030. However, the shares currently available under the 2020 Plan may be insufficient for awards to be granted in fiscal 2026.

Amended and Restated 2020 Plan Highlights

Stockholder-Friendly Provisions

The principal terms and conditions of the Amended and Restated 2020 Plan are described below under “Description of the Amended and Restated 2020 Plan.” The Amended and Restated 2020 Plan maintains the stockholder-friendly provisions from the 2020 Plan. Stockholder-friendly plan provisions are highlighted below:

Stockholder-Friendly Plan Provisions

No “Liberal Share Counting”

✓ The Amended and Restated 2020 Plan prohibits certain liberal share counting treatment for both full-value awards and stock options/stock appreciation rights (“SARs”). The following shares may not be added back to the Amended and Restated 2020 Plan:

• Shares used to pay exercise or base prices;

• Shares repurchased by the Company using exercise proceeds;

• Shares reserved for issuance under stock-settled awards but not actually delivered upon settlement (e.g., pursuant to net settlement of SARs); or

• Shares used to satisfy tax withholding obligations.

No Pre-Vesting Payment of Dividends or Dividend Equivalent Rights	✓ The Amended and Restated 2020 Plan prohibits the payment of dividends and dividend equivalents, unless and to the extent an award is vested and earned, and shares subject to the award are issued.

Awards Subject to Company Policies

✓ The Amended and Restated 2020 Plan includes provisions that expressly subject awards to Company policies, including the Company’s policies that restrict pledging or hedging transactions or impose holding periods or stock ownership requirements.

No “Reload” Awards	✓ The Amended and Restated 2020 Plan prohibits awards that provide for the automatic substitution of a new award of the same kind and amount upon the exercise of the previously granted award.

Limitations on Loans to Plan Participants	✓ The Amended and Restated 2020 Plan prohibits loans to participants for payment of the exercise or grant price of a stock option or SAR or for payment of any withholding taxes on awards.

No Repricing of Stock Options or SARS

✓ The Amended and Restated 2020 Plan prohibits the repricing of stock options or SARs (or purchasing underwater options or SARs for cash) without stockholder approval, consistent with the Company’s long-standing policy.

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Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

12-Month Minimum Vesting

✓ No portion of an award may be scheduled to vest prior to the first anniversary of the grant date. This limitation applies to a minimum of 95% of the awards authorized for issuance under the Amended and Restated 2020 Plan.

No “Evergreen” Provision

✓ The Amended and Restated 2020 Plan specifies a maximum number of shares authorized for issuance and does not provide for an annual or automatic increase in the number of shares authorized for awards.

Restrictions on Stock Options/SAR Terms

✓ The Amended and Restated 2020 Plan prohibits awards of stock options and SARs with exercise/base prices below the grant date fair market value (except for substitute awards), or which remain exercisable more than ten years after the grant date.

Double-Trigger Change in Control Vesting

✓ The Amended and Restated 2020 Plan provides for “double-trigger” accelerated vesting following a change in control, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated or assumed, converted or replaced awards.

No “Liberal Change in Control” Definition

✓ The Amended and Restated 2020 Plan’s definition of “change in control” is not considered “liberal.” For example, corporate transactions are required to be consummated, rather than merely announced or approved by stockholders. The “change in control” definition does not include:

• Third-party acquisitions of less than 50% of the Company’s voting securities;

• Mergers or similar transactions where the Company’s existing stockholders continue to represent more than 50% or more of the combined voting power of the surviving entity;

• Asset dispositions of less than substantially all of the Company’s assets; or

• A change in less than half of the Board of Directors.

Awards Subject to Cancellation and/or Clawback

✓ In the event of detrimental conduct, financial restatements or other events as may be determined by the Compensation Committee, the Amended and Restated 2020 Plan permits the Company to cancel, reduce or require reimbursement for any awards granted to a participant to the extent permitted by applicable law, including under Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which shares may be traded, the Company’s Compensation Clawback Policy (the “Recoupment Policy”) or as specified in an award agreement. Please see “Compensation Discussion and Analysis – Risk and Reward Features of Executive Compensation Program” on page 51 for further information.

Independent Plan Administration	✓ The Plan is administered by a Compensation Committee comprised of independent, non-employee directors.

“Run Rate” and “Overhang”

The Company’s compensation program is designed to attract and retain the most highly qualified and capable professionals while motivating them to lead the Company in ways that promote the long-term interests of our stockholders. When analyzing the impact on our stockholders of granting equity awards, we consider the Company’s “run rate” and “overhang.”

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Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

“Run rate” provides a measure of the potential dilutive impact of the Company’s equity award program and is defined as the number of shares underlying awards granted plus the number of shares underlying awards assumed upon acquisition (if any), divided by weighted average common shares outstanding. Our run rates for each of the past three fiscal years (2024, 2023 and 2022), on a three-year average basis, and as of the record date (March 17, 2025) are shown in the table below.

	Fiscal Year				2025 Year to Date as of March 17, 2025
	2022	2023	2024	3-Year Average

Run Rate	0.66%	0.57%	0.49%	0.57%	0.46%

Granted Awards

Stock Options	1,026,615	699,662	625,702	783,993	611,699

Restricted Stock Units	2,048,576	1,939,993	1,644,849	1,877,806	1,496,166

Performance Stock Units	212,875	178,738	155,472	182,362	152,312

Total	3,288,066	2,818,393	2,426,023	2,844,161	2,260,177

Weighted Average Number of Shares Outstanding-Basic (in millions)	499	494	492	495	492

“Overhang” measures the potential dilutive effect of all outstanding equity awards and shares available for future grants. “Total overhang” is defined as the total number of shares underlying outstanding awards plus shares available for grant, divided by common shares outstanding plus the number of shares underlying outstanding awards plus the number of shares available for grant. “Actual overhang” is the total overhang with both the numerator and denominator reduced by shares available for grant. Our total and actual overhang, as of the record date (March 17, 2025) and as of each of the past two fiscal year-ends (2024 and 2023) are shown in the table below. Based on our outstanding equity awards and common shares outstanding as of the record date, our estimated total overhang would be 4.65% following the approval of the Amended and Restated 2020 Plan.

	As of Fiscal Year-End		As of March 17, 2025
	2023	2024

Total Overhang	4.3%	3.5%	3.0%

Actual Overhang	2.2%	1.9%	1.8%

Outstanding Awards

Stock Options	6,595,762	5,610,653	5,189,963

Restricted Stock Units	3,923,668	3,456,722	3,276,018

Performance Stock Units	591,337	513,273	471,400

Total	11,110,767	9,580,648	8,937,381

Shares Available for Grant	10,772,380	8,459,908	6,118,693

Number of Shares Outstanding (in millions)	492	491	493

Weighted Average Exercise Price of Outstanding Options	$110.90	$126.64	$144.58

Weighted Average Remaining Term of Outstanding Options	5.2	5.1	5.8

As of March 17, 2025, 171,493 shares were subject to delivery pursuant to outstanding awards, and 189,744 shares remained available for grant under the Company’s Directors’ Stock Compensation Plan.

76	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

Stockholder Approval of the Amended and Restated 2020 Plan

Upon stockholder approval, the Amended and Restated 2020 Plan will have 29,000,000 shares available for grant (grants to the Company’s non-employee directors will continue to be made under the Company’s Directors’ Stock Compensation Plan).

Overview Description of the Amended and Restated 2020 Plan

The Amended and Restated 2020 Plan is attached as Exhibit C to this proxy statement. This section summarizes the principal terms and conditions of the Amended and Restated 2020 Plan. This summary of the Amended and Restated 2020 Plan is subject, in all respects, to the actual terms and conditions of the Amended and Restated 2020 Plan.

Shares Available for Issuance

There will be 29,000,000 shares available for issuance under the Amended and Restated 2020 Plan. Subject to adjustment as provided in the Amended and Restated 2020 Plan, the maximum numbers of shares available for issuance in connection with ISOs will be 29,000,000.

In addition, shares that are subject to awards granted under the 2020 Plan (or a predecessor plan) or the Amended and Restated 2020 Plan, and that are forfeited, cancelled, exchanged or surrendered without delivery, will be available for reissuance under the Amended and Restated 2020 Plan. Shares that are used to pay exercise prices, repurchased by the Company using option exercise proceeds, reserved for issuance under stock-settled awards but not actually delivered upon settlement (including pursuant to net settlement of SARs) or withheld to satisfy tax withholding obligations will not be made available for reissuance under the Amended and Restated 2020 Plan.

In the case of an acquisition, shares delivered in connection with awards granted upon assumption of, or in substitution for, awards that were previously granted by an acquired business or entity, will not count against the number of shares available for issuance under the Plan.

The Compensation Committee may make determinations for the counting of shares to ensure appropriate counting, avoid double counting (such as in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted.

Eligibility

Colleagues who are employees of the Company and its subsidiaries and affiliates are eligible to receive awards under the Amended and Restated 2020 Plan. Directors who are not employees are not permitted to participate in the Amended and Restated 2020 Plan. As of December 31, 2024, there were over 90,000 colleagues who would be eligible to receive awards under the Amended and Restated 2020 Plan. During the 2024 fiscal year, approximately 3,800 colleagues received awards under the 2020 Plan.

The basis for participation in the Amended and Restated 2020 Plan is the Compensation Committee’s decision, in its sole discretion, that an Award to an eligible participant will further the Amended and Restated 2020 Plan’s purposes of attracting and retaining the services of talented employees, and aligning these colleagues’ interests with the long-term interests of the Company and its stockholders. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the Amended and Restated 2020 Plan.

Administration

The Plan will be administered by the Compensation Committee, unless the Board determines to administer the Plan. The Compensation Committee will consist solely of three or more directors of the Company, each of whom is “independent” under the rules of the New York Stock Exchange and is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act.

Awards Under the Amended and Restated 2020 Plan Used in Current Practice

General. Under the Amended and Restated 2020 Plan, the Compensation Committee is authorized to grant a variety of awards. Our current practice is to grant nonqualified stock options (“NQSOs”) and restricted stock units (including restricted stock units subject to performance conditions, which we refer to as performance stock units). Restricted

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Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

stock units (including performance stock units) are typically granted with rights to dividend equivalents, which are accumulated and payable only if, and when, the underlying restricted stock units vest, are earned, and the shares subject to such restricted stock units are issued. Generally, upon termination of employment, unvested awards held by a participant will be forfeited, unless otherwise provided by the Compensation Committee. These award types are described immediately below.

Nonqualified Stock Options. The per share exercise price of a stock option (other than a substitute award) may not be less than the closing price of the Company’s common stock on the date immediately prior to the grant date (or, if the New York Stock Exchange was not open that day, the next preceding day that the New York Stock Exchange was open for trading and the Company’s common stock was traded) and (2) the par value of the Company’s common stock. No stock option may be exercisable more than ten years after the grant date.

Restricted Stock Units. The Compensation Committee may impose restrictions, including performance conditions, on restricted stock units, which may lapse as the Compensation Committee deems appropriate. Upon expiration of the restriction period, and, if applicable, achievement of the performance criteria, participants who hold restricted stock units will receive shares of the Company’s common stock or cash.

Dividends and Dividend Equivalents. The Compensation Committee may grant dividend equivalents in connection with another award (other than stock options and SARs). Dividends and dividend equivalents are payable only if, and to the extent, that the underlying award vests and is earned and the shares subject to such award are issued.

Other Awards Available Under the Amended and Restated 2020 Plan

General. Under the Amended and Restated 2020 Plan, the Compensation Committee is also authorized to grant the following types of awards: incentive stock options (“ISOs”), SARs, restricted stock, performance awards, other stock-based or unit-based awards and stock as a bonus or in lieu of other cash awards.

Incentive Stock Options. ISOs are similar to NQSOs; the primary distinction between them is how they are taxed. Please see the description of NQSOs above for information generally applicable to stock options, including ISOs. For the federal income tax treatment of NQSOs versus ISOs, please see the “U.S. Federal Income Tax Consequences of Awards” section below.

Stock Appreciation Rights. A SAR is the right to receive an amount equal to the excess of the fair market value of the shares underlying the SAR over the base price of the SAR. The Compensation Committee determines the terms of each SAR at the time of the grant. No SAR may have a base price less than the closing price of the Company’s common stock on the date immediately prior to the grant date (or, if the New York Stock Exchange was not open that day, the next preceding day that the New York Stock Exchange was open for trading and the Company’s common stock was traded). Unless otherwise determined by the Compensation Committee, a SAR granted in tandem with an NQSO may be granted at the time of the grant of the related NQSO or anytime thereafter and a SAR granted in tandem with an ISO may only be granted at the time of the grant of the related ISO. No SAR may be exercisable more than ten years after the grant date.

Restricted Stock. The Compensation Committee may impose restrictions on restricted stock, which restrictions may lapse as the Compensation Committee deems appropriate. Participants who hold restricted stock will have the right to vote such shares and have the right to receive dividends. The dividends paid on restricted stock will be paid in cash or in additional shares of restricted stock.

Performance Awards. In addition to the restricted stock units subject to performance conditions described above, the Compensation Committee may grant any type of award subject to the achievement of business criteria and/or other measures of performance as it may deem appropriate in establishing any performance conditions. The Compensation Committee may exercise its discretion to reduce, but not to increase, the amounts payable under any performance award.

Stock Awards in Lieu of Cash. The Compensation Committee may award shares of the Company’s common stock as a bonus or in lieu of Company commitments to pay cash under other plans or compensatory arrangements.

Dividends and Dividend Equivalents. Similar to awards we currently grant, the Compensation Committee may grant dividend equivalents in connection with other awards available to grant under the Plan (other than stock options, SARs or similar awards). Dividends and dividend equivalents are payable only if, and to the extent, that the underlying award vests and is earned and the shares subject to such award are issued.

78	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

Prohibition on Repricing

Subject to the adjustment provision of the Amended and Restated 2020 Plan, as described below, the Compensation Committee may not, without stockholder approval, seek to effect any re-pricing of any previously granted “underwater” stock options, SARs or similar other stock-based awards.

Prohibition on Loans

The Company may not loan funds to any participant for the purpose of paying the exercise price associated with a stock option or SAR granted under the Amended and Restated 2020 Plan or for the purpose of paying any taxes associated with the grant, exercise, lapse of restriction, vesting, settlement, payment or other tax obligation involving any award under the Amended and Restated 2020 Plan.

12-Month Minimum Vesting Requirement

No portion of an award granted under the Amended and Restated 2020 Plan may be scheduled to vest earlier than the first anniversary of the date the award is granted, except that the Compensation Committee may grant awards without regard to the minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Amended and Restated 2020 Plan.

Change in Control

If a participant’s employment is terminated by the Company without cause, or by the participant with good reason, within 24 months following a change in control transaction (as described in Section 9(c) of the Amended and Restated 2020 Plan), all of the participant’s outstanding awards will become fully exercisable and vested, and any restrictions applicable to any award will automatically lapse. If any outstanding awards are not assumed, converted or replaced upon a change in control transaction on an equivalent basis, the outstanding awards will become fully exercisable and vested, and any restrictions applicable to any award will automatically lapse, upon the consummation of the change in control transaction. With respect to performance awards, unless the Compensation Committee specifies otherwise, performance conditions shall be determined based on the actual performance as of the fiscal year-end immediately preceding the change in control transaction or, if there has been no fiscal year end subsequent to the grant of the award and prior to the change in control transaction, then performance conditions shall be deemed satisfied at the target performance level.

Transferability

Except as described below, no award may be transferred by the participant, other than by will or by the laws of descent and distribution or by designation of a beneficiary. During the participant’s lifetime, each award will be exercisable only by the participant or by his or her guardian or legal representative.

The Compensation Committee may permit awards (other than ISOs and awards granted in tandem with ISOs) to be transferred to a participant’s immediate family members, a trust for the benefit of such immediate family members, partnerships in which such family members are the only parties, or other transfers deemed by the Compensation Committee to be not inconsistent with the purposes of the Amended and Restated 2020 Plan.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the Amended and Restated 2020 Plan or the Compensation Committee’s authority to grant awards under the Amended and Restated 2020 Plan. However, participant approval must be obtained for any change that would materially adversely affect the rights of a participant under an outstanding award granted under the Amended and Restated 2020 Plan, except if the change is necessary to comply with applicable law.

Adjustments

If a dividend or other distribution, recapitalization, forward or reverse split, merger, consolidation, amalgamation or other corporate event or transaction (as more fully described in Section 5(e) of the Amended and Restated 2020 Plan) affects shares of the Company’s common stock in such a way that an adjustment is determined to be appropriate to

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Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated 2020 Plan, the Compensation Committee must, in such manner as it may deem equitable, adjust:

•	the number and kinds of shares of the Company’s common stock that may be issued under the Amended and Restated 2020 Plan;

•	the number and kinds of shares of the Company’s common stock subject to outstanding awards; and

•	the grant, purchase or exercise price with respect to any award.

In addition, as more fully described in Section 5(e) of the Amended and Restated 2020 Plan, the Compensation Committee has the authority to make adjustments to the terms and conditions of, and the criteria and performance objectives included in, awards (including performance awards and performance goals).

New Plan Benefits

Awards under the Amended and Restated 2020 Plan will be granted at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be available for grant to any individual during the term of the Amended and Restated 2020 Plan or that would have been granted during the last fiscal year had the Amended and Restated 2020 Plan been in effect.

Existing Plan Benefits to Named Executive Officers and Others

The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table on page 55 and each group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the 2020 Plan, (ii) the number of PSUs awarded under the 2020 Plan, and (iii) the numbers of RSUs awarded under the 2020 Plan, in each case since the 2020 Plan’s inception on March 12, 2020 through March 17, 2025 (without regard to whether any grants were subsequently forfeited, terminated, or canceled). These share numbers do not reflect shares subject to other types of awards that have been granted to participants under the 2020 Plan.

	Number of Shares Underlying Stock Options Granted Since Adoption of 2020 Plan	Number of Shares Underlying PSUs Granted Since Adoption of 2020 Plan	Number of Shares Underlying RSUs Granted Since Adoption of 2020 Plan

John Q. Doyle	556,710	132,153	5,762

Mark C. McGivney	225,209	50,126	0

Martin C. South	140,430	32,756	10,704

Patrick Tomlinson	55,337	13,286	14,144

Dean M. Klisura	91,532	21,247	10,279

All current executive officers as a group	1,410,380	328,640	53,512

All non-employee directors as a group	0	0	0

All employees as a group (excluding executive officers)	2,877,916	621,570	9,635,761

U.S. Federal Income Tax Consequences of Awards

The following discussion is intended only as a general summary of the U.S. federal income tax consequences to participants in the Amended and Restated 2020 Plan. It does not discuss all of the tax consequences that may be relevant to participants in light of their particular tax circumstances. The discussion is based on provisions of the Internal Revenue Code and regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, or to different interpretations. The discussion does not address tax consequences under the laws of any state, locality or foreign jurisdiction.

80	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

Tax Treatment of Nonqualified Stock Options and Restricted Stock Units

Our current practice is to grant our colleagues two types of awards: nonqualified stock options and restricted stock units (including restricted stock units subject to performance conditions). Restricted stock units are typically granted with rights to dividend equivalents. The tax treatment of these awards is described below.

Nonqualified Stock Options. An optionee will not realize any taxable income upon the grant of an NQSO, and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares of the Company’s common stock on the exercise date over the option exercise price will be compensation that is taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a corresponding tax deduction at such time in the amount of such ordinary income realized by the optionee. The optionee’s tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price. Special rules apply in the event that all or a portion of the exercise price is paid in the form of shares of the Company’s common stock.

In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Stock Units. The grant of an award of restricted stock units will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will realize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a corresponding tax deduction at such time in the same amount.

Dividend Equivalents. A participant will realize ordinary income when dividend equivalents are paid to the participant, in an amount equal to the cash and the fair market value of any shares of Company common stock paid to the participant, less any amounts paid for the shares. The Company generally will be entitled to a corresponding tax deduction when the participant realizes ordinary income.

Tax Treatment of Other Awards

In addition to NQSOs and restricted stock units, our colleagues can also be granted ISOs, SARs, restricted stock and other stock-based and unit-based awards. The tax treatment of these awards is described below.

Incentive Stock Options. An optionee will not realize any taxable income at the time of grant or timely exercise of an ISO, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to compensation that is taxable as ordinary income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below. In addition, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the ISO shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any tax deduction by the Company.

Stock Appreciation Rights. Generally, the participant who receives a freestanding SAR will not realize taxable income at the time it is granted, and the Company will not be entitled to a tax deduction with respect to the grant of a stand-alone SAR. The amount of cash, or the value of stock received upon exercise of the SAR will be taxed as ordinary income to the participant at the time it is received and the Company will be entitled to a corresponding tax deduction equal to the amount of ordinary income the participant is required to realize as a result of the exercise.

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Approval of the Amended and Restated 2020 Incentive and Stock Award Plan (Continued)

Restricted Stock. A participant will not realize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Internal Revenue Code within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the stock is no longer subject to restrictions, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a corresponding tax deduction in the same amount.

Generally, upon a sale or other disposition of Company common stock or restricted stock with respect to which the participant has recognized ordinary income (i.e., the restrictions were previously removed or a Section 83(b) election was previously made), the participant will realize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Other Stock-Based and Unit-Based Awards. A participant will realize ordinary income when other stock-based and unit-based awards are paid to the participant, in an amount equal to the cash and/or the fair market value of any shares of the Company’s common stock paid to the participant, less any amounts paid for the shares. The Company generally will be entitled to a corresponding tax deduction when the participant realizes ordinary income.

Deferred Compensation and Internal Revenue Code Section 409A

The Amended and Restated 2020 Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code, and the provisions of the Amended and Restated 2020 Plan and any award documents and election forms will be interpreted in a manner that satisfies these requirements. If any provision of the Amended and Restated 2020 Plan or any term or condition of any award or election form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Nevertheless, we cannot guarantee that the operation of the Amended and Restated 2020 Plan will eliminate all risk that a participant may be required to pay additional taxes or interest under Section 409A with respect to awards granted under the Amended and Restated 2020 Plan.

Compensation to “Covered Employees” Under Section 162(m)

The Company is entitled to a tax deduction in connection with an award under the Amended and Restated 2020 Plan in an amount equal to the ordinary income realized by a participant at the time the participant realizes such income (for example, at the time of exercise of a NQSO). Special rules limit the deductibility of compensation paid to the chief executive officer, the chief financial officer and other “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code, which limits the deductibility of the annual compensation paid to any of these specified employees to the extent that it exceeds $1,000,000.

The Board of Directors Recommends That You Vote For The Approval of The Amended and Restated 2020 Incentive and Stock Award Plan.

82	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information

Stock Ownership of Directors, Management and Certain Beneficial Owners

The following table reflects the number of shares of our common stock beneficially owned by each director and each named executive officer (as defined in the Compensation Discussion and Analysis section beginning on page 28). The table also shows the number of shares beneficially owned by all directors and executive officers of the Company as a group. These common stock holdings are as of February 28, 2025, except with respect to interests in the Company’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of March 1, 2025. The table also includes the number of shares of common stock beneficially owned by persons known to the Company to own more than 5% of our outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1)
	Sole Voting and Investment Power	Other than Sole Voting and Investment Power (2)	Total

Anthony K. Anderson	1,000	14,438	15,438

John Q. Doyle	87,681	604,070	691,751

Oscar Fanjul (3)	43,840	0	43,840

H. Edward Hanway	34,590	0	34,590

Judith Hartmann	2,045	0	2,045

Deborah C. Hopkins	0	18,670	18,670

Tamara Ingram	0	6,629	6,629

Dean Klisura	28,056	77,708	105,764

Jane H. Lute	1,657	5,746	7,403

Mark C. McGivney	44,188	134,898	179,086

Steven A. Mills	2,352	47,553	49,905

Morton O. Schapiro	0	85,004	85,004

Jan Siegmund	0	0	0

Martin South	19,063	89,843	108,906

Pat Tomlinson	1,975	36,985	38,960

Lloyd M. Yates	24,001	8,884	32,885

All directors and executive officers as a group (4)	342,677	1,359,344	1,702,021

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	83

Additional Information (Continued)

Name	Aggregate Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2024

The Vanguard Group (5)	43,794,070	8.90%

100 Vanguard Blvd.

Malvern, PA 19355

Blackrock, Inc. (6)	40,997,160	8.33%

50 Hudson Yards

New York, NY 10001

(1)

No director or named executive officer beneficially owned more than 1% of the Company’s outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 0.35% of the Company’s outstanding common stock. The Company assists directors and officers with reporting changes in their beneficial ownership to the SEC and all such filing requirements were complied with in 2024.

(2)

This column includes shares of the Company’s common stock: (i) held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed or (ii) that represent the individual’s interests in the Company’s 401(k) Savings & Investment Plan.

This column also includes:

•

Marsh McLennan common stock or stock units subject to issuance in the future with respect to the Directors’ Stock Compensation Plan or the Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Anderson, 14,438 shares; Ms. Hopkins, 18,670; Ms. Ingram, 6,629; Mr. Klisura, 1,650 shares; Ms. Lute, 5,746 shares; Mr. Schapiro, 85,004 shares; Mr. Tomlinson; 7,919 shares; and Mr. Yates 8,884; and all directors and executive officers as a group, 149,058 shares; and

•

Shares of Marsh McLennan common stock which may be acquired on or before April 30, 2025 through the exercise of stock options as follows: Mr. Doyle, stock options totaling 604,070; Mr. Klisura; stock options totaling 76,058 shares; Mr. McGivney, stock options totaling 134,898 shares; Mr. South, stock options totaling 89,843; Mr. Tomlinson, stock options totaling 29,066 and all directors and executive officers as a group, stock options totaling 1,160,712 shares.

(3)	Mr. Fanjul will not stand for re-election at the May 2025 annual meeting.

(4)	This group includes the individuals listed in this table, plus 5 additional executive officers.

(5)

Based solely on a review of Amendment No. 9 to the Schedule 13G Information Statement filed on February 13, 2024 by The Vanguard Group (“Vanguard”). The Schedule 13G discloses that Vanguard in its capacity as investment adviser had shared voting power as to 650,026 shares; sole dispositive power as to 41,686,013 shares; and shared dispositive power as to 2,108,057 shares.

(6)

Based solely on a review of Amendment No. 9 to the Schedule 13G Information Statement filed on January 25, 2024 by BlackRock, Inc. (“BlackRock”). The Schedule 13G discloses that BlackRock in its capacity as a parent holding company or control person had sole voting power as to 36,928,505 shares and sole dispositive power as to 40,997,160 shares.

84	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information (Continued)

Director Compensation

Executive Directors

Executive directors (currently only Mr. Doyle) receive no compensation for their service as directors.

Independent Directors

Independent directors receive a basic annual retainer and annual stock grant as compensation for their service as directors. Our Independent Chair and directors who serve as the chair of a committee also receive a supplemental annual retainer. The Board’s compensation year runs from June 1 through May 31. The current compensation arrangements for the independent directors are summarized in the table below.

Elements of Independent Director Compensation

Basic Annual Retainer for All Independent Directors	$140,000

Supplemental Annual Retainer for Independent Chair	$200,000

Supplemental Annual Retainer for Chair of Audit Committee	$30,000

Supplemental Annual Retainer for Chair of Compensation Committee	$25,000

Supplemental Annual Retainer for Chairs of Committees other than Audit and Compensation	$20,000

Annual Stock Grant for Independent Directors under the Company’s Directors’ Stock Compensation Plan	Number of shares having a grant date market value of $200,000

Stock Ownership Guidelines	5 x Basic Annual Retainer

The basic annual retainer and the supplemental retainers are paid quarterly for pay periods ending on August 15, November 15, February 15 and May 15. Under the terms of the Company’s Directors’ Stock Compensation Plan, independent directors may elect to receive these retainer amounts in cash, the Company’s common stock or a combination thereof and may defer receipt of all or a portion of any compensation to be paid in the form of the Company’s common stock until a specified future date. The annual stock grant is made on June 1st of each year. Independent directors are also eligible to participate in the Company’s matching-gift program for certain charitable gifts.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	85

Additional Information (Continued)

2024 Independent Director Compensation

The table below indicates total compensation received by our independent directors for service on the Board and its committees during 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Anthony K. Anderson	165,516	200,000	—	365,516

Oscar Fanjul (4)	140,000	200,000	—	340,000

H. Edward Hanway	340,000	200,000	—	540,000

Judith Hartmann	140,000	200,000	—	340,000

Deborah C. Hopkins	160,000	200,000	—	360,000

Tamara Ingram	140,000	200,000	—	340,000

Jane H. Lute	140,000	200,000	—	340,000

Steven A. Mills	165,000	200,000	—	365,000

Bruce P. Nolop (5)	74,864	—	—	74,864

Morton O. Schapiro	160,000	200,000	—	355,000

Jan Siegmund (6)	49,076	—	—	49,076

Lloyd M. Yates	160,000	200,000	—	360,000

Raymond G. Young (5)	70,380	—	—	70,380

(1)

The amounts in this “Fees Earned or Paid in Cash” column reflect payments of the basic annual retainer and any supplemental retainer made during fiscal 2024, as set forth in more detail below. The chair of the Audit Committee received $30,000 for such service. The chair of the Compensation Committee received $25,000 for such service, the chairs of the Directors & Governance, Finance and ESG committees each received $20,000 for such service, and the Independent Chair received $200,000 for such service. The committee chairs compensated during fiscal 2024 were: Ms. Hopkins (Finance), Mr. Mills (Compensation), Mr. Anderson (Audit), Mr. Schapiro (Directors and Governance), and Mr. Yates (ESG). Committee members other than the chairs receive no additional compensation for service on a committee.

Mr. Fanjul and Mr. Mills elected to receive their quarterly payments in the form of the Company’s common stock. Mr. Schapiro, and Mr. Yates elected to receive their quarterly payments in the form of the Company’s common stock on a deferred basis. Ms. Lute elected to receive 75% of her quarterly payments in the form of Company’s common stock on a deferred basis. All of the other independent directors received these amounts in cash.

(2)

This column reflects the award of 971 shares of the Company’s common stock to each independent director on June 1, 2024. The shares awarded to each director had an aggregate grant date fair value of $200,000, based on a per share price of $206.055, which was the average of the high and low prices on May 31, 2024, the trading day immediately preceding the grant date. The amounts shown in this column constitute the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2024, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by our independent directors for these awards is a function of the value of shares if and when they vest. For additional information on how we account for equity-based compensation, see footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 10, 2025. Mr. Anderson, Ms. Hopkins, Ms. Ingram, Ms. Lute, Mr. Schapiro and Mr. Yates elected to defer receipt of all of the shares awarded to them.

As of December 31, 2024, the aggregate number of deferred shares held for the account of each current independent director who previously elected to defer shares was as follows: Mr. Anderson, 14,387 shares, Ms. Hopkins, 18,604 shares, Ms. Ingram, 6,606 shares, Ms. Lute, 5,612 shares, Mr. Schapiro, 84,532 shares and Mr. Yates, 8,679 shares. Dividend equivalents on these deferred shares are reinvested into additional deferred shares for the account of the independent director.

(3)

The Company maintains a matching gift program for colleagues and directors, pursuant to which the Company matches, on a dollar-for-dollar basis, certain charitable contributions. For 2024, the Company matched up to $1,000 per colleague or director. No charitable contributions were matched for directors in 2024.

(4)	In accordance with the mandatory retirement provisions in our Governance Guidelines, the Board has determined that Mr. Fanjul will not stand for re-election at the May 2025 annual meeting.

(5)	Mr. Nolop and Mr. Young did not stand for re-election at the May 2024 annual meeting.

(6)	Mr. Siegmund was elected to the Board effective July 10, 2024.

86	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information (Continued)

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2024, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)		(b) Weighted- average exercise price of outstanding options, warrants and rights (2)(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)

Equity compensation plans approved by stockholders	10,032,478	(4)	126.64	15,736,424	(5)

Equity compensation plans not approved by stockholders	44,989	(6)	N/A	3,100,624	(7)

Total	10,077,467		126.64	18,837,048

(1)

This column reflects shares subject to outstanding and unexercised options granted during the last ten years under the 2020 Incentive and Stock Award Plan and the 2011 Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.

(2)

The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions plus any interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of Company common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 380,580 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2025 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme (2001) and Share Participation Schemes for employees in Ireland is 244,434 shares. The shares remaining available for future issuance shown in column (c) include any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet of note (5) and in note (7) below.

(3)

The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below. There are no outstanding options under equity compensation plans not approved by stockholders.

(4)

Includes 4,421,825 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2020 Incentive and Stock Award Plan, the 2011 Incentive and Stock Award Plan and the 2000 Senior Executive Incentive and Stock Award Plan and predecessor plans and programs as well as other deferred compensation obligations under the Directors’ Stock Compensation Plan and the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to colleagues whose benefits are limited under the Company’s 401(k) Savings & Investment Plan.

(5)	Includes the following:

•

683,776 shares available for future purchases under the Stock Purchase Plan for International Employees, 232,030 shares available for future purchases under the Irish Savings Related Share Option Scheme (2001) and 3,547,195 shares available for future purchases under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. For the two stock purchase plans, colleagues may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within each one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter. For the Irish Savings Related Share Option Scheme (2001), eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price, which may be no less than 95% of the market price of the stock at the beginning of the offering period.

•

8,459,908 shares available for future awards under the 2020 Incentive and Stock Award Plan, of which 4,190,569 shares are available for full-value awards (which include awards such as restricted stock units and performance stock units, but exclude stock options or similar awards based on stock price appreciation). Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and stock awards in lieu of cash awards, dividend equivalents and other stock-based or unit-based awards. The grant, exercise or settlement of any award may be subject to the achievement of performance goals or other performance-based terms. Consistent with plan terms, the shares available for future awards include shares previously forfeited, canceled, exchanged or surrendered under the 2020 Incentive and Stock Award Plan and predecessor plans and programs.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	87

Additional Information (Continued)

•	2,622,376 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan described in note (4) above.

•	191,139 shares available for future awards under the Directors’ Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)

Includes 44,989 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.

(7)	Includes the following:

•	2,926,856 shares available for future purchases under the Stock Purchase Plan for French Employees and Save as You Earn Plan (U.K.).

•	173,768 shares available for future purchases under the Share Participation Schemes for employees in Ireland.

The material features of the Company’s compensation plans that have not been approved by stockholders and under which Company shares are authorized for issuance are described below. Any such material plans under which awards in Company shares may currently be granted are included as exhibits to, or incorporated by reference in, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Stock Purchase Plan for French Employees and Save As You Earn Plan (U.K.). Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the U.K. Plan, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

2000 Employee Incentive and Stock Award Plan and predecessor plans and programs. The terms of the 2000 Employee Incentive and Stock Award Plan are described in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. The 2000 Employee Incentive and Stock Award Plan replaced the 1997 Employee Incentive and Stock Award Plan, the terms of which are described in Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 1999, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2000. No future awards may be granted under these or any other predecessor plan or program.

Share Participation Schemes for employees in Ireland. Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax. Scheme shares may be provided from the remaining 173,768 treasury shares or from open market purchases. Open market purchases do not count against the remaining treasury shares available.

88	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information
(Continued)

Pay Versus Performance
One of the key principles by which we govern our executive compensation program is to support a strong performance culture through short-term and long-term variable compensation. In 2024, performance-based compensation represented 83% or more of each of our named executive officers’ target total direct compensation. As a result of this weighting toward variable, performance-based compensation, the financial performance of the Company, including stock performance, plays an integral role in determining the compensation actually paid to each of our named executive officers each year.

					Value of Initial Fixed $100 Investment Based on

Fiscal Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs (2) (e)	Total Shareholder Return (3) (f)	Peer Group Total Shareholder Return (3) (g)	Net Income (4) (h)	Adjusted EPS Growth as Further Adjusted for Executive Compensation Purposes (5) (i)

2024	22,807,539	32,339,406	7,546,124	9,819,968	206	173	4,060.0	10.6%

2023	19,054,956	31,181,865	7,172,630	11,156,213	181	133	3,756.0	18.8%

2022	30,924,435	23,167,779	8,088,411	8,272,370	156	118	3,050.0	14.6%

2021	21,519,703	89,772,223	6,997,689	21,130,889	161	133	3,143.0	20.5%

2020	19,695,980	19,045,490	6,256,705	5,992,046	107	98	2,016.0	7.5%

(1)
In 2024 and 2023, John Q. Doyle was our Principal Executive Officer (PEO) and in 2020, 2021 and 2022, Daniel S. Glaser was our Principal Executive Officer. Our other NEOs consisted of (i) for 2020 and 2021: Mark C. McGivney, John Q. Doyle, Peter C. Hearn and Martine Ferland; (ii) for 2022: Mark C. McGivney, John Q. Doyle, Martin C. South and Martine Ferland, (iii) for 2023: Mark C. McGivney, Martin C South, Martine Ferland and Dean M. Klisura and (iv) for 2024: Mark C. McGivney, Martin C South, Patrick Tomlinson and Dean M. Klisura.

(2)
Represents the amount of “Compensation Actually Paid” to our NEOs as computed in accordance with Item 402(v) or Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned or paid to our NEOs during the applicable year. The following tables show the amounts deducted from and added to the Summary Compensation Table total for the PEO and for the average Summary Compensation Table Total for non-PEO
NEOs.

PEO

Fiscal Year	PEO Summary Compensation Table (SCT) Total	Additions/ (Subtractions) for Fair Value of Equity Awards Granted during Fiscal Year Reported in SCT (a)	Additions/ (Subtractions) for Change in Pension Value Reported in SCT (a)	Adjustments to PEO Summary Compensation Table Total (b)	PEO Compensation Actually Paid

2024	22,807,539	(14,421,635)	0	23,953,502	32,339,406

2023	19,054,956	(11,325,102)	0	23,452,011	31,181,865

Average Non-PEO NEOs

Fiscal Year	Average Non-PEO Summary Compensation Table (SCT) Total	Additions/ (Subtractions) for Fair Value of Equity Awards Granted during Fiscal Year Reported in SCT (a)	Additions/ (Subtractions) for Change in Pension Value Reported in SCT (a)	Adjustments to Average Non-PEO Summary Compensation Table Total (b)	Average Non-PEO Compensation Actually Paid

2024	7,546,124	(2,937,798)	(10,844)	5,222,486	9,819,968

2023	7,172,630	(2,652,800)	(29,056)	6,665,439	11,156,213

(a)
Includes the grant date fair value of stock awards and option awards, computed in accordance with FASB ASC Topic 718, as well as the aggregate change in the actuarial present value of the NEOs accumulated benefit under the Company’s defined benefit pension plans.

(b)
Includes the value of equity awards, calculated in accordance with Item 402(v) of Regulation
S-K.
The equity component of CAP is further detailed in the tables below for the Company’s PEO and average non-PEO
NEOs, for fiscal year 2024. We did not report a service cost for the Company’s pension plans.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	89

Additional Information
(Continued)

PEO

Fiscal Year	Year-End Fair Value of Equity Awards Granted During the Fiscal Year that are Outstanding and Unvested	Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested During the Fiscal Year	Dividends Paid on Stock or Stock Option Awards Not Otherwise Reflected in Fair Value of Total Compensation	Total Adjustments

2024	16,961,136	(5,907,710)	12,694,817	205,258	23,953,502

2023	20,058,065	(5,651,484)	8,877,840	167,590	23,452,011

Average Non-PEO NEOs

Fiscal Year	Year-End Fair Value of Equity Awards Granted During the Fiscal Year that are Outstanding and Unvested	Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested During the Fiscal Year	Dividends Paid on Stock or Stock Option Awards Not Otherwise Reflected in Fair Value of Total Compensation	Total Adjustments

2024	3,418,980	(3,142,951)	4,849,277	97,180	5,222,486

2023	4,698,499	(2,541,694)	4,425,065	83,569	6,665,439
(3)
Reflects cumulative total stockholder return assuming $100 invested in the Company’s common stock versus the S&P 500 Financial index on December 31, 2019 with dividends reinvested. The peer group used for this purpose is the S&P 500 Financial index.

(4)
Reflects “Net Income” as required to be disclosed in the Company’s audited financial statements, included in the Company’s Annual Report on Form
10-K
for the years ended December 31, 2024, December 31, 2023 and December 31, 2022.

(5)
Adjusted EPS as further adjusted for executive compensation purposes is a non-GAAP
measure. For the definition, please refer to the “Definitions of Financial Performance Measures” section on page 48 of the Compensation Discussion and Analysis.

Relationship between “Compensation Actually Paid” and Performance Measures
As described in the “Elements of Compensation” section on page 48 of the Compensation Discussion and Analysis, a significant portion of variable compensation paid to our Principal Executive Officer (PEO) and other NEOs is delivered in the form of equity-based awards. Thus, the compensation actually paid (CAP) to all of our NEOs depends on stockholder value creation through the Company’s future financial performance and the performance of our stock price. This linkage can be seen through the relationship between TSR and CAP from 2020 through 2024. The significant growth in TSR in 2021 corresponded with a significant increase in CAP. The same is true for the TSR growth in 2023 that corresponded with an increase in CAP. The decrease in TSR in 2022 corresponded with a decrease in CAP. The Company’s TSR outperformed the peer group for the five-year period ending in 2024, including 2020, 2021 and 2022, but lagged in 2023 and 2024.
Net Income and CAP are also related, as net operating income is a key component in the determination of payouts under the Company’s annual bonus program for senior executives.
The following charts illustrate the relationship between
these
performance measures and our CAP.

90	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional
Information
(Continued)

Approximately 93% (for our PEO) and 83% (for our other NEOs) of the elements of our total compensation at target are earned based, in part, on adjusted EPS growth measures, creating a strong relationship between EPS and CAP that is illustrated below.
The Company’s adjusted EPS as further adjusted for executive compensation purposes is the primary measure for determining the payout of our three-year PSU awards (along with our relative TSR modifier), from 0% to 200% of target. In addition, adjusted EPS serves as a multiplier in the annual bonus program for senior executives. Given this design, the adjusted EPS measure is a significant factor in CAP.
Shares distributed in 2020 to 2024 in connection with PSU awards granted in 2017 to 2021 equaled 195% of target for 2020 and 200% of target for all of the other years due to the strong performance of adjusted EPS. There was a corresponding rise in the amount of CAP. Further, adjusted EPS performance for PSU awards granted in 2022 to 2024 is trending at 200% of target for shares to be distributed in 2025 and 2026 and 165% for 2027. Despite the high growth in adjusted EPS in 2021, 2022 and 2023, shares distributed in respect of PSU awards that included those performance years were capped at 200% of target. We believe the three-year time frame and payout cap reduces the potential for excessive risk taking in our program and aligns with long-term stockholder interests. The Compensation Committee believes that the adjusted EPS performance targets set for PSU awards were rigorous. To the extent adjusted EPS performance does not exceed target, we would expect to see a corresponding CAP decrease related to our PSU awards.
With respect to our annual bonus program for senior executives, adjusted EPS, which is one of the drivers of the amount of and change in CAP for our PEO and other NEOs. In 2020, the multiplier was 0.93x so CAP was lower. In 2021 to 2024, we achieved double-digit growth in adjusted EPS earning a multiplier of 1.30x in all four years driving CAP higher.

As described in the “Compensation Discussion and Analysis” beginning on page 28, our executive compensation program is designed to be competitive, performance-based and stockholder-focused. The elements of our compensation framework reward achievements against pre-established,
quantifiable financial performance objectives, as well as individual strategic performance objectives. The value ultimately realized by our NEOs thus depends on the outcomes of these financial performance measures, the future performance of our stock price and our TSR versus peers. The table below shows the Company’s three most important performance measures used to link “Compensation Actually Paid” to our NEOS for fiscal year 2024.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	91

Additional Information
(Continued)

Most Important Performance Measures (3 to 7 metrics without ranking)
TSR
Adjusted EPS as further adjusted for executive compensation purposes
Operating NOI growth

92	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information (Continued)

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K of the Securities Act, we are required to provide information regarding the relationship between the annual total compensation of our CEO, Mr. Doyle, and the annual total compensation of our median employee (excluding for purposes of this disclosure, our CEO) for our last completed fiscal year, which ended December 31, 2024. The ratio of the annual total compensation for our CEO (Mr. Doyle) compared to the median of the annual total compensation of all of our employees (excluding our CEO) for 2024 is 314. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

The ratio for 2024 is based on the annual total compensation of the Company’s median employee (excluding our CEO) and our CEO (as disclosed in the 2024 Summary Compensation Table in this proxy statement), as follows:

• Median employee:	$72,671
• CEO:	$22,807,539

As permitted under SEC rules, the median employee that was used for purposes of calculating the ratio of the annual total compensation for our CEO compared to the median of the annual total compensation of all of our employees is the same employee that was identified for purposes of our fiscal year 2022 pay ratio disclosure. There has been no significant change in our employee population (other than the addition of 3,500 employees who joined the Company in connection with the completion of the McGriff acquisition and have been excluded from the employee population for purposes of the pay ratio disclosure as permitted under Instruction 7 to Item 402(u)) or employee compensation arrangements since fiscal year 2022 that we believe would materially impact our pay ratio disclosure.

We calculated annual total compensation for that employee for 2024 using the same methodology used to calculate the amount reported for our named executive officers in the “Total” column of the 2024 Summary Compensation Table.

The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

Transactions with Management and Others

The Company maintains a written Policy Regarding Related Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary. See the discussion under the caption “Review of Related Person Transactions” appearing on page 8 of this proxy statement for more information.

Lloyd Yates is President & Chief Executive Officer of NiSource Inc. Mercer was engaged by NiSource Inc. to provide consulting services in the ordinary course of its business for approximately $339,000 in 2024. Mark C. McGivney is the Company’s Chief Financial Officer. Sophie McGivney, Mr. McGivney’s daughter, is an Associate at Oliver Wyman. In 2024, Ms. McGivney received compensation totaling approximately $158,000.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock. The Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports of their behalf. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2024, except that, one sale of shares by Oscar Fanjul was not timely reported. The report was promptly amended disclosing the sale after the error was discovered.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	93

Additional Information (Continued)

Information about Our Annual Meeting and Solicitation of Proxies

Why Have I Received a Notice Regarding Internet Availability of Proxy Materials Instead of Printed Copies of These Materials in the Mail?

In order to reduce paper and postage costs, and in accordance with SEC rules, we have elected to furnish our proxy materials to stockholders over the Internet. Most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format (e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Stockholders who are current employees of the Company or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote.

How May I Obtain Electronic Delivery of Proxy Materials in the Future?

Stockholders who have elected to receive paper copies of the proxy materials will receive them by mail. If you are a stockholder of record and would prefer to receive electronic delivery, you may choose electronic delivery by following the instructions provided when you vote over the Internet. If you are a beneficial owner who holds shares in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Otherwise, please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Who Can Vote on the Matters Being Decided at the Annual Meeting?

With respect to each matter properly brought before the meeting, each stockholder who held shares as of the close of business on March 17, 2025, which we refer to as the record date, is entitled to one vote, at the annual meeting or by proxy, for each share of common stock held as of that date. As of the record date, there were outstanding 492,903,116 shares of Marsh McLennan common stock entitled to vote.

Stockholders of Record

If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, you are a stockholder of record. As a stockholder of record, you may vote during the meeting or by proxy. The Company is incorporated in Delaware, and in accordance with Delaware law, a list of the Company’s common stockholders of record as of the record date will be available for inspection for at least ten days prior to the annual meeting by contacting Investor Relations by telephone at (212) 345-1227 or by e-mail mmc.investor.relations@mmc.com. The list will also be available during the virtual annual meeting at www.virtualshareholdermeeting.com/MMC2025.

Beneficial (“Street Name”) Stockholders

If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the stockholder of record for purposes of voting during the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

How Do I Vote?

Whether you hold shares as a stockholder of record or beneficial owner, you may direct how your shares are voted without participating in the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you are a beneficial owner holding shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the voting instruction form provided to you. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

94	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information (Continued)

You May Vote in the Following Manner:

By Telephone or the Internet

You may vote your shares via telephone or the Internet as instructed in the Notice or the proxy card, depending on how you received the proxy materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail

Stockholders who receive hard copies of the proxy materials may choose to vote by mail and, if you so choose, should complete, sign and date your proxy card or voting instruction card and mail it in the pre-addressed envelope included with the proxy materials. Note that, if you are a stockholder of record and you sign and return a proxy, but do not specify how to vote, your shares will be voted by the proxies in accordance with the Board’s recommendations, which will be in favor of our director nominees (Item 1); to approve, by nonbinding vote, the compensation of our named executive officers (Item 2); in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Item 3); and to approve the Marsh & McLennan Companies, Inc. Amended and Restated 2020 Incentive and Stock Award Plan (Item 4).

Can I Vote My Shares at the Virtual Annual Meeting?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting. If you vote in advance and then attend the meeting, you can always change your vote at the meeting.

Stockholders may vote during the virtual annual meeting by logging into the meeting website and following the instructions on the website. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to vote during the meeting.

Can I Change My Vote?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting at the annual meeting or (iii) sending written notification of revocation addressed to: Marsh McLennan, Attn: Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774.

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provided, before the annual meeting or by voting during the annual meeting.

What Should I do to Participate in the Annual Meeting?

On the day of the annual meeting, visit www.virtualshareholdermeeting.com/MMC2025 to participate in the annual meeting. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to ask questions or vote.

Whether you hold shares as a stockholder of record or are a beneficial owner, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the annual meeting.

What Should I Do to Ask a Question at the Annual Meeting?

Prior to Meeting

Stockholders may submit questions in advance of the meeting by visiting proxyvote.com. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to ask questions.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	95

Additional Information (Continued)

During the Meeting

On the day of the meeting, stockholders must visit virtualshareholdermeeting.com/MMC2025 to ask questions during the meeting. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to ask questions.

What are the Requirements to Conduct Business at the Annual Meeting?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

What are the Voting Requirements to Elect Directors and to Approve the Other Proposals Discussed in the Proxy Statement?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

The Company’s bylaws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. The election of directors is not considered a “routine” matter and thus brokers do not have discretionary authority to vote in the election of directors if they did not receive instructions from a beneficial owner. As a result, broker nonvotes will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. (See “Significance of Broker Nonvotes” below.)

Our Governance Guidelines address the procedures to be followed if an incumbent director standing for reelection in an uncontested election fails to receive a majority of the votes cast. See “Director Election Voting Standard” on page 8.

Vote Required for Other Proposals

Proposal	Vote Required

Item 2—Advisory (nonbinding) vote to approve named executive officer compensation	Majority of the voting power present in person or represented by proxy, and entitled to vote

Item 3—Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm	Majority of the voting power present in person or represented by proxy, and entitled to vote

Item 4—Approval of the Marsh & McLennan Companies, Inc. Amended and Restated 2020 Incentive and Stock Award Plan	Majority of the voting power present in person or represented by proxy, and entitled to vote

In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes (described below) will not. Abstentions have the effect of a vote “against” each of the proposals.

Significance of “Broker Nonvotes”

NYSE rules provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. The broker may submit a proxy on any routine matter, for which instructions were required but not provided, but when the broker refrains from voting on non-routine matters, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to those matters, but are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, the election of directors (Item 1); the nonbinding vote to approve the compensation of our named executive officers (Item 2); and the approval of the Marsh & McLennan Companies, Inc. Amended and Restated 2020 Incentive and Stock Award Plan (Item 4) are considered non-routine.

96	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information (Continued)

Could Additional Matters be Decided at the Annual Meeting?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

Who Conducts the Annual Meeting?

The Independent Chair acts as chairman of the annual meeting and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for comments and questions during the meeting.

Who Will Count the Votes at the Annual Meeting?

One or more representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

How Are Materials Provided to Stockholders Sharing the Same Address?

In order to reduce paper and postage costs, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record or who hold shares in certain employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies.

Stockholders who participate in householding continue to receive separate control numbers for voting and, in the case of those who receive hard copies of the proxy materials, separate proxy cards. Householding does not in any way affect dividend check mailings.

If you are a stockholder of record or hold our common stock in an employee benefit plan account and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from the Company, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Stockholders

A number of brokerages and other institutional holders of record have implemented householding. If you are a beneficial owner who holds shares in street name, please contact your broker or other intermediary holder of record to request information about householding.

How May I Obtain Another Set of Proxy Materials?

This proxy statement and our 2024 Annual Report can be viewed on (and printed from) our website at proxy.mmc.com. If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone our office of Investor Relations at (212) 345-1227, e-mail mmc.investor.relations@mmc.com, or write to: Marsh McLennan, Attn: Investor Relations, 1166 Avenue of the Americas, New York, New York 10036-2774

Who will Bear the Cost of this Proxy Solicitation?

We are providing these proxy materials in connection with the solicitation made by the Company’s Board of Directors of proxies to be voted at our annual meeting. We pay the expenses of preparing and distributing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of the Company’s common stock.

In addition to the distribution of this proxy statement and instructions for voting at the annual meeting, proxies may be solicited personally, electronically or by telephone by our directors, officers and other colleagues at no additional compensation. We have retained Georgeson LLC as our agent to assist in the proxy solicitation at a fee of approximately $17,000, plus expenses.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	97

Additional Information (Continued)

Submission of Stockholder Proposals and Other Items of Business for 2026 Annual Meeting

Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement

Pursuant to Rule 14a-8, if a stockholder wants the Company to consider a proposal for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than November 28, 2025. The proposal must be sent to the attention of the Corporate Secretary, and must comply with all relevant SEC requirements.

Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws. Notice of proxy access director nominees must be received no earlier than October 29, 2025 and no later than November 28, 2025.

Stockholder Proposals or Director Nominations, but Not for Inclusion in the Proxy Statement

Our bylaws set forth the requirements a stockholder must follow to nominate a person for election as director or propose an item of business (“other stockholder business”) for our annual meeting of stockholders that is not included in our proxy statement. To properly bring the nomination or other stockholder business before an annual meeting, the proponent must be a stockholder of record and comply with certain notice procedures. In the case of other stockholder business, the business must also be a proper matter for stockholder action in accordance with law, the Company’s Certificate of Incorporation and the Company’s bylaws. The notice must be delivered not earlier than 5:00 p.m. Eastern Time on January 15, 2026, and not later than 5:00 p.m. Eastern Time on February 14, 2026. The notice must be delivered to the Corporate Secretary at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774. In addition to complying with the advance notice provisions of our bylaws, to nominate a person for election as a director, stockholders must give timely notice that complies with the additional requirements of Rule 14a-19, which notice must be received no later than March 16, 2026.

98	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information (Continued)

Exhibit A

Marsh & McLennan Companies, Inc.

Reconciliation of Non-GAAP Measures—Actual as Reported

Twelve Months Ended December 31

(Millions) (Unaudited)

Overview

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with “GAAP” or “reported” results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company’s non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin

Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company’s GAAP operating income (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income (loss), on a consolidated and reportable segment basis, for the twelve months ended December 31, 2024 and 2023. The following tables also present adjusted operating margin. For the twelve months ended December 31, 2024 and 2023, adjusted operating margin is calculated by dividing the sum of adjusted operating income and identified intangible asset amortization by consolidated or segment adjusted revenue. The Company’s adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company’s GAAP revenue.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	99

Additional Information (Continued)

The information presented below represents the actual as reported data for the twelve months ended December 31, 2024 and 2023.

	Risk & Insurance Services	Consulting	Corporate Eliminations	Total

Twelve Months Ended December 31, 2024

Operating income (Loss)	$4,365	$1,770	$318	$5,817

Operating margin	28.4%	19.4%	N/A	23.8%

Add (deduct) impact of noteworthy items:

Restructuring (a)	148	79	49	276

Changes in contingent consideration	9	6	—	15

McGriff acquisition and retention related costs	60	—	3	63

Acquisition and disposition related costs (b)	26	32	—	58

Disposal of businesses (c)	—	(55)	—	(55)

Other	(3)	—	—	(3)

Operating income adjustments	240	62	52	354

Adjusted operating income (loss)	$4,605	$1,832	($266)	$6,171

Total identified intangible amortization expense	$326	$51	$—	$377

Adjusted operating margin	32.0%	20.7%	N/A	26.8%

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total

Twelve Months Ended December 31, 2023

Operating Income (loss)	$3,945	$1,666	($329)	$5,282

Operating margin	28.0%	19.1%	N/A	23.2%

Add (deduct) impact of noteworthy items:

Restructuring (a)	177	62	62	301

Changes in contingent consideration	27	2	—	29

Acquisition and disposition related costs (b)	—	39	—	39

Disposal of businesses	—	17	—	17

JLT legacy legal charges (d)	—	(51)	—	(51)

Legal claims (e)	(58)	—	—	(58)

Other	2	1	1	4

Operating income adjustments	148	70	63	281

Adjusted operating income (loss)	$4,093	$1,736	($266)	$5,563

Total identified intangible amortization expense	$297	$46	$—	$343

Adjusted operating margin	31.3%	20.4%	N/A	26.0%

(a)	Costs primarily includes severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.

(b)

Primarily reflects exit costs for the disposition of the Mercer U.K. pension administration and U.S. health and benefits administration businesses and one-time acquisition related retention costs. Amounts in 2023 include integration costs related to the Westpac superannuation fund transaction.

(c)

Net gain on sale of the Mercer U.K. pension administration and U.S. health and benefits administration businesses and sale of a business in Oliver Wyman Group. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.

(d)	Insurance and indemnity recoveries for a legacy JLT E&O matter relating to suitability of advice provided to individuals for defined benefit pension transfers in the U.K.

(e)

Reflects a legal settlement with a competitor, excluding legal fees. The amount is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.

100	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information (Continued)

Marsh & McLennan Companies, Inc.

Reconciliation of Non-GAAP Measures

Twelve Months Ended December 31

(In millions, except per share data) (Unaudited)

Adjusted income, net of tax is calculated as the Company’s GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the twelve months ended December 31, 2024 and 2023.

	Twelve Months Ended December 31, 2024		Twelve Months Ended December 31, 2023
(in millions, except per share data)	Amount	Adjusted EPS	Amount	Adjusted EPS

Net income before non-controlling interests, as reported	$4,117		$3,802

Less: Non-controlling interest, net of tax	57		46

Subtotal	$4,060	$8.18	$3,756	$7.53

Operating income adjustments	$354		$281

Investments adjustment	(2)		2

Pension settlement adjustment	3		—

Financing costs (a)	26		—

Income tax effect of adjustments (b)	(72)		(53)

	309	$0.62	230	$0.46

Adjusted income, net of tax	$4,369	$8.80	$3,986	$7.99

(a)	Primarily reflects amortization of bridge financing fees related to the acquisition of McGriff.

(b)	For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	101

Additional Information (Continued)

Marsh & McLennan Companies, Inc.

Reconciliation of Non-GAAP Measures

Twelve Months Ended December 31

(Millions) (Unaudited)

Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.

The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2024				2023

Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue

Risk and Insurance Services

Marsh	$12,536	$73	$(391)	$12,218	$11,378	$(3)	$11,375

Guy Carpenter (a)	2,362	7	2	2,371	2,258	(70)	2,188

Subtotal	14,898	80	(389)	14,589	13,636	(73)	13,563

Fiduciary Interest Income	497	1	(5)	493	453	—	453

Total Risk and Insurance Services	15,395	81	(394)	15,082	14,089	(73)	14,016

Consulting

Mercer (b)	5,743	37	(151)	5,629	5,587	(249)	5,338

Oliver Wyman Group (c)	3,390	(5)	(91)	3,294	3,122	(2)	3,120

Total Consulting	9,133	32	(242)	8,923	8,709	(251)	8,458

Corporate Eliminations	(70)	—	—	(70)	(62)	—	(62)

Total Revenue	$24,458	$113	$(636)	$23,935	$22,736	$(324)	$22,412

102	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement

Additional Information (Continued)

Revenue Details

The following table provides more detailed revenue information for certain of the components presented above:

	2024				2023

Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue

Marsh:

EMEA	$3,530	$(10)	$1	$3,521	$3,262	$(3)	$3,259

Asia Pacific	1,414	25	(66)	1,373	1,295	—	1,295

Latin America	575	51	(13)	613	559	—	559

Total International	5,519	66	(78)	5,507	5,116	(3)	5,113

U.S./Canada	7,017	7	(313)	6,711	6,262	—	6,262

Total Marsh	$12,536	$73	$(391)	$12,218	$11,378	$(3)	$11,375

Mercer:

Wealth (b)	$2,584	$—	$(129)	$2,455	$2,507	$(146)	$2,361

Health (b)	2,100	20	(5)	2,115	2,061	(103)	1,958

Career	1,059	17	(17)	1,059	1,019	—	1,019

Total Mercer	$5,743	$37	$(151)	$5,629	$5,587	$(249)	$5,338

(a)	Acquisitions, dispositions, and other in 2023 includes a gain from a legal settlement with a competitor of $58 million, excluding legal fees.

(b)

Acquisitions, dispositions, and other in 2024 includes a net gain of $35 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $70 million gain in Wealth, offset by a $35 million loss in Health.

(c)	Acquisitions, dispositions, and other in 2024 includes a gain of $20 million from the sale of a business in Oliver Wyman Group.

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	103

Additional Information (Continued)

Exhibit B

As discussed more fully in our “Compensation Discussion and Analysis—Financial Services and General Industry Surveys” on page 49, the Compensation Committee reviewed competitive market data for executive compensation, effective April 1, 2024, compiled from two subsets of S&P 500® companies (as listed below) that participated in an executive compensation survey conducted by an independent compensation consulting firm.

General Industry			Financial Services

3M	Eaton	Northrop Grumman	AFLAC

AbbVie	Ecolab	Occidental Petroleum	AIG

Accenture	Edison International	ONEOK	Allstate

AFLAC	Elevance Health	Oracle	American Express

AIG	Emerson Electric	Otis Elevator Company	Ameriprise Financial

Air Products	Entergy	Pacific Gas & Electric	Arthur J Gallagher & Company

Allstate	Estée Lauder	Parker Hannifin	Bank of America

Altria Group	Eversource Energy	PepsiCo	Capital One Financial

American Electric Power	Exelon	Pfizer	CBRE Group

American Express	Expedia	Philip Morris International	Centene

American Tower	FirstEnergy	PPG Industries	Chubb

Ameriprise Financial	Ford	Procter & Gamble	Cigna

Amgen	Freeport-McMoRan	Progressive	Discover Financial Services

Aptiv	General Dynamics	Prudential Financial	Elevance Health

Arthur J Gallagher & Company	General Mills	Public Service Enterprise Group	Global Payments

AT&T	General Motors	PulteGroup	Hartford Financial Services Group

Automatic Data Processing	Gilead Sciences	Quanta Services	Mastercard

Bank of America	Hartford Financial Services Group	Regeneron Pharmaceuticals	MetLife

Becton Dickinson	HCA Healthcare	Republic Services	Morgan Stanley

Boeing	Hershey	Royal Caribbean Cruises	Progressive

Booking.com	Honeywell	RTX	Prudential Financial

Boston Scientific	Humana	S&P Global	S&P Global

Bristol Myers Squibb	Illinois Tool Works	Schlumberger	State Street

Capital One Financial	IQVIA	Sempra Energy	Travelers

Cardinal Health	Johnson & Johnson	Sherwin-Williams

Carrier Global Corporation	Johnson Controls	Southern Company Services

CBRE Group	Kenvue	Starbucks

CDW	Kimberly-Clark	State Street

Cencora	Kinder Morgan	Stryker

Centene	Kraft Heinz	Sysco Corporation

Charter Communications	Kroger	Target

Chubb	L3Harris	TE Connectivity

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General Industry			Financial Services

Cigna	Lam Research	Thermo Fisher Scientific

Cisco Systems	Lennar Corporation	TJX Companies

Coca-Cola	Lowe’s	T-Mobile USA

Coface	LyondellBasell	Tractor Supply Company

Colas	Marriott International	Travelers

Comcast Cable Corporation	Mastercard	ULTA Salon, Cosmetics & Fragrances

Consolidated Edison	McDonald’s	United Rentals

Constellation Energy	McKesson	UPS

Corning	Medtronic	Valero Energy

Corteva Agriscience	Merck & Co	W.W. Grainger

CSX	MetLife	Walgreens Boots Alliance

Cummins	Molina Healthcare	Walt Disney

Delta Air Lines	Mondelez	Warner Bros. Discovery

Dollar Tree	Morgan Stanley	Waste Management

Dominion Energy	Newmont Mining	Williams Companies

Dow Chemical	NextEra Energy Inc.	Xcel Energy

DTE Energy	Nike

Duke Energy	Norfolk Southern

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EXHIBIT C

Marsh & McLennan Companies, Inc.

Amended and Restated 2020 Incentive and Stock Award Plan

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Marsh & McLennan Companies, Inc.

Amended and Restated 2020 Incentive and Stock Award Plan

(Amended and Restated as of May [15], 2025)

1. Purposes

The purposes of the Amended and Restated 2020 Incentive and Stock Award Plan are to advance the interests of Marsh & McLennan Companies, Inc. and its stockholders by providing a means to attract, retain, and motivate executives and employees of the Company, its Subsidiaries, and its Affiliates, and to strengthen the mutuality of interest between such executives and employees and the Company’s stockholders. This Plan shall be the successor to the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan.

2. Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Committee as a participating employer under the Plan; provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of voting stock of such entity or at least 20% of the ownership interests in such entity, provided further that, when “Affiliate” is used with respect to the grant of ISOs, it means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(b) “Approval Date” means Approval Date as defined in Section 10(l).

(c) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Bonus or Stock Award in Lieu of Cash, Dividend Equivalent, Other Stock-Based Award, or Unit-Based Award, including Performance Awards granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document (including in electronic form) evidencing an Award.

(e) “Beneficiary” means the person, persons, trust, or trusts which have been designated by such Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary (or if any designation is not effective under applicable law), then the person, persons, trust, or trusts entitled to receive such benefits pursuant to the Participant’s last will and testament duly admitted to probate or, if the Participant dies intestate, by the applicable laws of descent and distribution.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to any Participant:

(i) willful failure of the Participant to substantially perform the duties consistent with his or her position which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

(ii) willful violation of any written policies of the Company or any applicable Subsidiary or Affiliate, including the Company’s code of business conduct & ethics;

(iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(iv) unlawful use (including being under the influence) or possession of illegal drugs;

(v) any gross negligence or willful misconduct resulting in a material loss to the Company or any Subsidiaries or Affiliates, or material damage to the reputation of the Company or any Subsidiaries or Affiliates; or

(vi) any violation of any statutory or common law duty of loyalty to the Company or any Subsidiaries, including the commission at any time of any act of fraud, embezzlement, or material breach of fiduciary duty against the Company or any Subsidiaries or Affiliates.

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(h) “Change in Control” means Change in Control as defined with related terms in Section 9.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(j) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. The Committee shall consist solely of three or more directors of the Company, each of whom is (i) in the business judgment of the Board, “independent” under the rules of the New York Stock Exchange and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

(k) “Company” means Marsh & McLennan Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(l) “Effective Date” means Effective Date as defined in Section 10(l).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(n) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Stock as of any given date shall mean the closing price of Stock on the immediately preceding date (or, if the NYSE was not open that day or the Stock was not traded, the next preceding day that the NYSE was open for trading and the Stock was traded) as reported by The Wall Street Journal or other reputable source for stock price data of the Stock as traded on the NYSE.

(o) “Full-Value Award” means an Award other than an Option, SAR, or similar Other Stock-Based Award or Unit-Based Award and which is settled by the issuance of shares of Stock or the payment of the value of a stated number of shares of Stock in cash or other Awards.

(p) “Good Reason” means, with respect to any Participant, any one of the following events (without the Participant’s consent):

(i) a material reduction in such Participant’s base salary;

(ii) a material reduction in such Participant’s annual incentive opportunity (including a material adverse change in the method of calculating such Participant’s annual incentive);

(iii) a material diminution of such Participant’s duties, responsibilities, or authority; or

(iv) a relocation of more than 50 miles from such Participant’s principal place of employment immediately prior to the Change in Control;

provided that such Participant provides the Company with written notice of his or her intent to terminate his or her employment for Good Reason within 60 days of such Participant becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which such Participant is relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of his or her employment under the indicated provision) and that such Participant provides the Company with at least 30 days following receipt of such notice to remedy such circumstances.

(q) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r) “ISO Limit” means ISO Limit as defined in Section 5(b).

(s) “NQSO” means any Option that is not an ISO.

(t) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock. An Option may be either an ISO or an NQSO.

(u) “Other Stock-Based Award” means a right, granted to a Participant under Section 6(h), that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or other securities of the Company or any Subsidiary or Affiliate, including, without limitation, rights convertible or exchangeable into Stock or such other securities, purchase rights for Stock or such other securities, and Awards with value or payment

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contingent upon performance of the Company, a Subsidiary, or Affiliate, or upon any other factor or performance condition designated by the Committee.

(v) “Participant” means a person who, as an officer or employee of the Company, a Subsidiary, or an Affiliate (or, solely with respect to Substitute Awards, an officer, employee, consultant or director of a company or other entity of business acquired (directly or indirectly by the Company, or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines), has been granted an Award under the Plan.

(w) “Performance Award” means an Award of one of the types specified in Section 6 the grant, exercise, or settlement of which is subject to achievement of performance goals and other terms specified under Section 8.

(x) “Plan” means this Amended and Restated 2020 Incentive and Stock Award Plan, as amended from time to time in accordance with its terms.

(y) “Plan Limit” means Plan Limit as defined in Section 5(a).

(z) “Preexisting Plans” mean the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan and any other Company plan adopted prior to 2011 that provides for the grant or award of equity-based compensation to officers or employees of the Company, or a Subsidiary or Affiliate. For the avoidance of doubt, the Marsh & McLennan Companies, Inc. Director’s Stock Compensation Plan is not a Preexisting Plan.

(aa) “Restricted Stock” means an award of shares of Stock to a Participant under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(bb) “Restricted Stock Unit” means an award, granted to a Participant under Section 6(e), representing the right to receive either Stock or cash or any combination thereof at the end of a specified deferral period.

(cc) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(dd) “Stock” means the common stock, $1.00 par value per share, of the Company or such other securities as may be substituted therefor pursuant to Section 5(e).

(ee) “Stock Appreciation Right” or “SAR” means the right, granted to a Participant under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, other Awards, or other property as specified in the Award or determined by the Committee.

(ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(gg) “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees, consultants, or directors of a company or other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

(hh) “Unit-Based Award” means a unit, granted to a Participant under Section 6(i), with value or payment contingent upon performance of the Company, a Subsidiary, or an Affiliate, or upon any other factor or performance condition designated by the Committee.

3. Administration

(a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Participants to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, the terms and conditions of any Award granted under the Plan (including any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions

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Additional Information (Continued)

relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant, and whether to create trusts and deposit Stock or other property therein;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan or an Award Agreement shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and such other functions as the Committee may determine, to the extent permitted under applicable law and, with respect to any Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, to the extent performance of such function will not result in a subsequent transaction failing to be exempt under Rule 16b-3.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified/registered public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Eligibility

(a) Generally. Employees of the Company and Subsidiaries and Affiliates (including any director of the Company who is also an employee but excluding directors who are not employees) are eligible to be granted Awards under the Plan; provided that employees, consultants, or directors of a company or other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate, or with which the Company or any Subsidiary or Affiliate combines, are eligible to be granted Substitute Awards under the Plan.

(b) Annual Per-Person Limit. In each fiscal year, during any part of which the Plan is in effect, a Participant may be granted Awards relating, in the aggregate, to no more than two million shares of Stock, no more than one million of which may relate to Full-Value Awards, in each case subject to adjustment as provided in Section 5(e).

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5. Stock Subject to the Plan; Adjustments

(a) Shares Reserved. Subject to adjustment as hereinafter provided and except for Substitute Awards, the total number of shares of Stock reserved for issuance in connection with Awards under the Plan shall not exceed in the aggregate 29,000,000 shares of Stock (the “Plan Limit”). There shall be added to the number of shares of Stock reserved for issuance under this Section 5(a) such shares that were subject to outstanding awards under the Preexisting Plans on the Approval Date and thereafter are forfeited, cancelled, exchanged or surrendered which would result in such shares again being available for Awards under the Plan (as determined pursuant to Section 5(c)). No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares reserved under this Section 5(a). Shares of Stock issued under the Plan shall be counted against this limit in the manner specified in Section 5(c).

(b) Incentive Stock Options. Subject to adjustment as provided in Section (e), the maximum number of shares of Stock reserved for issuance in connection with ISOs shall be 29,000,000 (the “ISO Limit”). For the avoidance of doubt, shares of stock reserved for issuance in connection with ISOs shall count against the Plan Limit.

(c) Manner of Counting Shares. If any shares subject to an Award or Preexisting Plan award are forfeited, canceled, exchanged, or surrendered or such Award or award is settled in cash or otherwise terminates without a distribution of shares to the Participant, such number of shares (whether Full-Value Awards or otherwise) will again be available for awards under the Plan. Shares of Stock subject to an Award (whether such Award is a Full-Value Award or otherwise) shall not again be available for Awards under the Plan if such shares of Stock are (i) withheld in payment of any exercise or purchase price of or tax obligation relating to such an Award or award, (ii) repurchased by the Company using Option exercise proceeds, (iii) reserved for issuance in respect of stock-settled Awards but are not actually issued upon exercise (including pursuant to net settlement of SARs and similar Awards) or (iv) surrendered in payment of any exercise or purchase price of, or tax obligation relating to, any Award or award. The Committee may make determinations and adopt regulations for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting (in the case of tandem awards or Substitute Awards), and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. For the avoidance of doubt, the foregoing provision is applicable to shares of Stock subject to any Award, whether or not such Award is a Full-Value Award.

(d) Type of Shares Distributable. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares acquired by purchase in the open market or in private transactions.

(e) Adjustments. In the event that any large, special, and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, amalgamation, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar transaction or event affects the Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 10(n) and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash) any or all of: (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards (including, for the avoidance of doubt, the Plan Limit and the ISO Limit), (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards or, if deemed appropriate, make provisions for payment of cash or other property with respect to any outstanding Award, (iii) the exercise price, grant price, or purchase price relating to any Award, and (iv) the number and kind of shares of Stock set forth in Section 4(b) as the annual per-person limits; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards (including Performance Awards and performance goals) in recognition of unusual or non-recurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of assets or all or part of businesses) affecting the Company or any Subsidiary, Affiliate, or business unit, or the financial statements thereof, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Committee’s assessment of the business strategy of the Company, a Subsidiary, Affiliate, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Notwithstanding the foregoing, any actions taken pursuant to this Section 5(e) shall

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be made in a manner consistent with Section 409A of the Code, including any requirements or restrictions with regard to the adjustment of Options and SARs that are considered exempt from Section 409A.

6. Specific Terms of Awards

(a) General; Minimum Vesting Requirement; No Dividends or Dividend Equivalents before Earning.

(i) Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Participant.

(ii) Notwithstanding any other provision of the Plan to the contrary, no portion of an Award granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any Substitute Awards; provided that the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5(a) (subject to adjustment under Section 5(e)).

(iii) For the avoidance of doubt, the restrictions of clause (i) do not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, termination other than for cause, death, disability or a Change in Control, in the terms of the Award or otherwise.

(iv) Notwithstanding any other provision of the Plan to the contrary, no dividends or dividend equivalents shall be paid on any Award unless and until such Award is vested and earned, and the shares of Stock relating to the Award are issued to such Participant (and solely to the extent such Award vests and is earned, and such shares of Stock are issued).

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and in no event shall the exercise price for the purchase of shares be less than par value.

(ii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including cash, Stock, other Awards, shares or units valued by reference to shares issued under any other plan of the Company or a Subsidiary or Affiliate (including shares or units subject to restrictions, so long as an equal number of shares issued upon exercise of the Option are subject to substantially similar restrictions), or notes or other property, and the methods by which Stock will be delivered or deemed to be delivered to Participants (including deferral of delivery of shares under a deferral arrangement).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

(c) SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise, or the Change in Control Price as defined in Section 9(e)) over (2) the grant price of the SAR as of the date of grant of the SAR, which shall be not less than the Fair Market Value of one share of Stock on the date of grant of such SAR (or, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants,

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whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Stock or under Section 6(a)(iv), a Participant granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends thereon.

(ii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Company may require the Participant to deliver a stock power, endorsed in blank, relating to the Restricted Stock.

(iii) Dividends. Subject to Section 6(a)(iv), the dividends paid on Restricted Stock shall be deferred or the amount or value thereof automatically reinvested in additional Restricted Stock, Restricted Stock Units, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect; provided that, in the case of an Award of Restricted Stock that also constitutes a Performance Award, such deferred or reinvested dividends shall be subject to restrictions and a risk of forfeiture to the same extent as the underlying Restricted Stock. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Stock or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, if any, at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Stockholder Rights. Subject to Section 6(a)(iv) and 6(g), except to the extent provided under the Award Agreement relating to the Restricted Stock Units, a Participant granted Restricted Stock Units shall not have the rights of a stockholder, including the right to vote Restricted Stock Units, unless and until and to the extent shares of Stock are issued to such Participant to settle such Restricted Stock Units.

(f) Stock Bonuses and Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Stock as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. Subject to Section 6(a)(iv), the Committee is authorized to grant dividend equivalents or other distributions paid on Awards prior to vesting or settlement, as applicable, to Participants in connection with another Award (other than an Option, SAR, or similar Other Stock-Based Award or Unit-Based Award). Dividend equivalents shall be accumulated and paid in cash, Stock or other property equal in value to dividends paid with respect to a specified number of shares of Stock or to periodic distributions on other specified equity securities of the Company or any Subsidiary or Affiliate if and when the underlying Award vests and in no event distributed prior to the vesting of (and, in the case of a Performance Award, prior to the earning of such Award) the underlying Award and the issuance of shares of Stock related thereto.

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(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Other Stock-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Stock, other Awards, or other property, as the Committee shall determine, subject to any required corporate action.

(i) Unit-Based Awards. The Committee is authorized to grant to Participants Unit-Based Awards that are deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be paid or settled in cash, Stock, other Awards, or property.

(j) No Repricing. Except as provided pursuant to the first sentence of Section 5(e), the Committee may not, without stockholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR, or similar Other Stock-Based Award or Unit-Based Award by: (i) amending or modifying the terms of the Option, SAR, or similar Other Stock-Based Award or Unit-Based Award to lower the exercise or grant price; (ii) canceling the underwater Option, SAR, or similar Other Stock-Based Award or Unit-Based Award and granting either (A) replacement Options, SARs, or similar Other Stock-Based Awards or Unit-Based Awards having a lower exercise or grant price or (B) Awards or cash, other securities, or other property in exchange; or (iii) canceling or repurchasing the underwater Options, SARs, or similar Other Stock-Based Awards for cash, other securities, or other property. An Option, SAR or similar Other Stock-Based Award or Unit-Based Award will be deemed to be “underwater” at any time when the Fair Market Value of the shares of Stock covered by such Award is less than the exercise or grant price of the Award.

(k) No Reload. No Award granted under the Plan shall entitle any Participant to an automatic grant of additional Awards in connection with any exercise of the original Award.

(l) No Loans. Neither the Company nor any Subsidiary or Affiliate shall, directly or indirectly, loan funds to any Participant for the purpose of paying the exercise or grant price of an Award or for the purpose of paying any taxes associated with the grant, exercise, lapse of restriction, vesting, settlement, payment, or other tax obligation involving an Award or the Plan. For the avoidance of doubt, the foregoing restriction does not apply to (i) a Participant borrowing from his or her account under a retirement plan that qualifies with Section 401(k) of the Code or any similar plan under applicable foreign law or (ii) a Participant participating in a broker-assisted cashless exercise program to the extent permitted by the Committee in accordance with applicable law.

7. Certain Provisions Applicable to Awards

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to Section 6(j), Awards granted under the Plan may, in the discretion of the Committee, be granted as a Substitute Award or may be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary or Affiliate, or any other entity or business acquired (directly or indirectly) by the Company, or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any Substitute Award shall be determined by the Committee, in its discretion, and may, to the extent the Committee determines necessary in order to preserve the value of such other award, be less than the Fair Market Value of a share on the date of grant of such Substitute Award.

(b) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, NQSO, or SAR (granted either alone or in tandem with another Award) exceed a period of ten years from the date of its grant (or, in the case of ISOs, such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

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(d) Buyouts. Solely after receiving approval from the Company’s stockholders, and consistent with Section 6(j), the Committee may offer to buyout any outstanding Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine.

(e) Cancellation and Rescission of Awards. The Committee may provide in any Award Agreement that, in the event a Participant (1) violates a term of the Award Agreement or other agreement with or policy of the Company or a Subsidiary or Affiliate, (2) takes or omits to take actions that are deemed to be (a) in competition with the Company or its Subsidiaries or Affiliates, (b) an unauthorized solicitation of customers, suppliers, or employees of the Company or its Subsidiaries or Affiliates, or (c) an unauthorized disclosure or misuse of proprietary or confidential information of the Company or its Subsidiaries or Affiliates, or (3) takes or omits to take any other action as may be specified in the Award Agreement, then the Participant shall be subject to forfeiture of such Award or portion, if any, of the Award as may then remain outstanding and also to forfeiture of any amounts of cash, Stock, other Awards, or other property received by the Participant upon exercise or settlement of such Award or in connection with such Award during such period (as the Committee may provide in the Award Agreement) prior to the occurrence which gives rise to the forfeiture.

(f) Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or providing services outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to or take account of laws, regulations, and customs of the country in which the Participant is then resident or providing services, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or providing services in the United States. An Award may be modified under this Section 7(f) in a manner that is inconsistent with other express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

8. Performance Awards

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce (but not increase) the amounts payable under any Award subject to performance conditions. Settlement of such Performance Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee.

(b) Performance Goals. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 8(b), which level may also be expressed in terms of a specified increase or decrease in the particular criteria compared to a past period. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period specified by the Committee.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with such Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on the business criteria established by the Committee during the given performance period, as specified by the Committee. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such business criteria.

(e) Stockholder Rights. In accordance with Sections 6(a)(iv), 6(d)(iii) and 6(g), a Participant granted a Performance Award shall not have the rights of a stockholder, including the right to vote the shares of Stock underlying the Performance Award (except as it relates to the right to vote the shares of Restricted Stock), unless and until and to the extent shares of Stock are earned by and issued to such Participant to settle such Performance Award.

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Additional Information (Continued)

9. Change in Control Provisions

(a) Acceleration Upon Termination Following a Change in Control. Except as provided in an Award Agreement, if the employment of a Participant is terminated without Cause or such Participant resigns for Good Reason within 24 months following a “Change in Control,” as defined in this Section:

(i) any Award held by such Participant carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(ii) the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award held by such Participant shall lapse, such Awards shall be deemed fully vested, any performance conditions imposed with respect to Awards shall be deemed to be achieved as set forth in Section 9(c), and payment of such Awards shall be made in accordance with the terms of the Award Agreements.

(b) Acceleration if Awards not Assumed in Connection with Change in Control. If an outstanding Award is not assumed, converted, or replaced in connection with a Change in Control on an equivalent basis:

(i) any such Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(ii) the restrictions, deferral limitations, and forfeiture conditions applicable to any such Award shall lapse, such Awards shall be deemed fully vested, any performance conditions imposed with respect to such Awards shall be deemed to be achieved as set forth in Section 9(c), and payment of such Awards shall be made in accordance with the terms of the Award Agreements.

(c) Change in Control and Performance Awards. Unless the Committee specifies otherwise, upon the effectiveness of a Change in Control, any and all performance conditions that relate to outstanding Awards shall be determined based on the actual performance as of the fiscal year-end immediately preceding the Change in Control or, if no fiscal year end has occurred subsequent to the grant of the Award and prior to the Change in Control, then any and all performance conditions shall be deemed satisfied at target performance.

(d) “Change in Control” Defined. For purposes of the Plan, a “Change in Control” shall have occurred if:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee, or other fiduciary holding securities under an employee benefit plan of the Company or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), or more than one person acting as a group is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) there is consummated a merger, amalgamation, or consolidation of the Company with any other entity, other than (A) a merger, amalgamation, or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity (or any parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation or (B) a merger, amalgamation, or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein above defined) or more than one person acting as a group acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) during any twelve-month period, any person or more than one person acting as a group acquires all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that such assets have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company and its Subsidiaries.

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(e) “Change in Control Price” Defined. For purposes of the Plan, “Change in Control Price” means the highest price per share paid in any transaction constituting a Change in Control.

10. General Provisions

(a) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable foreign, federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock, other securities or property under any Award until completion of such regulatory compliance requirements or other required action under any state, federal, or foreign law, rule, or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in compliance with applicable laws, rules, and regulations.

(b) Nontransferability. Except as otherwise provided in this Section 10(b), Awards shall not be transferable by a Participant other than at death pursuant to the Participant’s last will and testament duly admitted to probate or if the Participant dies intestate, by the applicable laws of descent and distribution or pursuant to a designation of a Beneficiary, and Awards shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. In addition, except as otherwise provided in this Section 10(b), no rights under the Plan may be pledged, mortgaged, hypothecated, or otherwise encumbered, or be subject to the claims of creditors. The foregoing notwithstanding, the Committee may, in its sole discretion, provide that an Award (or rights or interests therein) other than ISOs and Awards in tandem with ISOs shall be transferable during a participant’s lifetime, including permitting transfers, without consideration, to a Participant’s immediate family members (i.e., such Participant’s spouse, children, grandchildren, parents or siblings, as well as the Participant), to trusts for the benefit of one or more such immediate family members, and to partnerships in which such immediate family members are the only parties, to the trustees of one or more trusts for the benefit of one or more such immediate family members or other transfers deemed by the Committee to be not inconsistent with the purposes of the Plan.

(c) No Right to Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s employment at any time.

(d) Compliance with Company Policies. All grants of Awards and deliveries of Stock, cash, or other property under the Plan shall, in all events, be subject to compliance with Company policies, as applicable, including those relating to insider trading, pledging or hedging transactions, minimum holding periods and stock ownership guidelines.

(e) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of employer or employee income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items due in connection with any transaction involving an Award under applicable law (“Tax-Related Items”), and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Affiliates and Participants to satisfy obligations for the payment of such Tax-Related Items relating to any Award. This authority shall include, to the extent permitted under applicable law, authority to withhold or receive Stock or other property, to sell such Stock on the Participant’s behalf and to make cash payments in respect thereof in satisfaction of any obligation for Tax-Related Items

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders within one year after such Board action if such stockholder approval is required by any federal law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially adversely affect the rights of such Participant under any Award theretofore granted to him or her, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided,

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Additional Information (Continued)

however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially adversely affect the rights of such Participant under such Award, except to the extent any such action is made to cause the Award to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations or is otherwise made in accordance with Section 10(o); provided further that, except as provided in Section 5(e), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof.

(g) No Rights to Awards; No Rights to Additional Payments; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. All grants of Awards and deliveries of Stock, cash, or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing any contributions to or any benefits under any retirement, profit-sharing, severance, or other benefit plan of the Company or any Subsidiary or Affiliate, unless the Committee expressly provides otherwise in writing. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly earned, issued or transferred to the Participant in accordance with the terms of the Award.

(h) Unfunded Status of Awards and Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. If and to the extent authorized by the Committee, the Company may deposit into such a trust Stock or other assets for delivery to the Participant in satisfaction of the Company’s obligations under any Award. If so provided by the Committee, upon such a deposit of Stock or other assets for the benefit of a Participant, there shall be substituted for the rights of the Participant to receive delivery of Stock and other payments under this Plan a right to receive the assets of the trust (to the extent that the deposited Stock or other assets represented the full amount of the Company’s obligation under the Award at the date of deposit). The trustee of the trust may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(i) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(j) No Fractional Shares. Except as provided in an Award Agreement, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with (i) the laws of the state of Delaware, without giving effect to principles of conflicts of laws, and (ii) applicable federal law.

(l) Effective Date and Approval Date. The Plan shall become effective upon adoption by the Board of Directors (the “Effective Date”); provided, however, that the Plan shall be subject to the subsequent approval by the Company’s stockholders at a meeting of Company stockholders duly held in accordance with the Delaware General Corporation Law, or any adjournment thereof in accordance with applicable provisions of the Delaware General Corporation Law, such stockholder approval to be obtained not later than one year after the Effective Date (the date of such approval being referred to as the “Approval Date”). Any Awards granted under the Plan prior to such approval of stockholders shall be subject to such approval, and in the absence of such approval, such Awards shall be null and void. No further Awards shall be granted under a Preexisting Plan on or after the day following the Approval Date.

(m) Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date, (ii) the maximum number of shares available for issuance under the Plan have been

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issued, or (iii) the Board terminates the Plan in accordance with Section 10(f). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

(n) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

(o) Cancellation or “Clawback” of Awards. The Committee may, to the extent permitted by applicable law and stock exchange rules or by the Company Compensation Clawback Policy or other policy or arrangement or as specified in an Award Agreement, cancel, reduce or require reimbursement of any gains from any Awards granted to a Participant in the event of fraud, financial restatements, or other events as may be determined by the Committee.

(p) Titles and Headings; Certain Terms. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. The term “including,” when used in the Plan, means in each case “including without limitation.”

(q) Data Protection. The Participant is on notice that, in connection with his or her participation in the Plan, the Company will process certain personal information about the Participant and persons closely associated with the Participant, by means of an automated data file, including, but not limited to, name, home address and telephone number, email address, date of birth, social insurance, social security, passport or other identification number (e.g., resident registration number), employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Personal Information”). The Personal Information may be provided by the Participant or collected, where lawful, from third parties. Such Personal Information may be processed by the Company and its Subsidiaries or Affiliates, trustees of any employee benefit trust, third party service providers, third party administrators, registrars, or brokers. Processing of Personal Information will be for the purpose of implementing, operating, assessing, managing and administering the Plan. Personal Information may be transferred to jurisdictions that do not provide the same protection for the information as the Participant’s home country. Where applicable, Participants should review their Country Specific Notices constituting part of an Award Agreement for more information. Under privacy laws in some jurisdictions, individuals’ consent may be required for the processing of Personal Information. Where such laws apply, by participating in the Plan, the Participant consents to the processing of Personal Information described above.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2025 Proxy Statement	119

Contact Information

Questions for the Board, any of the directors or committees of the Board should be directed to:

Marsh & McLennan Companies
c/o Connor Kuratek,
Corporate Secretary
1166 Avenue of the Americas
New York, New York 10036-2774

Concerns may be raised on a confidential or anonymous basis by telephone or online.
To raise a concern online or for dialing instructions, please go to ethicscomplianceline.com

Helpful Resources

Annual Meeting Information	
The Proxy Statement	proxy.mmc.com
Online voting	proxyvote.com
Annual Meeting Webcast	marshmclennan.com
Board of Directors	marshmclennan.com/about/leadership.html
Committee Charters	marshmclennan.com/about/corporate-governance.html
Audit Committee	
Compensation Committee	
Directors & Governance Committee	
Business Responsibility Committee	
Finance Committee	
Corporate Governance Documents	marshmclennan.com/about/corporate-governance.html
Certificate of Incorporation	
Bylaws	
Guidelines for Corporate Governance	
Marsh McLennan Information	
Company website	marshmclennan.com
Executive Committee	marshmclennan.com/about-us/leadership.html
Our Code of Conduct, *The Greater Good*	integrity.mmc.com
Marsh McLennan Insights	marshmclennan.com/insights.html
Business Responsibility	
Marsh McLennan 2024 Business Responsibility Report	marshmclennan.com/about/business-responsibility.html
Financial Information	
The 2024 Annual Report	proxy.mmc.com
Events & Presentations	irnews.marshmclennan.com
Quarterly Earnings	irnews.marshmclennan.com
Investor Relations	irnews.marshmclennan.com

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute part of this proxy statement.

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Marsh McLennan
1166 Avenue of the Americas
New York, NY 10036
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MARSH & MCLENNAN COMPANIES, INC. 1166 AVENUE OF THE AMERICAS NEW YORK, NY 10036 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, which is May 12, 2025 for shares held in a Plan (as defined on the reverse of this proxy card), and May 14, 2025 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/MMC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on the cut-off date, which is May 12, 2025 for shares held in a Plan (as defined on the reverse of this proxy card), and May 14, 2025 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For shares held in a Plan (as defined on the reverse of this proxy card), your proxy card must be received by May 12, 2025. For all other registered shares, your proxy card must be received by May 14, 2025. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by MMC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63023-P26995 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARSH & McLENNAN COMPANIES, INC. The Board of Directors recommends you vote FOR the following directors: Item 1 Election of Directors For Against Abstain 1a. Anthony K. Anderson ! ! ! 1b. John Q. Doyle ! ! ! 1c. H. Edward Hanway ! ! ! 1d. Judith Hartmann ! ! ! 1e. Deborah C. Hopkins ! ! ! 1f. Tamara Ingram ! ! ! 1g. Jane H. Lute ! ! ! 1h. Steven A. Mills ! ! ! 1i. Morton O. Schapiro ! ! ! 1j. Jan Siegmund ! ! ! 1k. Lloyd M. Yates ! ! ! The Board of Directors recommends you vote FOR the following For Against Abstain proposal: Item 2 Advisory (Nonbinding) Vote to Approve Named Executive ! ! ! Officer Compensation The Board of Directors recommends you vote FOR the following For Against Abstain proposal: Item 3 Ratification of Selection of Independent Registered ! ! ! Public Accounting Firm The Board of Directors recommends you vote FOR the following For Against Abstain proposal: Item 4 Approval of the Marsh & McLennan Companies, Inc. ! ! ! Amended and Restated 2020 Incentive and Stock Award Plan Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V63024-P26995 V63024-P26995 MARSH & McLENNAN COMPANIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2025 ANNUAL MEETING FOR ALL STOCKHOLDERS: The undersigned hereby appoints Connor Kuratek and Asha Amin proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Virtual Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held online at 10:00 a.m. (New York City time) on Thursday, May 15, 2025 and at any adjournment or postponement thereof. FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(k) SAVINGS & INVESTMENT PLAN AND/OR THE MARSH & McLENNAN AGENCY 401(k) SAVINGS & INVESTMENT PLAN: This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(k) Savings & Investment Plan and the Marsh & McLennan Agency 401(k) Savings & Investment Plan (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. (the “Company”) held under the Plans on their behalf, subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of the Company’s stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of the Company on May 15, 2025 and at any adjournment or postponement thereof. Provided this card is received by May 12, 2025, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR Items 1, 2, 3 and 4. Under each Plan, the trustees of the Plan shall vote all undirected and all unallocated shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of the Company’s stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph. PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTIONS ARE MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.